Exhibit 10.28.6
AMENDMENT No. 6 TO CREDIT AGREEMENT
This AMENDMENT No. 6 TO THE CREDIT AGREEMENT (this "Amendment"), dated as of March 7, 2023, is entered into by and among AGILETHOUGHT, INC., a Delaware corporation ("Ultimate Holdings") and AGILETHOUGHT MEXICO, S.A. DE C.V., a sociedad anónima de capital variable incorporated and existing under the laws of Mexico ("AgileThought Mexico" and together with Ultimate Holdings, each a "Borrower" and collectively, the "Borrowers"), AN GLOBAL LLC, a Delaware limited liability company ("Intermediate Holdings", and together with Ultimate Holdings, the "Holding Companies"), the other Loan Parties party hereto, the lenders party hereto (together with their respective successors and assigns, the "Lenders"), GLAS USA LLC, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent"), and GLAS AMERICAS LLC, as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Collateral Agent," and together with the Administrative Agent, the "Agents" and each, an "Agent").
RECITALS
WHEREAS, the Borrowers, the Guarantors party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent are parties to that certain Credit Agreement, dated as of November 22, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");
WHEREAS, the Loan Parties have requested that the Agents and the Lenders amend certain terms and conditions of the Credit Agreement; and
WHEREAS, the Agents and the Lenders are willing to amend such terms and conditions of the Credit Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the matters set forth in the above Recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
RATIFICATION; DEFINITIONS AND RULES OF CONSTRUCTION
Section 1.1 Amendments to Credit Agreement. This Amendment is entered into in accordance with Section 15.1 of the Credit Agreement and constitutes an integral part of the Credit Agreement. Except as amended by this Amendment, the provisions of the Credit Agreement are in all respects ratified and confirmed and shall remain in full force and effect.

Section 1.2 Definitions.     Unless otherwise defined herein, terms defined in the Credit Agreement (as amended by this Amendment) are used herein as therein defined, and the rules of interpretation set forth in Section 1.2 of the Credit Agreement shall apply mutatis mutandis to this Amendment.

ARTICLE II
AMENDMENTS TO CREDIT AGREEMENT; RECTIFICATION OF AMENDMENT NO. 3 TO CREDIT AGREEMENT
Section 2.1 Amendments to Credit Agreement. Effective as of the Amendment No. 6 Effective Date (as defined below), the Credit Agreement is hereby amended in accordance with Exhibit A hereto by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by inserting the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), in each case in the place where such text appears therein.
ARTICLE III
CONDITIONS TO EFFECTIVENESS
Section 3.1 Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective on the date hereof, subject to the Administrative Agent and the Lenders having received on such date a copy of this Amendment signed by the Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders.
ARTICLE IV
RATIFICATION AND REAFFIRMATION
Section 4.1 Ratification and Reaffirmation. Each Loan Party hereby ratifies and confirms the Credit Agreement and each other Loan Document to which it is a party, each of which shall remain in full force and effect according to their respective terms, as amended hereby. In connection with the execution and delivery of this Amendment and the other Loan Documents delivered herewith, each Loan Party, as borrower, debtor, grantor, mortgagor, pledgor, guarantor, assignor, obligor or in other similar capacities in which such Loan Party grants liens or security interests in its properties or otherwise acts as an accommodation party, guarantor, obligor or indemnitor or in such other similar capacities, as the case may be, in any case under any Loan Documents, hereby (a) ratifies, reaffirms, confirms and continues all of its payment and performance and other obligations, including obligations to indemnify, guarantee, act as surety, or as principal obligor, in each case contingent or otherwise, under each of such Loan Documents to which it is a party, (b) ratifies, reaffirms, confirms and continues its grant of liens on, or security interests in, and assignments of its properties pursuant to such Loan Documents to which it is a party as security for the Obligations, and (c) confirms and agrees that such liens and security interests secure all of the Obligations. Each Loan Party hereby consents to the terms and conditions of the Credit Agreement, as amended hereby. Each Loan Party acknowledges (i) that each of the Loan Documents to which it is a party remains in full force and effect, (ii) that each of the Loan Documents to which it is a party is hereby ratified, continued and confirmed, (iii) that any and all obligations of such Loan Party under any one or more such documents to which it is a party is hereby ratified, continued and reaffirmed, and (iv) that, to such Loan Party's knowledge, there exists no offset, counterclaim, deduction or defense to any obligations described in this Section 4. This Amendment shall not constitute a course of dealing with the Administrative Agent, the Collateral Agent or the Lenders at variance with the Credit Agreement or the other Loan Documents such as to require further notice by the Administrative Agent, the
2

Collateral Agent or the Lenders to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
Section 5.1 Representations and Warranties. To induce the Administrative Agent and the Lenders to execute this Amendment, each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:
a.the execution, delivery and performance of this Amendment by the Loan Parties has been duly authorized, and this Amendment constitutes the legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as the enforceability may be limited by bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity;
b.the execution, delivery and performance of this Amendment by each Loan Party does not require any consent or approval of any governmental agency or authority (other than (i) any consent or approval which has been obtained and is in full force and effect, or (ii) where the failure to obtain such consent would not reasonably be expected to result in a Material Adverse Effect);
c.after giving effect to this Amendment and the transactions contemplated hereby, each of the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (unless any such representation or warranty is by its terms qualified by concepts of materiality, in which case that representation or warranty is true and correct in all respects) with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case that representation or warranty is true and correct in all material respects or in all respects, as applicable, as of that earlier date);
d.after giving effect to the transactions contemplated by this Amendment, each Loan Party is, and the Loan Parties on a consolidated basis are, Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Amendment or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party; and
e.after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing or would result from the execution and effectiveness of this Amendment.
ARTICLE VI
MISCELLANEOUS
3

Section 6.1 Signatures; Effect of Amendment. By executing this Amendment, each of the Loan Parties is deemed to have executed the Credit Agreement, as amended hereby, as a Borrower and a Loan Party (or, in the case of the Intermediate Holdings and the Guarantors, solely as a Loan Party). All such Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders acknowledge and agree that (a) nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Credit Agreement or any of the other Loan Documents other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement (as amended hereby) and each of the other Loan Documents remain and continue in full force and effect and are hereby ratified and confirmed, and (b) other than as expressly set forth herein, the obligations under the Credit Agreement and the guarantees, pledges and grants of security interests created under or pursuant to the Credit Agreement and the other Loan Documents continue in full force and effect in accordance with their respective terms and the Collateral secures and shall continue to secure the Loan Parties' obligations under the Credit Agreement (as amended hereby) and any other obligations and liabilities provided for under the Loan Documents. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any rights, power or remedy of the Administrative Agent, the Collateral Agent or the Lenders under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document, nor constitute a novation of any of the Obligations under the Credit Agreement or obligations under the Loan Documents. This Amendment does not extinguish the indebtedness or liabilities outstanding in connection with the Credit Agreement or any of the other Loan Documents. No delay on the part of the Administrative Agent, the Collateral Agent or any Lender in exercising any of their respective rights, remedies, powers and privileges under the Credit Agreement or any of the Loan Documents or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Amendment may be changed, waived, modified or varied in any manner, whatsoever, except in accordance with Section 15.1 of the Credit Agreement.
Section 6.2 Counterparts. This Amendment may be executed electronically and in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of the executed counterpart of this Amendment by telecopy or electronic mail shall be as effective as delivery of a manually executed counterpart to this Amendment.
Section 6.3 Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.
Section 6.4 Captions. Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.
Section 6.5 Entire Agreement. This Amendment embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.
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Section 6.6 References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require. Reference in any of this Amendment, the Credit Agreement, or any other Loan Document to the Credit Agreement shall be a reference to the Credit Agreement as amended hereby and as may be further amended, modified, restated, supplemented or extended from time to time.
Section 6.7 Governing Law. THIS AMENDMENT IS A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.
Section 6.8 Payment of Costs and Expenses. Each Loan Party, jointly and severally, agree pursuant to the terms of Section 15.5 of the Credit Agreement, to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lenders incurred in connection with the transactions contemplated hereby (including Attorney Costs and Taxes) in connection with the preparation, execution and delivery of this Amendment and the other Loan Documents.
Section 6.9 Administrative Agent and Collateral Agent Instruction. Each Lender party hereto (constituting all the Lenders under the Credit Agreement), through its execution of this Amendment, hereby instructs each of the Administrative Agent and the Collateral Agent to execute and deliver this Amendment.
[Signatures Immediately Follow]
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The parties are signing this Amendment No. 6 to Credit Agreement as of the date stated in the introductory clause.

BORROWERS:

AGILETHOUGHT, INC. (f/k/a AN GLOBAL INC.),
a Delaware corporation

By:	/s/ Manuel Senderos
Name:	Manuel Senderos
Title:	President

AGILETHOUGHT MEXICO, S.A. DE C.V.,
a sociedad anónima de capital variable incorporated under the laws of Mexico

By:	/s/ Manuel Senderos
Name:	Manuel Senderos
Title:	Attorney-in-fact

By:	/s/ Mauricio Garduno
Name:	Mauricio Garduno
Title:	Attorney-in-fact

GUARANTORS:

4TH SOURCE, LLC
a Delaware limited liability company

By:	/s/ Diana Abril
Name:	Diana Abril
Title:	Manager

IT GLOBAL HOLDING LLC
a Delaware limited liability company

By:	/s/ Manuel Senderos
Name:	Manuel Senderos
Title:	President

AN GLOBAL LLC
a Delaware limited liability company

By:	/s/ Manuel Senderos
Name:	Manuel Senderos
Title:	President

QMX INVESTMENT HOLDINGS USA, INC.
a Delaware Corporation

By:	/s/ Manuel Senderos
Name:	Manuel Senderos
Title:	President

Signature page to Sixth Amendment

AGILETHOUGHT DIGITAL SOLUTIONS S.A.P.I. de C.V.
a sociedad anónima promotora de inversiones de capital variable incorporated under the laws of Mexico

By:	/s/ Manuel Senderos
Name:	Manuel Senderos
Title:	Attorney-in-fact

By:	/s/ Mauricio Garduño
Name:	Mauricio Garduño
Title:	Attorney-in-fact

4TH SOURCE HOLDING CORP.,
a Delaware Corporation

By:	/s/ Manuel Senderos
Name:	Manuel Senderos
Title:	President

4TH SOURCE MEXICO, LLC,
a Delaware limited liability company By: 4TH Source, LLC, as Member

By:	/s/ Manuel Senderos
Name:	Manuel Senderos
Title:	President

ENTREPIDS TECHNOLOGY, INC,
a Delaware Corporation

By:	/s/ Diana Abril
Name:	Diana Abril
Title:	Secretary

Signature page to Sixth Amendment

AGS ALPAMA GLOBAL SERVICES USA, LLC,
a Delaware limited liability company By: QMX Investment Holdings USA, Inc.

By:	/s/ Manuel Senderos
Name:	Manuel Senderos
Title:	President

AN USA,
a California Corporation

By:	/s/ Manuel Senderos
Name:	Manuel Senderos
Title:	President

AGILETHOUGHT, LLC,
a Florida limited liability company

By:	/s/ Manuel Senderos
Name:	Manuel Senderos
Title:	Manager

Signature page to Sixth Amendment

ADMINISTRATIVE AGENT:
GLAS USA LLC,
as Administrative Agent

By:	/s/ Katie Fischer
Name:	Katie Fischer
Title:	Vice President

COLLATERAL AGENT:
GLAS AMERICAS LLC,
as Collateral Agent

By:	/s/ Katie Fischer
Name:	Katie Fischer
Title:	Vice President

Signature page to Sixth Amendment

LENDERS:
BANCO NACIONAL DE MÉXICO, S.A., INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, DIVISIÓN FIDUCIARIA, COMO FIDUCIARIO DEL FIDEICOMISO IRREVOCABLE F/17937-8
a trust organized under the laws of Mexico

By:	/s/ Andres Borrego
Name:	Andres Borrego
Title:	Attorney-in-fact

By:	/s/ Manuel Ramos
Name:	Manuel Ramos
Title:	Attorney-in-fact

BANCO NACIONAL DE MÉXICO, S.A., INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, DIVISIÓN FIDUCIARIA, COMO FIDUCIARIO DEL FIDEICOMISO IRREVOCABLE F/17938-6
a trust organized under the laws of Mexico

By:	/s/ Andres Borrego
Name:	Andres Borrego
Title:	Attorney-in-fact

By:	/s/ Manuel Ramos
Name:	Manuel Ramos
Title:	Attorney-in-fact

Signature page to Sixth Amendment

LENDERS:
BANCO NACIONAL DE MÉXICO, S.A., MEMBER OF GRUPO FINANCIERO BANAMEX, DIVISIÓN FIDUCIARIA, IN ITS CAPACITY AS TRUSTEE OF THE TRUST "NEXXUS CAPITAL VI" AND IDENTIFIED WITH NUMBER NO. F/173183
a trust organized under the laws of Mexico

By:	/s/ Arturo Jose Saval Perez
Name:	Arturo Jose Saval Perez
Title:	Attorney-in-fact

By:	/s/ Roberto Langenauer Neuman
Name:	Roberto Langenauer Neuman
Title:	Attorney-in-fact

NEXXUS CAPITAL PRIVATE EQUITY FUND VI, L.P.

By:	/s/ Arturo Jose Saval Perez
Name:	Arturo Jose Saval Perez
Title:	Attorney-in-fact

By:	/s/ Roberto Langenauer Neuman
Name:	Roberto Langenauer Neuman
Title:	Attorney-in-fact

Signature page to Sixth Amendment

LENDERS:
MANUEL SENDEROS FERNANDEZ

By:	/s/ Manuel Senderos

KEVIN JOHNSTON

By:	/s/ Kevin Johnston

Signature page to Sixth Amendment

EXHIBIT A

[attached]

CREDIT AGREEMENT
dated as of November 22, 2021
by and among
AGILETHOUGHT, INC.
and
AGILETHOUGHT MEXICO, S.A. DE C.V.
as Borrowers,
AN GLOBAL LLC,
as Intermediate Holdings
CERTAIN OTHER LOAN PARTIES PARTY HERETO,

THE VARIOUS FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders,
GLAS USA LLC,
as Administrative Agent,
and
GLAS AMERICAS LLC,
as Collateral Agent

TABLE OF CONTENTS
Page
ARTICLE I

DEFINITIONS
Section 1.1    Definitions    2
Section 1.2    Other Interpretive Provisions    ~~51~~52
Section 1.3    Accounting and Other Terms    ~~52~~53
Section 1.4    Classification of Loans    53
ARTICLE II

COMMITMENTS OF THE LENDERS; BORROWING PROCEDURES
Section 2.1    Loans    ~~53~~54
Section 2.2    Borrowing Procedures    ~~54~~55
Section 2.3    Commitments Several    ~~55~~56
Section 2.4    Certain Conditions    ~~55~~56
Section 2.5    Defaulting Lenders    ~~55~~56
ARTICLE III

EVIDENCING OF LOANS
Section 3.1    Notes    ~~56~~57
Section 3.2    Recordkeeping    57
ARTICLE IV

INTEREST
Section 4.1    Interest Rates    57
Section 4.2    Interest Payment Dates; Payment-in-Kind    58
Section 4.3    Computation of Interest    ~~61~~62
Section 4.4    Intent to Limit Charges to Maximum Lawful Rate    ~~61~~62

ARTICLE V

FEES
Section 5.1    Fee Letters    62
Section 5.2    Facility Fee.    62
ARTICLE VI

REDUCTION OR TERMINATION OF THE COMMITMENT; PREPAYMENTS.
Section 6.1    Reduction or Termination of the Commitment    64
Section 6.2    Prepayments    64
Section 6.3    Manner and Application of Prepayments    66
Section 6.4    Repayments    ~~66~~67
Section 6.5    Increase of Tranche B-1 and Tranche B-2 Loans Payment Amount    ~~66~~67
Section 6.6    [Reserved]    ~~67~~68
ARTICLE VII

MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES
Section 7.1    Making of Payments    ~~67~~68
Section 7.2    Application of Certain Payments    ~~68~~69
Section 7.3    Due Date Extension    69
Section 7.4    Setoff    ~~69~~70
Section 7.5    Proration of Payments    ~~69~~70
Section 7.6    Taxes    ~~69~~70
ARTICLE VIII

INCREASED COSTS
Section 8.1    Increased Costs    ~~73~~74
Section 8.2    [Reserved]    ~~74~~75
Section 8.3    Changes in Law Rendering Loans Unlawful    ~~74~~75
Section 8.4    Right of Lenders to Fund through Other Offices    ~~74~~75
Section 8.5    Mitigation of Circumstances; Replacement of Lenders    ~~74~~75
Section 8.6    Conclusiveness of Statements; Survival of Provisions    ~~75~~76
Section 8.7    Funding Losses    ~~75~~76

ARTICLE IX

REPRESENTATIONS AND WARRANTIES
Section 9.1    Organization; Good Standing, Etc.    76
Section 9.2    Authorization; Etc.    ~~76~~77
Section 9.3    Government Approvals    ~~76~~77
Section 9.4    Enforceability of Loan Documents    ~~76~~77
Section 9.5    Capitalization    77
Section 9.6    Litigation    ~~77~~78
Section 9.7    Financial Statements    ~~77~~78
Section 9.8    Compliance with Law, Etc.    78
Section 9.9    ERISA    78
Section 9.10    Taxes, Etc.    ~~78~~79
Section 9.11    Regulations T, U and X    ~~78~~79
Section 9.12    Nature of Business    79
Section 9.13    Adverse Agreements, Etc.    79
Section 9.14    Permits, etc    ~~79~~80
Section 9.15    Properties    ~~79~~80
Section 9.16    Employee and Labor Matters    ~~79~~80
Section 9.17    Environmental Matters    80
Section 9.18    Insurance    ~~80~~81
Section 9.19    [reserved]    ~~80~~81
Section 9.20    Solvency    ~~80~~81
Section 9.21    Intellectual Property    ~~80~~81
Section 9.22    Material Contracts    ~~81~~82
Section 9.23    Investment Company Act    ~~81~~82
Section 9.24    Customers and Suppliers    ~~81~~82
Section 9.25    [Reserved].    ~~81~~82
Section 9.26    Sanctions; Anti-Corruption and Anti-Money Laundering Laws    ~~81~~82
Section 9.27    Anti-Bribery and Corruption    ~~82~~83
Section 9.28    Full Disclosure    ~~82~~83
ARTICLE X

AFFIRMATIVE AND NEGATIVE COVENANTS
Section 10.1    Affirmative Covenants    ~~83~~84
Section 10.2    Negative Covenants    ~~94~~95
Section 10.3    Financial Covenants    ~~100~~102

ARTICLE XI

[RESERVED]
ARTICLE XII

EFFECTIVENESS; CONDITIONS OF LENDING, ETC.
Section 12.1    Credit Extension    ~~101~~104
Section 12.2    Conditions Precedent to all Loans    ~~103~~106
ARTICLE XIII

EVENTS OF DEFAULT AND THEIR EFFECT
Section 13.1    Events of Default    ~~104~~107
Section 13.2    Cure Right    ~~108~~110
ARTICLE XIV

AGENCY
Section 14.1    Appointment and Authorization    ~~108~~111
Section 14.2    [Reserved]    ~~109~~111
Section 14.3    Delegation of Duties    ~~109~~112
Section 14.4    Exculpation of Agents    ~~109~~112
Section 14.5    Reliance by Agents    ~~112~~115
Section 14.6    Notice of Default    ~~112~~115
Section 14.7    Credit Decision    ~~113~~116
Section 14.8    Indemnification    ~~113~~116
Section 14.9    Agents in their Individual Capacity    ~~114~~116
Section 14.10    Successor Agents    ~~114~~117
Section 14.11    Collateral Matters    ~~114~~117
Section 14.12    Restriction on Actions by Lenders    ~~115~~118
Section 14.13    Administrative Agent May File Proofs of Claim    ~~115~~118
Section 14.14    Other Agents; Arrangers and Managers    ~~116~~119
Section 14.15    [Reserved]    ~~116~~119
Section 14.16    Mexican Powers of Attorney    ~~116~~119

ARTICLE XV

GENERAL
Section 15.1    Waiver; Amendments    ~~117~~119
Section 15.2    Confirmations    ~~118~~121
Section 15.3    Notices    ~~118~~121
Section 15.4    Computations    ~~119~~122
Section 15.5    Costs, Expenses and Taxes    ~~119~~122
Section 15.6    Assignments; Participations    ~~120~~123
Section 15.7    Register    ~~121~~124
Section 15.8    GOVERNING LAW    ~~122~~125
Section 15.9    Confidentiality    ~~122~~125
Section 15.10    Severability    ~~123~~126
Section 15.11    Nature of Remedies    ~~123~~126
Section 15.12    Entire Agreement    ~~123~~126
Section 15.13    Counterparts    ~~123~~126
Section 15.14    Successors and Assigns    ~~124~~126
Section 15.15    Captions    ~~124~~127
Section 15.16    Customer Identification – USA PATRIOT Act Notice    ~~124~~127
Section 15.17    INDEMNIFICATION BY LOAN PARTIES    ~~124~~127
Section 15.18    Nonliability of Lenders    ~~125~~127
Section 15.19    FORUM SELECTION AND CONSENT TO JURISDICTION    ~~125~~128
Section 15.20    WAIVER OF JURY TRIAL    ~~126~~129
Section 15.21    Acknowledgement and Consent to Bail-In of EEA Financial Institutions    ~~126~~129
ARTICLE XVI

JOINT AND SEVERAL LIABILITY
Section 16.1    Joint and Several Liability    ~~127~~130
ARTICLE XVII
APPOINTMENT OF BORROWER REPRESENTATIVE
ARTICLE XVIII
CONVERSION RIGHTS
Section 18.1    Conversion on the Maturity Date    ~~131~~134

Section 18.2    Early Conversion    ~~132~~134
Section 18.3    Limitation on Conversion    ~~132~~135
Section 18.4    Conversions Generally    ~~132~~135
Section 18.5    Mergers    ~~132~~135
Section 18.6    Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.    ~~133~~135
Section 18.7    Delivery of Conversion Payment Shares    ~~134~~137
Section 18.8    Reservation of Shares    ~~134~~137
Section 18.9    Calculations    ~~135~~137
Section 18.10    Conversion Information    ~~135~~138
Section 18.11    Taxes    ~~135~~138
Section 18.12    Peso Loans    ~~136~~138
Section 18.13    Additional Definitions    ~~136~~139
ARTICLE XIX
GUARANTY
Section 19.1    Guaranty    ~~138~~141
Section 19.2    Guaranty Absolute    ~~138~~141
Section 19.3    Waiver    ~~139~~142
Section 19.4    Continuing Guaranty; Assignments    ~~140~~142
Section 19.5    Subrogation    ~~140~~143
Section 19.6    Contribution    ~~141~~143

ANNEXES

Annex A	Commitments and Applicable Percentages
Annex B	Notices
SCHEDULES

Schedule 9.5	Capitalization; Subsidiaries
Schedule 9.6	Litigation
Schedule 9.9	ERISA
Schedule 9.12	Nature of Business
Schedule 9.16	Employee and Labor Matters
Schedule 9.17	Environmental Matters
Schedule 9.18	Insurance
Schedule 9.21	Intellectual Property
Schedule 9.22	Material Contracts
Schedule 11.1(e)	Permitted Existing Earn-out Obligations

EXHIBITS

Exhibit A	Form of Compliance Certificate
Exhibit B	Form of Joinder Agreement
Exhibit C	Form of Master Intercompany Note
Exhibit D	Form of Tranche A-1 Note
Exhibit E	Form of Tranche A-2 Note
Exhibit F	Form of Tranche B-1 Note
Exhibit G	Form of Tranche B-2 Note
Exhibit H	Form of Tranche C Note
Exhibit I	Form of Tranche D Note
Exhibit J	Form of Assignment Agreement
Exhibit K	Form of Tranche E Note

INDEX OF DEFINED TERMS
Page
Account    2
Account Debtor    2
Accounts    2
Administrative Agent    2
Affiliate    2
Agents    2
Agents Fee Letters    3
AgileThought Mexico    1
Agreement    1
Allocable Amount    ~~128~~131
Amendment No. 1    3
Amendment No. 1 Effective Date    3
Approved Fund    4
Assignee    ~~120~~123
Assignment Agreement    ~~120~~123
Attorney Costs    4
Bail-In Action    4
Bail-In Legislation    4
Bankruptcy Code    ~~4~~5
Borrower    1
Borrower Representative    ~~4~~5
Borrowers    1
Business Day    ~~4~~5
Business Interruption Proceeds    5
Capitalized Lease Obligations    5
Cash Collateralize    5
Change in Law    ~~5~~6
Closing Date    ~~6~~7
Code    ~~6~~7
Collateral    ~~6~~7
Collateral Agent    7
Collateral Documents    7
Commitment    7
Commodity Exchange Act    7
Competitor    7
Compliance Certificate    7
Computation Period    7
Connection Income Taxes    7

Consolidated Group    ~~7~~8
Contingent Liability    ~~8~~9
Control Agreement    ~~9~~10
Debt    10
Default    ~~10~~11
Defaulting Lender    ~~10~~11
Deposit Account    11
Deposit Accounts    11
Dollar    ~~11~~12
Dollar Amount    ~~11~~12
Dollar Commitment    12
Dollar Equivalent    12
Dollar Lender    ~~12~~13
Dollar Loan    ~~12~~13
Earn-out Obligations    ~~12~~13
EBITDA    ~~12~~13
EEA Financial Institution    14
EEA Member Country    ~~14~~15
EEA Resolution Authority    ~~14~~15
Eligible Assignee    ~~14~~15
Equity Interests    ~~15~~16
ERISA    ~~15~~16
ERISA Affiliate    16
EU Bail-In Legislation Schedule    17
Excluded Foreign Subsidiary    17
Excluded Swap Obligation    17
Excluded Taxes    ~~17~~18
Extraordinary Receipts    18
FATCA    19
First Lien Agent    1
Fiscal Quarter    ~~19~~20
Fiscal Year    ~~19~~20
Foreign Subsidiary    20
FRB    20
Funds Flow Memorandum    ~~54~~55
GAAP    20
Governmental Authority    ~~20~~21
Guarantor    ~~20~~21
Guaranty    ~~20~~21
Guaranty and Collateral Agreement    21

Hazardous Substances    ~~21~~22
Hedging Obligations    ~~21~~22
Indemnified Liabilities    ~~124~~127
Indemnified Taxes    ~~22~~23
Indemnitee    ~~124~~127
Insolvency Proceeding    ~~22~~23
Intellectual Property Security Agreement    23
Interest Expense    23
Inventory    23
IRR    ~~23~~24
IRS    ~~23~~24
Joint Liability Payment    ~~128~~131
Lender    24
Lender Party    ~~124~~127
Lenders    1
Lien    24
Liquidity    ~~24~~25
Loan    ~~24~~25
Loan Documents    ~~24~~25
Loan Party    ~~24~~25
Market Disruption Event    ~~136~~139
Master Intercompany Note    ~~24~~25
Material Adverse Effect    ~~24~~25
Maturity Conversion Date    ~~131~~134
Maturity Conversion Notice    ~~131~~134
Maturity Date    ~~25~~26
Merger Event    ~~132~~135
Mexican Administration Trust    ~~25~~26
Mexican Administration Trust Amendment and Reaffirmation Agreement    ~~25~~26
Mexican Collateral Agreements    26
Mexican Collateral Amendment and Reaffirmation Agreements    26
Mexican Loan Documents    26
Mexican Security Trust    ~~26~~27
Mexican Security Trust Amendment and Reaffirmation Agreement    ~~26~~27
Mexican Subsidiaries    ~~26~~27
Mexico    27
Mortgage    27
Mortgage-Related Documents    27
MXN    ~~39~~40
Net Cash Proceeds    ~~27~~28

New Senior Credit Facility    28, 29
Non-Consenting Lender    ~~118~~120
Note    ~~28~~29
Notes    ~~28~~29
Notice of Borrowing    ~~54~~55
Obligations    ~~28~~29
OFAC    ~~28~~29
Optional Conversion Notice    ~~132~~134
Other Connection Taxes    ~~28~~29
Paid in Full    29
Participant    ~~121~~124
Participant Register    ~~122~~125
Payment Conditions    ~~28~~29
Payment in Full    29
Perfection Certificate    ~~29~~30
Permits    ~~29~~30
Permitted Earn-out Obligations    32
Permitted Earn-out Payments    32
Permitted Existing Earn-Out Obligations    ~~32~~33
Permitted Factoring Dispositions    ~~32~~33
Permitted Holders    ~~32~~33
Person    ~~39~~40
Peso Commitments    ~~39~~40
Peso Equivalent    ~~39~~40
Peso Lender    ~~39~~40
Peso Loan    ~~39~~40
Peso/Dollar Reference Exchange Rate    ~~39~~40
Pesos    ~~39~~40
Pro Rata Share    ~~40~~41
proceeding    ~~40~~41
Proceeding    ~~40~~41
Process Agent    ~~125~~128
Reference Property    ~~133~~136
Reference Subordination Agreement    1
Register    ~~121~~124
Registration Rights Agreement    ~~42~~43
Replacement Lender    ~~75~~76
Required Lenders    ~~43~~44
Sanction(s)    ~~44~~45
SEC    ~~44~~45

Senior Officer    45
Subordinated Debt    ~~45~~46
Subordination Agreement    ~~45~~46
Subsidiary    ~~45~~46
Successor Company    ~~132~~135
Swap Obligation    ~~45~~46
Taxes    ~~45~~46
Termination Date    ~~45~~46
Total Debt    ~~45~~46
Total Leverage Ratio    ~~46~~47
Tranche A Applicable Rate    ~~46~~47
Tranche A Commitment    47, 48
Tranche A Lender    ~~47~~48
Tranche A Loan    ~~47,~~ 48
Tranche A Note    ~~47,~~ 48
Tranche A-1 Facility Fee    ~~62~~63
Tranche A-1 Facility Fee Payment Date    ~~62~~63
Tranche A-1 Total Repayment Return    ~~47~~48
Tranche A-2 Facility Fee    ~~62~~63
Tranche A-2 Facility Fee Payment Date    ~~62~~63
Tranche A-2 Total Repayment Return    ~~48~~49
Tranche B Commitment    ~~48,~~ 49, 50
Tranche B Lender    ~~48,~~ 49, 50
Tranche B Loan    ~~48,~~ 49, 50
Tranche B Note    ~~48,~~ 49, 50
Tranche E Commitment    ~~50~~51
Tranche E Lender    ~~50~~51
Tranche E Loan    ~~50~~51
Tranche E Maturity Date    ~~50~~51
Tranche E Note    ~~50~~51
Type    ~~50~~51
U.S.    51
U.S. Withholding Tax Additional Amounts    ~~70~~71
U.S.$    ~~11~~12
UCC    51
Ultimate Holdings    1, 51
United States    51
Wholly-Owned Subsidiary    51
Write-Down and Conversion Powers    51

CREDIT AGREEMENT
THIS CREDIT AGREEMENT (as amended, modified, or supplemented from time to time, this “Agreement”), dated as of November 22, 2021, is entered into by and among AGILETHOUGHT, INC., a Delaware corporation (“Ultimate Holdings”) and AGILETHOUGHT MEXICO, S.A. DE C.V., a sociedad anónima de capital variable incorporated and existing under the laws of Mexico (“AgileThought Mexico ” and together with Ultimate Holdings, each a “Borrower” and collectively, the “Borrowers”), AN GLOBAL LLC, a Delaware limited liability company (“Intermediate Holdings,” and together with Ultimate Holdings, the “Holding Companies”) the other Loan Parties party hereto, the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the “Lenders”), GLAS USA LLC, a limited liability company organized and existing under the laws of the State of New Jersey, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), and GLAS AMERICAS LLC, as the Collateral Agent for the Lenders, and together with the Administrative Agent, the “Agents” and each, an “Agent.”
RECITALS
WHEREAS, the Borrowers have requested that the Lenders (as defined below) make Loans (as defined below) to provide the funds required to prepay existing Debt of the Loan Parties and for other general corporate purposes, as further provided herein, in the form of US Dollar denominated term loans and Peso denominated term loans to the Borrowers;
WHEREAS, the Lenders are willing to do so, but solely on the terms and conditions set forth in this Agreement;
WHEREAS, to secure the Loans and other Obligations, the Borrowers and the other Loan Parties are granting to the Collateral Agent, for the benefit of the Agents (as defined below) and Lenders, or directly to the Lenders in the case of the Mexican Collateral Agreements (as defined below), a security interest in and lien upon substantially all of the real and personal property of the Loan Parties; and
WHEREAS, this Agreement (and the indebtedness and obligations evidenced hereby) are subordinate in the manner, and to the extent, set forth in that certain subordination and intercreditor agreement dated as of May 27, 2022 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Reference Subordination Agreement”) by and among Blue Torch Finance LLC, as first lien agent for the first lien creditors (the “First Lien Agent”) and the Agents, as second lien agents for the second lien creditors, and acknowledged by the Credit Parties signatory thereto; and each Lender under this

Agreement, by its acceptance hereof, shall be bound by the terms and provisions of the Reference Subordination Agreement.
NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1    Definitions. When used herein the following terms shall have the following meanings:
“Account” or “Accounts” is defined in the UCC.
“Account Debtor” is defined in the Guaranty and Collateral Agreement.
“Acquisition” means the acquisition (whether by means of a merger, amalgamation, consolidation or otherwise) of Equity Interests of any Person or all or substantially all of the assets of (or any division or business line of) any Person.
“Additional Second Lien Indebtedness” means Indebtedness of any Loan Party (other than the Mexican Loan Party) that is secured on a pari passu basis to the Obligations; the terms of which (including, without limitation, payment terms, interest rates, covenants, remedies, defaults and other material terms) are satisfactory to the Agents (as defined in the New Senior Credit Agreement) and the Required Lenders (as defined in the New Senior Credit Agreement).
“Administrative Agent” means GLAS USA LLC in its capacity as administrative agent for the Lenders hereunder, and any successor thereto in such capacity.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Equity Interests having ordinary voting power for the election of members of the Board of Directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an “Affiliate” of any Loan Party.

“AGS Indebtedness” means Indebtedness in the aggregate principal amount of $673,000 pursuant to that certain Subordinated Promissory Note, dated as of June 24, 2021, by Ultimate Holdings in favor of AGS Group LLC.
“AGS Subordination Agreement” means that certain Subordination Agreement, dated as of June 24, 2021, by and among Intermediate Holdings, Ultimate Holdings, Blue Torch Finance LLC and AGS Group LLC, with respect to the AGS Indebtedness, as said agreement may be supplemented by an agreement in which AGS Group LLC confirms the subordination provided thereby with respect to the Obligations (as defined in the New Senior Credit Agreement).
“Agents” means Administrative Agent and Collateral Agent.
“Agents Fee Letter” means the fee letter dated as of November 22, 2021, among the Borrowers and Agents.
“Aggregate Commitments” means the Commitments of all the Lenders. The Aggregate Commitments of the Lenders on the Closing Date is (i) with respect to the Dollar Commitments, US$7,500,000.00 plus the equivalent in Dollars of MXN$71,524,492.12 determined by reference to the Conversion Rate as of the Closing Date and (ii) with respect to the Peso Commitments, MXN198,446,203.
“Amendment No. 1 Effective Date” has the meaning ascribed to such term in the Amendment No. 1 to the Credit Agreement.
“Amendment No. 1” means that certain Amendment No. 1 to Credit Agreement, dated as of December 9, 2021, among Ultimate Holdings and AgileThought Mexico as Borrowers, Intermediate Holdings and Ultimate Holdings as Holding Companies, the other Loan Parties party hereto, the financial institutions that are or may from time to time become parties hereto as Lenders, the Administrative Agent and the Collateral Agent.
“Amendment No. 3” means that certain Amendment No. 3 to Credit Agreement, dated as of May 22, 2022, among Ultimate Holdings and AgileThought Mexico as Borrowers, Intermediate Holdings and Ultimate Holdings as Holding Companies, the other Loan Parties party hereto, the financial institutions that are or may from time to time become parties hereto as Lenders, the Administrative Agent and the Collateral Agent.
“Amendment No. 3 Effective Date” has the meaning ascribed to such term in the Amendment No. 3 to the Credit Agreement.

“Amendment No. 4 Effective Date” has the meaning ascribed to such term in the Amendment No. 4 to the Credit Agreement.
“Amendment No. 4” means that certain Amendment No. 4 to Credit Agreement, dated as of August 8, 2022, among Ultimate Holdings and AgileThought Mexico as Borrowers, Intermediate Holdings and Ultimate Holdings as Holding Companies, the other Loan Parties party hereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent.
“Amendment No. 6” means that certain Amendment No. 6 to Credit Agreement, dated as of March 7, 2023, among Ultimate Holdings and AgileThought Mexico as Borrowers, Intermediate Holdings and Ultimate Holdings as Holding Companies, the other Loan Parties party hereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent.
“Amendment No. 6 Effective Date” has the meaning ascribed to such term in the Amendment No. 6 to the Credit Agreement.
“AN Extend Earn-Out” means certain earn-out payments owed by AN Extend, S.A. de C.V. and Holdings to certain Persons that were sellers of AN Extend, S.A. de C.V. in respect of the sale of AN Extend, S.A. de C.V. in an amount equal to US$1,750,333 (as of March 31, 2022), together with interest thereon.
“Anti-Corruption Laws” means all Requirements of Law concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, and the anti-bribery and anti-corruption laws and regulations of those jurisdictions in which the Loan Parties do business.
“Anti-Money Laundering Laws” means all Requirements of Law concerning or relating to terrorism or money laundering, including, without limitation, the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956-1957), the USA PATRIOT Act and the Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5332 and 12 U.S.C. §§ 1818(s), 1820(b) and §§ 1951-1959) and the rules and regulations thereunder, and any law prohibiting or directed against the financing or support of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B).
“Approved Fund” means (a) any Person (other than a natural Person) engaged in making, purchasing, holding, or investing in commercial loans and similar extensions of credit and that is advised, administered, or managed by a Lender, an Affiliate of a Lender (or an entity or an Affiliate of an entity that administers, advises or manages a Lender), (b) with respect to any Lender that is an investment fund, any other investment fund that invests in loans and that is advised, administered or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (c) any third party which provides “warehouse financing” to a Person described in clause (a) or (b) (and any Person described in said clause (a) or (b) shall also be deemed an Approved Fund with respect to such third party providing such warehouse financing).
“Attorney Costs” means, with respect to any Person, all reasonable and documented out-of-pocket fees and charges of any counsel to such Person, and all court costs and similar legal expenses.
“Authorized Officer” means, with respect to any Person, the chief executive officer, chief operating officer, chief financial officer, treasurer or other financial officer performing similar functions, secretary, president or executive vice president of such Person.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended and in effect from time to time and the regulations issued from time to time thereunder.
“Borrower Representative” means Ultimate Holdings.
“Business Day” means a day (other than Saturday or Sunday) on which commercial banks are not authorized or required to close in Mexico City, Mexico or New York City, New York.
“Business Interruption Proceeds” means cash proceeds received by any Loan Party pursuant to business interruption policies of insurance.
“Capitalized Lease” means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP to be capitalized on the balance sheet of such Person.
“Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Collateralization” means, with respect to any inchoate, contingent, or other Obligations, the delivery of cash with notice to Administrative Agent, as security for the payment of those Obligations, in an amount equal to with respect to any contingent indemnification obligations for which any claim with respect to Administrative Agent or any Lender has been asserted or threatened in writing, Administrative Agent’s or Lender’s (as applicable) good faith estimate of the amount due or to become due, including all fees and other amounts relating to those Obligations.
“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (b) commercial paper, maturing not more than 270 days after the date of issue rated P 1 by Moody’s or A 1 by Standard & Poor’s; (c) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (e) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, which assets are primarily comprised of Cash Equivalents described in another clause of this definition; and (f) marketable tax-exempt securities rated A or higher by Moody’s or A+ or higher by Standard & Poor’s, in each case, maturing within 270 days from the date of acquisition thereof.
“Change in Law” means the adoption or phase-in of, or any change in, in each case after the date of this Agreement, any applicable law, rule, or regulation, or any change in the interpretation or administration of any applicable law, rule, or regulation by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency. For purposes of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives thereunder or issued in connection therewith, and all requests, rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, will, in each case, be deemed to have been adopted and gone into effect after the date of this Agreement.
“Change of Control” means each occurrence of any of the following:
(a)    the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than a Permitted Holder of beneficial ownership of more than 33% of the aggregate outstanding voting or economic power of the Equity Interests of Ultimate Holdings;
(b)    during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Ultimate Holdings (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Ultimate Holdings was approved by a vote of at least a majority of the directors of Ultimate Holdings then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Board of Directors of Ultimate Holdings;
(c)    (i) Ultimate Holdings shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting or economic power of the Equity Interests of Intermediate Holdings and (ii) Ultimate Holdings shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% (or such lesser percentage as may be set forth on Schedule 9.5 of the aggregate voting or economic power of the Equity Interests of each other Loan Party and each of its Subsidiaries (other than in connection with any transaction permitted pursuant to Section 10.2(c)(i)), free and clear of all Liens (other than Permitted Specified Liens); or
(d)    a “Change of Control” (or any comparable term or provision) under or with respect to any of the Equity Interests or Indebtedness of Ultimate Holdings or any of its Subsidiaries, including, for the avoidance of doubt, the New Senior Credit Agreement.
“Closing Date” means the first date upon which the conditions precedent set forth in Article XII shall have been satisfied.
“Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time and the regulations issued from time to time thereunder.
“Collateral” means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

“Collateral Agent” means GLAS AMERICAS LLC in its capacity as collateral agent for the Lenders hereunder, and any successor thereto in such capacity.
“Collateral Documents” means, collectively, the Guaranty and Collateral Agreement, the Mexican Collateral Agreements, the Mexican Collateral Amendment and Reaffirmation Agreements, each Mortgage-Related Document, each Control Agreement, each pledge agreement, each Intellectual Property Security Agreement, and any other agreement or instrument pursuant to which any Loan Party, any Subsidiary thereof, or any other Person grants or purports to grant collateral to Collateral Agent for the benefit of Agents and the Lenders or, in the case of the Mexican Collateral Agreements, to the Lenders, or otherwise relates to any such collateral.
“Commitment” means a Dollar Commitment or a Peso Commitment, as the context may require.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Competitor” means any Person that is primarily engaged in the business of providing information technologies services, including, but not limited to, the implementation and integration of systems, support, consulting, maintenance, planning, and management of projects, design, and development of applications of the type made by the members of the Consolidated Group and their Subsidiaries.
“Compliance Certificate” means a Compliance Certificate in substantially the form of Exhibit A.
“Computation Period” means each period of four Fiscal Quarters ending on the last day of a Fiscal Quarter.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Consolidated Group” means the Loan Parties and their Subsidiaries.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period; provided, however, that: (I) the following shall be excluded: (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person), except to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions, to the extent of such restriction or limitation, and (c) the net income of any other Person arising prior to such other Person becoming a Subsidiary of such Person or merging or consolidating into such Person or its Subsidiaries~~.~~; and (II) the following shall be added to consolidated net income (loss) of such Person only to the extent that, in calculating consolidated net income (without regard to this clause (II)) such amounts were deducted from consolidated net income: (w) the Waiver and Amendment Fee (as such term is defined in the agreement referred to in clause (y) of the definition of Fee Letter (as such term is defined under the New Senior Credit Agreement)); (x) the amount of the Failed Payment Fees (as such term is defined in the agreement referred to in clause (y) of the Fee Letter (as such term is defined under the New Senior Credit Agreement)) actually paid and added to the outstanding principal balance of the Term Loans (as such term is defined under the New Senior Credit Agreement) under the New Senior Credit Agreement (as of the date when paid and added); and (y) the additional fee of $500,000 paid by Intermediate Holdings on March 9, 2023 and added to the outstanding principal balance of the Term Loans (as such term is defined under the New Senior Credit Agreement) on such date.
“Consolidated Net Interest Expense” means, with respect to any Person for any period, (a) gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less (b) the sum of (i) interest income for such period and (ii) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), plus (c) the sum of (i) losses for such period on Hedging Agreements (to the extent not included in gross interest expense) and (ii) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), in each case, determined on a consolidated basis and in accordance with GAAP.
“Contingent Indemnity Obligations” means any Obligation constituting a contingent indemnification obligation of any Loan Party, in each case, to the extent (a) such obligation has not accrued and is not yet due and payable and (b) no claim has been made with respect thereto.

“Contingent Liability” means, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time, (b) guarantees the payment of dividends or other distributions upon the Equity Interests of any other Person, (c) undertakes or agrees (whether contingently or otherwise) (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received, (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation, (e) induces the issuance of, or is made in connection with the issuance of, any letter of credit for the benefit of such other Person, or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.
“Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, and (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.
“Control Agreement” means each deposit account control agreement or securities account control agreement, as applicable, entered into by, inter alios, a Loan Party or Subsidiary thereof, each depository institution or securities intermediary party thereto, and Collateral Agent in form and substance satisfactory to the Collateral Agent and the Required Lenders in their discretion.
“Conversion Rate” means, as of any date, the Peso/Dollar exchange rate published by Banco de México in the Federal Official Gazette of Mexico (Diario Oficial de la Federación) as the rate “para solventar obligaciones denominadas en moneda extranjera pagaderas en la República Mexicana” (or any successor publication thereof of analogous import) on the Business Day immediately prior to the relevant calculation date, to be in effect on such calculation date; provided that, if Banco de México ceases to publish such exchange rate, the Conversion Rate shall equal the average of the Peso/Dollar exchange rates published by Credit Suisse AG (or the main offices of its subsidiaries located in Mexico, if not published by Credit Suisse AG) at the close of business on the Business Day immediately prior to the relevant calculation date (i.e., 24-hours forward), to be in effect on such calculation date.
“Cure Right” has the meaning specified therefor in Section 13.2.
“Current Value” has the meaning specified therefor in Section 10.1(m).
“Debt” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person’s business and not outstanding for more than 90 days after the date such payable was created and any earn-out, purchase price adjustment or similar obligation until such obligation appears in the liabilities section of the balance sheet of such Person); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (g) all obligations and liabilities, calculated on a basis satisfactory to the Collateral Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations; (j) all Disqualified Equity Interests; and (k) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.
“Default” means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans within two Business Days of the date required to be funded by it under this Agreement; (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it under this Agreement within two Business Days of the date when due, unless the subject of a good faith dispute; (c) has, or has a parent company that has, (i) been deemed insolvent or become the subject of an Insolvency Proceeding, or (ii) become the subject of a Bail-In Action; (d) has notified any Borrower, the Administrative Agent, or any Lender that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit (unless that writing or public statement relates to that Lender’s obligation to fund a Loan under this Agreement and states that that position is based on that Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, must be specifically identified in that writing or public statement) cannot be satisfied); or (e) has failed to confirm within three Business Days of a request by Administrative Agent made at the request of the Required Lenders that it will comply with the terms of this Agreement relating to its obligations to fund Loans.

“Deferred Monroe Fees” means fees owed to Monroe Capital Management Advisors, LLC in respect of fees accrued prior to the May 27, 2022, under the Senior Credit Facility in an amount equal to $3,448,385.
“Deposit Account” or “Deposit Accounts” is defined in the UCC.
“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells (including, without limitation, any sale leaseback transaction), assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person. For purposes of clarification, “Disposition” shall include (a) the sale or other disposition for value of any contracts, (b) any disposition of property through a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, or (c) the early termination or modification of any contract resulting in the receipt by any Loan Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification).
“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is 91 days after the New Senior Credit Agreement Final Maturity Date.
“Dollar” and the sign “U.S.$” mean lawful money of the United States of America.
“Dollar Amount” means, at any time, for any Lender and for purposes of any determination required hereunder:
(a)    with respect to any Dollar Commitment, the Dollar amount thereof as set forth on Annex A or in the Assignment Agreement pursuant to which such Commitment (or portion thereof) has been assigned;
(b)    with respect to any Dollar Loan, the principal amount of, and interest on, such Loan then outstanding, expressed in Dollars;

(c)    with respect to any Peso Commitment, the Dollar equivalent determined using the Peso/Dollar Reference Exchange Rate of the amount of such Peso Commitment as set forth on Annex A or in the Assignment Agreement pursuant to which a Lender shall have assumed its Peso Commitment, as applicable; and
(d)    with respect to any Peso Loan, the principal amount of, and interest on, such Loan then outstanding, expressed as the Dollar equivalent amount thereof determined using the Peso/Dollar Reference Exchange Rate.
“Dollar Commitment” means, as to each Dollar Lender, its obligation to make Dollar Loans to the Borrower pursuant to Section 2.1(a), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Dollar Lender’s name on Annex A or in the Assignment Agreement pursuant to which such Dollar Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Dollar Equivalent” means, with respect to any monetary amount in Pesos, the amount, determined by reference to the Conversion Rate as of any date of determination, of Dollars that could be purchased with such amount of Pesos on such date.
“Dollar Lender” means at any time, (a) any Lender that has a Dollar Commitment at such time and (b) if the Commitments of the Dollar Lenders to make Dollar Loans have been terminated pursuant to Section 6.1 or Section 6.2 or if the Aggregate Commitments have expired, any Lender that holds a Dollar Loan at such time.
“Dollar Loan” means a Tranche A-1 Loan, a Tranche B-1 Loan, a Tranche C Loan, a Tranche D Loan and/or Tranche E Loan as the context may require.
“Domestic Subsidiary” means any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.
“Earn-out Obligations” means the aggregate outstanding amount under all seller notes, earn-outs or obligations of all Loan Parties and their Subsidiaries (other than customary purchase price adjustments or indemnification obligations) in connection with any Acquisitions.
“EBITDA” means, for the Consolidated Group for any period, in each case as determined in accordance with GAAP,
(a)     Consolidated Net Income thereof for such period plus, to the extent deducted in determining such Consolidated Net Income for such period, the sum of:

(b)    without duplication, the sum of the following amounts for such period to the extent deducted in the calculation of Consolidated Net Income for such period:
(i)    any provision for United States federal income taxes or other taxes measured by net income (including any potential surcharges related to the timing difference of the provisional tax payments and the annual tax payments that would otherwise been paid as a tax expense),
(ii)    Consolidated Net Interest Expense,
(iii)    any loss from extraordinary items or non-recurring items; provided that the aggregate amount of all addbacks pursuant to this clause (iii), together with all addbacks for non-recurring items pursuant to clause (viii)(B) below, shall not exceed 5% of EBITDA of Ultimate Holdings in any period,
(iv)    any non-cash loss related to fair value adjustments (including with respect to the Existing Warrants),
(v)     any depreciation and amortization expense,
(vi)    any aggregate net loss on the Disposition of property (other than accounts and Inventory) outside the ordinary course of business, and
(vii)    any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts and Inventory),
(viii)    non-recurring cash restructuring expenses and other transaction expenses (including in connection with Project Thunder) in an aggregate amount (A) for the Fiscal Year ending December 31, 2022, not to exceed $3,000,000, and (B) for any subsequent period, not to exceed (together with all addbacks for non-recurring items pursuant to clause (iii) above), 5% of EBITDA of Ultimate Holdings for the most recently concluded fiscal quarter for which financial statements were delivered or were required to be delivered in accordance with Section 10.1(a)(ii),
(ix)     any non-cash losses relating to currency translation adjustments when converting the results of Foreign Subsidiaries to Dollars for such period,
(x)    the actual amount of reasonable and documented out-of-pocket fees, costs, and expenses paid during such period in connection with the negotiation, execution, and delivery of (A) the New Senior Credit Agreement and the other loan documents thereunder, and (B) amendments to this Agreement in connection with the New Senior Credit Agreement, in each case, to the extent such amounts are invoiced and paid on or prior to May 27, 2022 (or within 120 days thereafter); provided that the aggregate amount of all addbacks for non-recurring items pursuant to this clause (x) shall not exceed US$5,250,000~~,~~
(xi)    any additional addbacks satisfactory to the First Lien Agent in its sole discretion, minus
(c)    without duplication, the sum of the following amounts for such period to the extent included in the calculation of such Consolidated Net Income for such period:
(i)    any credit for United States federal income taxes or other taxes measured by net income,

(ii)    any gain from extraordinary items,

(iii)    any aggregate net gain from the Disposition of property (other than accounts and Inventory) outside the ordinary course of business,

(iv)    any other non-cash gain, including any reversal of a charge referred to in clause (b)(vii) above by reason of a decrease in the value of any Equity Interest;
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition; or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means:
(a)     (i) any Lender, (ii) any Affiliate of a Lender, and (iii) any Approved Fund; and

(b)    any other Person (other than a natural person) that is neither (i) a Competitor, nor (ii) designated by the Borrowers as a “Disqualified Institution” by written notice delivered to the Administrative Agent on or prior to the Closing Date.
“Employee Plan” means an employee benefit plan within the meaning of Section 3(3) of ERISA (other than a Multiemployer Plan), regardless of whether subject to ERISA, that any Loan Party maintains, sponsors or contributes to or is obligated to contribute to.
“Environmental Claim” means any action, suit, complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication, from any Person or Governmental Authority relating to or arising out of any threatened, alleged or actual (a) violation of, non-compliance with, or liability under, any Environmental Law, or (b) the manufacture, use, handling, processing, distribution, labeling, generation, transportation, storage, treatment, Release, threatened Release, disposal or arranging for the disposal of, or exposure to, any Hazardous Materials.
“Environmental Law” means any Requirement of Law relating to, regulating or governing (i) the pollution or protection of the environment, any environmental media, natural resources, human health or safety, or (ii) the manufacture, use, handling, processing, distribution, labeling, generation, transportation, storage, treatment, Release, threatened Release, disposal or arranging for the disposal of, or exposure to, any Hazardous Materials.
“Environmental Liability” means all liabilities (contingent or otherwise, known or unknown), monetary obligations, losses (including monies paid in settlement), damages, natural resource damages, costs and expenses (including all reasonable fees, costs, client charges and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest arising directly or indirectly as a result of, from, or based upon (a) any Environmental Claim, (b) any actual, alleged or threatened violation of or non-compliance with any Environmental Law or Environmental Permit, (c) any actual, alleged or threatened Release of, or exposure to, Hazardous Materials, (d) any Remedial Action, (e) any adverse environmental condition or (f) any contract, agreement or other arrangement pursuant to which liability is assumed or imposed contractually or by operation of law with respect to any of the foregoing clauses (a)-(e).
“Environmental Lien” means any Lien in favor of any Governmental Authority arising out of any Environmental Liability.
“Environmental Permit” means any permit, license, authorization, approval, registration or entitlement required by or issued pursuant to any Environmental Law or by any Governmental Authority pursuant to Environmental Law.

“Equity Interests” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.
“Equity Issuance” means either (a) the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Equity Interests or (b) the receipt by Ultimate Holdings of any cash capital contributions.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time and the regulations issued from time to time thereunder.
“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a “controlled group” or under “common control” within the meaning of Sections 414(b), (c) (m) or (o) of the Internal Revenue Code or Sections 4001(a)(14) or 4001(b)(1) of ERISA.
“ERISA Event” means (a) the occurrence of a Reportable Event with respect to any Pension Plan; (b) the failure to meet the minimum funding standards of Section 412 or 430 of the Internal Revenue Code or Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA) or the failure to make a contribution or installment required under Section 412 or Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Internal Revenue Code or Section 303 of ERISA); (d) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Internal Revenue Code or Section 305 of ERISA; (e) the filing of a notice of intent to terminate a Pension Plan or the treatment of an amendment to a Pension Plan as a termination under Section 4041 of ERISA; (f) the withdrawal by any Loan Party or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Loan Party or any of its ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (g) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition that might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the imposition of liability on any Loan Party or any of its ERISA Affiliates pursuant to Section 4062(e) or

4069(a) of ERISA or by reason of the application of Section 4212(c) of ERISA; (i) the withdrawal of any Loan Party or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan or the receipt by any Loan Party or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is insolvent pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (j) the occurrence of an act or omission which could give rise to the imposition on any Loan Party of material fines, penalties, taxes or related charges under Sections 4975 or 4971 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Plan or Pension Plan; (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent, upon any Loan Party or any of its ERISA Affiliates; (l) the assertion of a claim (other than routine claims for benefits) against any Employee Plan or the assets thereof, or against any Loan Party or any of its ERISA Affiliates in connection with any Pension Plan or Multiemployer Plan; (m) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any such Pension Plan (or such other Employee Plan) to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (n) the imposition on any Loan Party of any material fine, excise tax or penalty with respect to any Employee Plan, Pension Plan, or Multiemployer Plan resulting from any noncompliance with any Requirements of Law; (o) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; or (p) the occurrence of any Foreign Plan Event.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning specified therefor in Section 13.1.
“Excluded Foreign Subsidiary” means any Foreign Subsidiary that is not a Loan Party as of the Amendment No. 4 Effective Date.
“Excluded Swap Obligation” means, with respect to any Loan Party, each Swap Obligation as to which, and only to the extent that, such Loan Party’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Loan Party does not constitute an “eligible contract participant” as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Loan Party and all guarantees of Swap Obligations by other Loan Parties) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a Hedging

Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Loan Party.
“Excluded Taxes” means, with respect to any payment (including, for the avoidance of doubt, any payment that results from the exercise of the conversion rights under Article XVIII) made to any Agent, any Lender, or any other Person pursuant to the terms of this Agreement, the following: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed as a result of that Person being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing that Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) Taxes attributable to that Person’s failure to comply with Section 7.6.5 or Section 7.6.8, other than any such failure resulting from a Non-U.S. Lender being unable to obtain the required documentation and forms from its partners or other beneficial owners after using its best efforts to do so; and (c) any withholding Taxes imposed under FATCA.
“Existing Earn-Out Obligations” means the Indebtedness listed on Schedule 7.02(b)(ii) to the New Senior Credit Agreement (as in effect on May 27, 2022), including, for the avoidance of doubt, the AN Extend Earn-Out.
“Existing First Lien Lenders” means the lenders party to the Senior Credit Facility.
“Existing Warrants” means warrants for Class A ordinary shares of Holdings that have been issued prior to May 27, 2022, to the Existing First Lien Lenders.
“Exitus Borrower” shall mean AgileThought Digital Solutions S.A.P.I. de C.V. (f/k/a North American Software, S.A.P.I. de C.V.), formed under the laws of Mexico.
“Exitus Debt Noteholder” shall mean Exitus Capital, S.A.P.I. DE C.V. SOFOM ENR.
“Exitus Debt Promissory Note” shall mean that certain Promissory Note, dated as of and as in effect on the Amendment No. 6 Effective Date (as defined in the Senior Credit Facility), by and between Exitus Borrower and the Exitus Debt Noteholder, as amended, modified or supplemented from time to time solely with the consent of the Administrative Agent acting at the instruction of the Required Lenders.
“Exitus Indebtedness” means Indebtedness in the aggregate principal amount of $~~3,700,000~~1,580,000 pursuant to that certain Simple Loan Facility Agreement and related promissory note, in each case, dated as of July 26, 2021, by AgileThought Digital Solutions S.A.P.I. de C.V. in favor of Exitus Capital, S.A.P.I. de C.V.
“Exitus Renewal Fee” means certain renewal fees with respect to the Exitus Indebtedness, in an aggregate amount not to exceed $444,000 in the aggregate.
“Extraordinary Receipts” means any cash received by or paid to or for the account of any Loan Party not in the ordinary course of business consisting of: (a) pension plan reversions, (b) proceeds of insurance (other than, for avoidance of doubt, Business Interruption Proceeds), (c) litigation proceeds, judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action (other than with respect to reimbursement of third-party claims), (d) condemnation awards (and payments in lieu thereof), (e) indemnity payments (other than with respect to reimbursement of third-party claims), (f) amounts received in respect of indemnity obligations of any party or purchase price, working capital, and other monetary adjustments in connection with the Specified Acquisition Transactions or any other Acquisition, (g) amounts received in connection with or as proceeds from representation and/or warranty insurance in connection with the Specified Acquisition Transactions or any other Acquisition, net of any reasonable and documented legal and accounting expenses and taxes paid in cash by the Loan Parties as a result thereof, (h) foreign, Mexican, United States, state or local tax refunds to the extent not included in the calculation of EBITDA (other than refunds of value-added or similar taxes received in the ordinary course of business), and (i) upon repayment in full of the New Senior Credit Agreement, any excess Net Cash Proceeds resulting from the offering of securities or the execution of transactions for the purpose of refinancing, in whole or in part, directly or indirectly, in one or a series of transactions, Debt of any Borrower or Guarantor.
“Facility” means the real property identified on Schedule 1.01(B) to the New Senior Credit Agreement (as in effect on May 27, 2022) and any New Facility hereafter acquired by Ultimate Holdings or any of its Subsidiaries, including, without limitation, the land on which each such facility is located, all buildings and other improvements thereon, and all fixtures located thereat or used in connection therewith.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of the Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into in connection with the implementation of those sections of the Code and any fiscal and regulatory legislation rules, practices, or other official guidance thereunder.

“Financial Advisor” means the financial advisor engaged by the Loan Parties pursuant to the New Senior Credit Facility.
“First Lien Agent” has the meaning ascribed to such to such term in the recitals to this Agreement.
“First Lien Leverage Ratio” means, with respect to any Person and its Subsidiaries for any period, the ratio of (a) all Indebtedness described in clauses (a), (b), (c), (d), (e) and (f) in the definition thereof of such Person and its Subsidiaries as of the end of such period that is secured by a Lien on assets of such Person and its Subsidiaries as of such date which is pari passu with or senior to the Liens securing the Obligations as of such date (other than Indebtedness hereunder) to (b) EBITDA of such Person and its Subsidiaries for such period~~.~~; provided that, for the purpose of calculating such ratio, the foregoing clause (a) shall exclude (x) the amount of the Failed Payment Fees (as such term is defined in clause (y) of the Fee Letter (as such term is defined under the New Senior Credit Agreement)) actually paid and added to the outstanding principal balance of the Term Loans (as such term is defined under the New Senior Credit Agreement) under the New Senior Credit Agreement (as of the date when paid and added), and (y) the additional fee of $500,000 paid by Intermediate Holdings on March 9, 2023 and added to the outstanding principal balance of the Term Loans (as such term is defined under the New Senior Credit Agreement) under the New Senior Credit Agreement on such date.
“Fiscal Quarter” means a fiscal quarter of a Fiscal Year, which period is the three-month period ending on the last day of each of March, June, September, and December of each year.
“Fiscal Year” means the fiscal year of Loan Parties and their Subsidiaries, which period shall be the 12-month period ending on December 31 of each year.
“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained, sponsored or contributed to, or for which there is an obligation to contribute to, by any Loan Party that is subject to any Requirements of Laws other than, or in addition to, the laws of the United States or any state thereof or the laws of the District of Columbia.
“Foreign Plan Event” means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any Requirement of Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make any required contribution or payment under any Requirement of Law within the time permitted by any Requirement of Law for such contributions or payments, (c) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability by any Loan Party or any Subsidiary under any law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction with respect to a Foreign Plan that is prohibited under any Requirement of Law and that could reasonably be expected to result in the incurrence of any liability by any Loan Party or any Subsidiary, or the imposition on any Loan Party or any Subsidiary of any material fine, excise tax or penalty with respect to a Foreign Plan resulting from any noncompliance with any Requirement of Law.
“Foreign Subsidiary” means any Subsidiary of Ultimate Holdings that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System or any successor thereto.
“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the SEC, which are applicable to the circumstances as of the date of determination.
“Governing Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the operating agreement or limited liability company agreement (or equivalent or comparable constitutive documents); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation or organization, governance and capitalization; and (d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation, incorporation or organization with the applicable Governmental Authority in the jurisdiction of its formation, incorporation or organization.
“Governmental Authority” means any nation or government, any foreign, Federal, state, territory, provincial, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantor” means Intermediate Holdings and each other Person that guarantees any of the Obligations, including, without limitation, 4th Source, LLC, IT Global Holding LLC, QMX Investment Holdings USA, INC, AgileThought Digital Solutions S.A.P.I. de C.V. (formerly known as North American Software, S.A.P.I. de C.V.), 4TH Source Holding Corp., Entrepids Technology INC., 4th Source Mexico, LLC, AGS Alpama Global Services USA, LLC., AN USA, and AgileThought, LLC. For the avoidance of doubt, no Excluded Foreign Subsidiary or Immaterial Subsidiary shall be a Guarantor.
“Guaranty” means each guaranty executed and delivered by any Guarantor, together with any joinders thereto and any other guaranty agreement executed by a Guarantor, in each case in form and substance satisfactory to the Required Lenders in their discretion. The Guaranty and Collateral Agreement and the Mexican Collateral Agreements are a Guaranty.
“Guaranty and Collateral Agreement” means the Guaranty and Collateral Agreement to be entered into by each Loan Party and the Collateral Agent, together with any joinders thereto and any other guaranty and collateral agreement executed by a Loan Party, in each case in form and substance satisfactory to the Required Lenders in their discretion.
“Hazardous Material” means any element, material, substance, waste, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic or hazardous substance, hazardous waste, universal waste, special waste, or solid waste or is otherwise characterized by words of similar import under any Environmental Law or that is regulated under, or for which liability or standards of care are imposed, pursuant to any Environmental Law, including, without limitation, petroleum, polychlorinated biphenyls; asbestos-containing materials, lead or lead-containing materials, urea formaldehyde-containing materials, radioactive materials, radon, per- and polyfluoroalkyl substances and mold.
“Hazardous Substances” means any hazardous waste, hazardous substance, pollutant, contaminant, toxic substance, oil, hazardous material, chemical or other substance regulated by any Environmental Law.
“Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

“Hedging Obligations” means, with respect to any Person, any liabilities of such Person under any Hedging Agreement determined (a) for any date on or after the date that Hedging Agreement has been closed out and termination value determined in accordance therewith, using that termination value; and (b) for any date prior to the date referenced in clause (a), using the amount determined as the mark-to-market value for that Hedging Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in that Hedging Agreement (which may include a Lender or any Affiliate of a Lender).
“Holding Companies” means Ultimate Holdings and Intermediate Holdings.
“Immaterial Subsidiary” means any Subsidiary that, as of the last day of the most recently ended fiscal quarter of Ultimate Holdings, when taken together with all other Immaterial Subsidiaries, have not, in the aggregate, contributed greater than 3% of the EBITDA of Ultimate Holdings for the period of four consecutive fiscal quarters then most recently ended or greater than 3% of the total assets of Ultimate Holdings and its Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of Ultimate Holdings delivered pursuant to Section 10.1(a)(ii) or (iii); provided that, if at any time the aggregate amount of that portion of EBITDA of all Subsidiaries that are not Loan Parties exceeds 3% of EBITDA of Ultimate Holdings and its Subsidiaries or greater than 3% of the total assets of Ultimate Holdings and its Subsidiaries for any such period, Intermediate Holdings shall designate sufficient Subsidiaries as “Loan Parties” to cause that portion of EBITDA of Ultimate Holdings generated by Immaterial Subsidiaries to equal or be less than 3% of EBITDA and the portion of total assets of Ultimate Holdings and its Subsidiaries to equal or be less than 3%, and Ultimate Holdings shall cause all such Subsidiaries so designated to become a Guarantor and deliver all applicable Loan Documents in accordance with Section 10.1(b)(i).
“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person’s business and not outstanding for more than 90 days after the date such payable was created and any earn-out, purchase price adjustment or similar obligation until such obligation appears in the liabilities section of the balance sheet of such Person); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such

Person, in respect of letters of credit, acceptances and similar facilities; (g) all obligations and liabilities, calculated on a basis satisfactory to the Required Lenders and in accordance with accepted practice, of such Person under Hedging Agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations; (j) all Disqualified Equity Interests; and (k) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.
“Indemnified Taxes” means all Taxes, other than Excluded Taxes, imposed on or with respect to any payment (including, for the avoidance of doubt, any payment that results from the exercise of the conversion rights under Article XVIII) made by or on account of any obligation of any Loan Party under any Loan Document.
“Insolvency Proceeding” means any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of a Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, concurso mercantil, quiebra, debtor relief, or debt adjustment law (including, but not limited to, the Mexican Bankruptcy Law (Ley de Concursos Mercantiles)), (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for that Person or any part of its property, or (c) an assignment or trust mortgage for the benefit of creditors.
“Intellectual Property” has the meaning specified therefor in the Guaranty and Collateral Agreement.
“Intellectual Property Security Agreement” is used as defined in the Guaranty and Collateral Agreement.
“Interest Payment Date” means, as to any Loan, (i) the 15th day of each March, June, September and December to occur while such Loan is outstanding (or if any such day is not a Business Day, the immediately succeeding Business Day) and (ii) the Maturity Date.
“Intermediate Holdings” has the meaning ascribed to such to such term in the preamble to this Agreement.
“Inventory” means, with respect to any Person, all goods and merchandise of such Person leased or held for sale or lease by such Person, including, without limitation, all raw materials, work-in-process and finished goods, and all packaging, supplies and materials of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account or cash.
“Investor Debt Noteholder” shall mean AGS Group, LLC.
“Investor Debt Promissory Note” shall mean that certain Subordinated Promissory Note, dated as of and as in effect on June 24, 2021, by and between Ultimate Holdings and the Investor Debt Noteholder, as amended, modified or supplemented from time to time solely with the consent of the Lenders, in their discretion.
“Investment” means, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding Accounts arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (b) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (c) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.
“IRR” means a compounded, cumulative internal rate of return, compounded monthly calculated at the designated annual discount rate, which, when applied to any amount, and discounted, produces a net present value of such amount equal to zero.
“IRS” means the Internal Revenue Service.
“Joinder Agreement” means a Joinder Agreement, in form and substance satisfactory to the Required Lenders, duly executed by a Subsidiary of a Loan Party made a party hereto pursuant to Section 10.1(b).
“Lease” means any lease, sublease or license of, or other agreement granting a possessory interest in, real property to which any Loan Party or any of its Subsidiaries is a party as lessor, lessee, sublessor, sublessee, licensor or licensee.
“Lender” means the Tranche A-1 Lender, the Tranche A-2 Lender, the Tranche B-1 Lender, the Tranche B-2 Lender, the Tranche C Lender, Tranche D Lender and/or the Tranche E Lender, as the context may require.

“Lien” means any mortgage, deed of trust, deed to secure debt, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any collateral assignment, deposit arrangement or financing lease intended as, or having the effect of, security.
“Liquidity” means Availability plus Qualified Cash.
“Loan” means a Tranche A-1 Loan, a Tranche A-2 Loan, a Tranche B-1 Loan, a Tranche B-2 Lender, a Tranche C Loan, a Tranche D Loan and/or a Tranche E Loan, as the context may require.
“Loan Documents” means this Agreement, the Notes, the Agents Fee Letter, each Perfection Certificate, the Collateral Documents, the Reference Subordination Agreement, any Subordination Agreements (including the Master Intercompany Note), ~~and~~that certain side letter dated as of November 18, 2022, from Ultimate Holdings to Banco Nacional de México, S.A., integrante del Grupo Financiero Banamex, División Fiduciaria, in its capacity as trustee of the trust No. F/17938-6 (Credit Suisse) and Banco Nacional de México, S.A., integrante del Grupo Financiero Banamex, División Fiduciaria, in its capacity as trustee of the trust No. F/17937-8 (Credit Suisse), and all documents, instruments, and agreements delivered in connection with the foregoing, as any of the foregoing are amended or modified in accordance with their respective terms.
“Loan Party” means, collectively (a) Intermediate Holdings, (b) the Borrowers, (c) each Subsidiary of Ultimate Holdings or any Borrower that is not an Excluded Foreign Subsidiary or an Immaterial Subsidiary, and (d) each other Person (including without limitation each Guarantor) that (i) executes a joinder agreement to this Agreement as a Loan Party in the form of Exhibit B, (ii) is liable for payment of any of the Obligations, or (iii) has granted a Lien in favor of Collateral Agent or the Lenders on its assets to secure any of the Obligations.
“Master Intercompany Note” means a demand promissory note made by and among the Loan Parties and their Subsidiaries, substantially in the form of Exhibit C, and acceptable to the Required Lenders, in their reasonable discretion.
“Material Adverse Effect” means any event, development, state of facts, change, circumstance, occurrence, condition or effect that, either individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on any of (a) the operations, assets, liabilities, financial condition or prospects of the Loan Parties and their respective Subsidiaries, taken as a whole, (b) the ability of the Loan Parties to perform any of their obligations under any Loan Document, (c) the legality, validity or enforceability of this

Agreement or any other Loan Document, (d) the rights and remedies of any Agent or any Lender under any Loan Document, or (e) the validity, perfection or priority of a Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on Collateral having a fair market value in excess of US$300,000.
“Material Contract” means, with respect to any Person, (a) each contract listed on Schedule 6.01(v) to the New Senior Credit Agreement (as in effect on May 27, 2022), (b) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $300,000 or more in any Fiscal Year (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days’ notice without penalty or premium), and (c) each other contract or agreement as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.
“Maturity Date” means, the Tranche A-1 Maturity Date, the Tranche A-2 Maturity Date, the Tranche B-1 Maturity Date, the Tranche B-2 Maturity Date, the Tranche C Maturity Date, the Tranche D Maturity Date and/or the Tranche E Maturity Date, as the context may require.
“Mexican Administration Trust” means that certain Administration and Source of Payment Trust Agreement with identification number No. F/3272 (Contrato de Fideicomiso Irrevocable de Administración y Fuente de Pago No. F/3272), dated November 9, 2017, including its exhibits, as amended and restated on the Closing Date, and as further amended from time to time.
“Mexican Administration Trust Amendment and Reaffirmation Agreement” means the amendment, acknowledgement and reaffirmation agreement to the Mexican Administration Trust to be entered by and among (i) AgileThought Inc., AgileThought Digital Solutions, S.A:P.I. de C.V. (formerly known as North American Software, S.A.P.I. de C.V.), AGS Alpama Global Services México, S.A. de C.V., AgileThought México, S.A. de C.V. (formerly known as AN-Digital, S.A. de C.V.), AN UX, S.A. de C.V., Anzen Soluciones, S.A. de C.V., AN Data Intelligence, S.A. de C.V., Faktos Inc., S.A.P.I. de C.V., Facultas Analytics, S.A.P.I. de C.V., AgileThought Servicios Administrativos, S.A. de C.V. (formerly known as Nasoft Servicios Administrativos, S.A de C.V.), AgileThought Servicios México, S.A. de C.V. (formerly known as AGS Nasoft Servicios Administrativos, S.A. de C.V.), Entrepids Mexico, S.A. de C.V., as settlors and third place beneficiaries, (ii) Monroe Capital Management Advisors, LLC. as first place beneficiary, (iii) Banco Nacional de México, S.A., Grupo Financiero Citibanamex, División Fiduciaria, in its capacity as trustee of irrevocable trust number

F/17937-8, Banco Nacional de México, S.A., Grupo Financiero Citibanamex, División Fiduciaria, in its capacity as trustee of irrevocable trust number F/173183, Nexxus Capital Private Equity Fund VI, L.P., Manuel Senderos Fernández and Mauricio Garduño González, as second place beneficiaries, and (iv) Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, as trustee.
“Mexican Collateral Agreements” means, collectively, the Mexican Administration Trust and the Mexican Security Trust.
“Mexican Collateral Amendment and Reaffirmation Agreements” means, collectively, the Mexican Administration Trust Amendment and Reaffirmation Agreement and the Mexican Security Trust Amendment and Reaffirmation Agreement.
“Mexican Loan Documents” means the Mexican Collateral Agreements, the Mexican Collateral Amendment and Reaffirmation Agreements and all documents, instruments, and agreements delivered in connection with the foregoing, as any of the foregoing are amended or modified in accordance with their respective terms.
“Mexican Loan Party” means AgileThought Digital Solutions, S.A.P.I. de C.V.
“Mexican Security Trust” means certain Security Trust Agreement with identification number No. F/3757 (Contrato de Fideicomiso Irrevocable de Garantía No. F-3757), dated November 15, 2018, including its exhibits, as amended from time to time. Into this trust the settlors contribute all the shares and equity interests of Mexican Subsidiaries (except for one share or equity interest in each Mexican Subsidiary), and all the intellectual property duly registered, or in the process of registration, in their name before the Mexican Institute of Property.
“Mexican Security Trust Amendment and Reaffirmation Agreement” means the acknowledgement and reaffirmation agreement to the Mexican Security Trust to be entered by and among (i) AgileThought Inc., AgileThought Digital Solutions, S.A:P.I. de C.V. (formerly known as North American Software, S.A.P.I. de C.V.), AGS Alpama Global Services México, S.A. de C.V., AgileThought México, S.A. de C.V. (formerly known as AN-Digital, S.A. de C.V.), AN UX, S.A. de C.V., Anzen Soluciones, S.A. de C.V., AN Data Intelligence, S.A. de C.V., Faktos Inc., S.A.P.I. de C.V., Facultas Analytics, S.A.P.I. de C.V., AgileThought Servicios Administrativos, S.A. de C.V. (formerly known as Nasoft Servicios Administrativos, S.A de C.V.), AgileThought Servicios México, S.A. de C.V. (formerly known as AGS Nasoft Servicios Administrativos, S.A. de C.V.), Entrepids México S.A. de C.V., Cuarto Origen, S. de R.L. de C.V., AN Evolution, S. de R.L. de C.V., Invertis, S.A. de C.V., QMX Investment Holding USA, Inc., IT Global Holding LLC, AgileThought Mexico, S.A. de C.V. (formerly known as AN-

Digital, S.A. de C.V.), Entrepids Technology Inc., 4th Source, LLC, as settlors and third place beneficiaries, (ii) Monroe Capital Management Advisors, LLC., as first place beneficiary, (iii) Banco Nacional de México, S.A., Grupo Financiero Citibanamex, División Fiduciaria, in its capacity as trustee of irrevocable trust number F/17937-8, Banco Nacional de México, S.A., Grupo Financiero Citibanamex, División Fiduciaria, in its capacity as trustee of irrevocable trust number F/173183, Nexxus Capital Private Equity Fund VI, L.P., Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, Manuel Senderos Fernández and Mauricio Garduño González as second place beneficiaries, and (iv) Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, as trustee.
“Mexican Subsidiaries” means, collectively, the Subsidiaries incorporated under the laws of Mexico.
“Mexico” means the United Mexican States.
“Mortgage” means a mortgage, deed of trust or similar instrument granting Collateral Agent or the Lenders a Lien on fee owned real property of any Loan Party.
“Mortgage-Related Documents” means with respect to any real property subject to a Mortgage, the following, in form and substance satisfactory to the Required Lenders in their discretion: (a) an ALTA Loan Title Insurance Policy (or binder therefor) covering Collateral Agent’ or the Lenders’, as applicable, interest under the Mortgage, in a form and amount and by an insurer acceptable to the Required Lenders, which must be fully paid on that effective date; (b) copies of all documents of record concerning such real property as shown on the commitment for the ALTA Loan Title Insurance Policy referred to above; (c) all assignments of leases, estoppel letters, attornment agreements, consents, waivers, and releases as the Required Lenders reasonably require with respect to other Persons having an interest in the real estate; (d) a current, as-built survey of the real estate, containing a metes-and-bounds property description and certified by a licensed surveyor acceptable to the Required Lenders, in their discretion; (e) a life-of-loan flood hazard determination and, if the real estate is located in a flood plain, an acknowledged notice to borrower and flood insurance in an amount, with endorsements and by an insurer acceptable to the Required Lenders; (f) a current appraisal of the real estate, prepared by an appraiser acceptable to the Required Lenders, and in form and substance satisfactory to the Required Lenders in their discretion; (g) an environmental assessment, prepared by environmental engineers acceptable to the Required Lenders and accompanied by all reports, certificates, studies, or data as the Required Lenders reasonably require (including, without limitation, “Phase II” reports), which must all be in form and substance satisfactory to the Required Lenders in their discretion; and (h) an environmental agreement and all other documents, instruments, or agreements as the Required Lenders in their discretion require with respect to any environmental risks regarding the real estate, in form and substance satisfactory to the Required Lenders, in their discretion.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed, or has been obligated to contribute, to at any time during the preceding six calendar years.
“Net Cash Proceeds” means:
(a)    with respect to any Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by any Loan Party or Subsidiary thereof pursuant to such Disposition net of (i) the direct costs relating to that sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by Borrowers to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to that Disposition (other than the Loans).
(b)    with respect to any issuance of Equity Interests, the aggregate cash proceeds received by any Loan Party or Subsidiary thereof pursuant to such issuance, net of the direct costs of non-Affiliates relating to such issuance (including sales and underwriters’ commissions); and
with respect to any issuance of Debt, the aggregate cash proceeds received by any Loan Party or Subsidiary thereof pursuant to such issuance, net of the direct costs of non-Affiliates of such issuance (including up-front, underwriters’ and placement fees).
“New Senior Credit Agreement” means the financing agreement dated as of May 27, 2022, among AgileThought, Inc., as Holdings (as defined therein), AN Global LLC, as borrower, each of the guarantors party thereto, the lenders from time to time party thereto, and Blue Torch Finance LLC, as collateral agent and administrative agent for the lenders party thereto, as amended, amended and restated, supplemented or otherwise modified from time to time.
“New Senior Credit Agreement Final Maturity Date” means May 27, 2026. If such date is not a Business Day, the immediately preceding Business Day.

“Note” or “Notes” means a Tranche A-1 Note, a Tranche A-2 Note, a Tranche B-1 Note, a Tranche B-2 Note, a Tranche C Note, a Tranche D Note and/or a Tranche E Note, as the context may require.
“Obligations” means all obligations (monetary (including post-petition interest, default-rate interest, fees, and expenses, allowed or not in an Insolvency Proceeding) or otherwise) of any Loan Party under this Agreement and any other Loan Document, including attorney costs and reimbursement obligations, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. Notwithstanding the foregoing, the Obligations shall not include any Excluded Swap Obligations.
“OFAC” means the U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department's Office of Foreign Assets Control.
“Operational Advisor” means the operational advisor engaged by the Loan Parties pursuant to the New Senior Credit Facility.
“Other Connection Taxes” means, with respect to any Person, Taxes imposed as a result of a present or former connection between that Person and the jurisdiction imposing any such Tax (other than connections arising from that Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced any Loan Document or sold or assigned an interest in any Loan or Loan Document).
“Payment Conditions” means, with respect to any Permitted Investor Debt Payment or Permitted Earn-out Payment, that (a) no Event of Default has occurred and is continuing or would be caused by the making thereof, and (b) after giving pro forma effect to that payment, (i) Liquidity exceeds US$5,000,000 and (ii) as of the last day of the most recently ended Computation Period for which financial statements have been delivered (or were required to be delivered) to Administrative Agent under and in accordance with Section 10.1(a), the Consolidated Group shall be in pro forma compliance with the financial covenants set forth in Section 10.3 for the most recently concluded Computation Period.
“Payment in Full” means either (i), (a) the payment in full in cash of all Loans and other Obligations, other than contingent indemnification obligations for which no claims have been asserted, (b) the termination of all Commitments, (c) the Cash Collateralization of all contingent indemnification obligations for which any claim with respect to Administrative Agent or any Lender has been asserted or threatened in writing, and (d) the release of any claims of the

Loan Parties against Agents and Lenders arising on or before the payment date, or (ii) the conversion by each Lender of all of the Outstanding Obligations (as defined in Article XVIII) owed to such Lender pursuant to Article XVIII. “Paid in Full” shall have a correlative meaning.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Plan” means an “employee pension benefit plan” as defined in Section 3(2) of ERISA that is subject to Section 412 of the Internal Revenue Code, Section 302 of ERISA or Title IV of ERISA maintained, sponsored or contributed to, or for which there is an obligation to contribute to, by any Loan Party or any of its ERISA Affiliates at any time during the preceding six calendar years.
“Perfection Certificate” means a perfection and “know your customer” certificate executed and delivered to Administrative Agent by a Loan Party on or prior to the Closing Date.
“Permits” means, with respect to any Person, any permit, approval, clearance, consent, authorization, license, registration, accreditation, certificate, certification, certificate of need, concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or products or to which such Person or any of its property or products is subject.
“Permitted Acquisition” means any Acquisition by a Loan Party (other than the Mexican Loan Party) to the extent that each of the following conditions shall have been satisfied:
(c)    no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition;
(d)    [reserved];
(e)    Intermediate Holdings shall have furnished to the Lender at least ten (10) Business Days prior to the consummation of such Acquisition (i) an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the request of any Agent, such other information and documents that any Lender may request, including, without limitation, executed counterparts of the respective agreements, instruments or other documents pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, instruments or other documents and all other material ancillary agreements, instruments or other documents to be executed or delivered in connection therewith, (ii) pro forma financial statements of Ultimate Holdings and its Subsidiaries after the consummation of such Acquisition, (iii) a certificate of the chief financial officer of Ultimate Holdings, demonstrating on a pro forma basis compliance, as at the end of the most recently ended fiscal quarter for which internally prepared financial statements are available, with all covenants set forth in Section 10.3 hereof after the consummation of such Acquisition, and (iv) copies of such other agreements, instruments or other documents as any Agent at the request of the Required Lenders shall reasonably request;
(f)    the agreements, instruments and other documents referred to in paragraph (c) above shall provide that (i) neither the Loan Parties nor any of their Subsidiaries shall, in connection with such Acquisition, assume or remain liable in respect of any Indebtedness of the Seller or Sellers, or other obligation of the Seller or Sellers (except for Permitted Indebtedness), and (ii) all property to be so acquired in connection with such Acquisition shall be free and clear of any and all Liens, except for Permitted Liens (and if any such property is subject to any Lien not permitted by this clause (ii) then concurrently with such Acquisition such Lien shall be released);
(g)    such Acquisition shall be effected in such a manner so that the acquired assets or Equity Interests are owned either by a Loan Party (other than the Mexican Loan Party) or a wholly owned Domestic Subsidiary of a Loan Party and, if effected by merger or consolidation involving a Loan Party (other than the Mexican Loan Party), such Loan Party shall be the continuing or surviving Person;
(h)    the Loan Parties shall have Liquidity in an amount equal to or greater than U.S.$8,000,000 immediately after giving effect to the consummation of the proposed Acquisition;
(i)    the assets being acquired or the Person whose Equity Interests are being acquired did not have negative EBITDA during the 12 consecutive month period most recently concluded prior to the date of the proposed Acquisition;
(j)    the assets being acquired, or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of the Loan Parties and their Subsidiaries or a business reasonably related thereto;
(k)    the assets being acquired are located within the United States or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States;

(l)    such Acquisition shall be consensual and shall have been approved by the board of directors of the Person whose Equity Interests or assets are proposed to be acquired and shall not have been preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Ultimate Holdings or any of its Subsidiaries or an Affiliate thereof;
(m)    any such Domestic Subsidiary (and its equity holders) shall execute and deliver the agreements, instruments and other documents required by Section 10.1(b) on or prior to the date of the consummation of such Acquisition; and
(n)    the Purchase Price payable in respect of any single Acquisition or series of related Acquisitions shall not exceed an amount equal to 15% of Revenue of Intermediate Holdings for the period of four consecutive fiscal quarters most recently ended prior to the date of such Acquisition.
“Permitted Cure Equity” means Qualified Equity Interests of Ultimate Holdings.
“Permitted Disposition” means:
(o)    sale of Inventory in the ordinary course of business;
(p)    licensing, on a non-exclusive basis, Intellectual Property rights in the ordinary course of business;
(q)    leasing or subleasing assets in the ordinary course of business;
(r)    (i) the lapse of Registered Intellectual Property of Ultimate Holdings and its Subsidiaries to the extent not economically desirable in the conduct of their business or (ii) the abandonment of Intellectual Property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Secured Parties;
(s)    any involuntary loss, damage or destruction of property;
(t)    any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;
(u)    so long as no Event of Default has occurred and is continuing or would result therefrom, transfers of assets (i) from Ultimate Holdings or any of its Subsidiaries to a Loan Party (other than Ultimate Holdings or the Mexican Loan Party), and (ii) from any Subsidiary of Ultimate Holdings that is not a Loan Party (or is the Mexican Loan Party) to any other Subsidiary of Ultimate Holdings;
(v)    Permitted Factoring Dispositions;
(w)    Disposition of obsolete or worn-out equipment in the ordinary course of business, in an aggregate amount not to exceed, for all Loan Parties and their Subsidiaries, $300,000 in any Fiscal Year; and
(x)    Disposition of property or assets not otherwise permitted in clauses (a) through (i) above for cash in the ordinary course of business for not less than the fair market value of such property or assets, in an aggregate amount not to exceed, for all Loan Parties and their Subsidiaries, US$600,000 in any Fiscal Year.
“Permitted Earn-out Obligations” means, collectively, (a) all Permitted Existing Earn-Out Obligations and (b) all Permitted Future Earn-out Obligations, in each case determined assuming the maximum amount payable in connection with any such Earn-out Obligations.
“Permitted Earn-out Payments” means (a) the payment of all Permitted Existing Earn-Out Obligations that are payable solely in Equity Interests, as and when due and payable under the Acquisition documents related thereto, (b) the payment of all Permitted Existing Earn-Out Obligations that are payable solely in cash or Cash Equivalents, as and when due and payable under the Acquisition documents related thereto, but in the case of this clause (b) solely as long as the Payment Conditions are met with respect thereto, and (c) the payment of all Permitted Future Earn-out Obligations, as and when due and payable under the Acquisition documents related thereto, to the extent such payment is permitted under the Subordination Agreement entered into with respect thereto.
“Permitted Existing Earn-Out Obligations” means, collectively, the aggregate outstanding amount of all Earn-out Obligations incurred prior to the Closing Date set forth on Schedule 11.1(e), whether payable in Equity Interests or cash or Cash Equivalents.
“Permitted Factoring Dispositions” means any Disposition of Accounts via a factoring, reverse factoring or confirming arrangement to any Person that is not an Affiliate of any Loan Party or Subsidiary thereof, in the ordinary course of business and consistent with past practices, so long as the aggregate face value of all such Accounts that have been so factored, reversed factored or confirmed and not been paid by the account debtor thereof shall not exceed US$1,800,000 at any one time outstanding.
“Permitted Future Earn-Out Obligations” means, collectively, the aggregate outstanding amount of all Earn-out Obligations incurred after May 27, 2022 (other than, for avoidance of doubt, the Existing Earn-Out Obligations), whether payable in Equity Interests or cash or Cash Equivalents, so long as (a) such Earn-out Obligations are incurred in connection with a Permitted Acquisition, and (b) the aggregate outstanding amount of all such Earn-out Obligations payable in cash does not exceed US$12,000,000 and the holders of such Earn-out Obligations have agreed to subordinate their claims with respect thereto to the prior payment of the Obligations pursuant to a subordination agreement reasonably satisfactory to the Required Lenders.
“Permitted Holders” means (i) Macfran S.A. de C.V., (ii) Invertis, SA de CV, (iii) Diego Zavala (iv) Mauricio Rioseco, (v) Banco Nacional de México, S.A., Member of Grupo Financiero Banamex, División Fiduciaria, in its capacity as trustee of the trust No. F/17938-6 (Credit Suisse), (vi) Banco Nacional de México, S.A., Member of Grupo Financiero Banamex, División Fiduciaria, in its capacity as trustee of the trust No. F/17937-8 (Credit Suisse), (vii) Banco Nacional de México, S.A., Member of Grupo Financiero Banamex, División Fiduciaria, in its capacity as trustee of the irrevocable trust for the issuance of senior bonds No. F/173183 (Nexxus), (viii) Nexxus Capital Private Equity Fund, VI, LP, (ix) Mauricio Garduño González Elizondo, (x) Rodrigo Franco Hernández, (xi) MZM Estrategia, S.A.P.I. de C.V., (xii) Isabelle Richard, (xiii) Georgina Rojas Aboumrad, (xiv) Alejandro Rojas Domene, (xv) Miguel Angel Ambrosi Herrera, (xvi) Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero acting as trustee pursuant to the Contrato de Fideicomiso Irrevocable de Emisión de Cert. Bursátiles Fid. de Desarrollo N.F2416 (LIV Mexico Growth IV N.F2416) and (xvii) LIV Mexico Growth Fund IV, L.P.
“Permitted Indebtedness” means:
(y)    any Indebtedness owing to any Agent or any Lender under the New Senior Credit Agreement and the other loan documents thereunder;
(z)    any other Indebtedness listed on Schedule 7.02(b) to the New Senior Credit Agreement (as in effect on May 27, 2022), and any Permitted Refinancing Indebtedness in respect of such Indebtedness;
(aa)    Permitted Purchase Money Indebtedness and any Permitted Refinancing Indebtedness in respect of such Indebtedness;
(bb)    Permitted Intercompany Investments;
(cc)    Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds;

(dd)    Indebtedness owed to any Person providing, or providing financing for, property, casualty, liability, or other insurance to the Loan Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period;
(ee)    the incurrence by any Loan Party of Indebtedness under Hedging Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s operations and not for speculative purposes;
(ff)    Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) or other similar cash management services, in each case, incurred in the ordinary course of business;
(gg)    contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions;
(hh)    Indebtedness of a Person whose assets or Equity Interests are acquired by Holdings or any of its Domestic Subsidiaries in a Permitted Acquisition in an aggregate amount not to exceed US$300,000 at any one time outstanding; provided that such Indebtedness (i) is either Permitted Purchase Money Indebtedness or a Capitalized Lease with respect to equipment or mortgage financing with respect to a Facility, (ii) was in existence prior to the date of such Permitted Acquisition, and (iii) was not incurred in connection with, or in contemplation of, such Permitted Acquisition;
(ii)    unsecured Indebtedness of Ultimate Holdings or any of its Subsidiaries that is incurred on the date of the consummation of a Permitted Acquisition solely for the purpose of consummating such Permitted Acquisition so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) such unsecured Indebtedness is not incurred for working capital purposes, (iii) such unsecured Indebtedness does not mature prior to the date that is 12 months after the New Senior Credit Agreement Final Maturity Date, (iv) such unsecured Indebtedness does not amortize until 12 months after the New Senior Credit Agreement Final Maturity Date, (v) such unsecured Indebtedness does not provide for the payment of interest thereon in cash or Cash Equivalents prior to the date that is 12 months after the New Senior Credit Agreement Final Maturity Date, and (vi) such Indebtedness is subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to the Collateral Agent and the Required Lenders;
(jj)    the Existing Earn-Out Obligations;
(kk)    Permitted Future Earn-Out Obligations;
(ll)    Subordinated Indebtedness;
(mm)    Indebtedness arising from Permitting Factoring Dispositions;
(nn)    the AGS Indebtedness; provided that such Indebtedness is subject to, and permitted by, the AGS Subordination Agreement;
(oo)    the Exitus Indebtedness; provided that such Indebtedness is subject to, and permitted by, the Exitus Subordination Agreement (as defined in the New Senior Credit Agreement);
(pp)    to the extent constituting Indebtedness, the Unpaid Taxes;
(qq)    PPP Indebtedness, in an aggregate amount not to exceed US$312,041;
(rr)    Indebtedness in respect of letters of credit issued by third-party financial institutions, so long as the maximum aggregate face amount of such letters of credit shall not exceed US$2,400,000 at any time; and
(ss)    other unsecured Indebtedness owed to any Person that is not an Affiliate of Intermediate Holdings or any of its Subsidiaries, in an aggregate outstanding amount not to exceed US$4,800,000 at any time.
“Permitted Intercompany Investments” means Investments made by (a) a Loan Party to or in another Loan Party (other than the Mexican Loan Party), (b) a Loan Party to or in a Subsidiary that is not a Loan Party (or to the Mexican Loan Party) so long as either (i) such Investment is made in the ordinary course of business, or (ii) the aggregate amount of all Investments made pursuant to this clause (b)(ii) does not exceed $600,000 at any one time outstanding, (c) a Subsidiary that is not a Loan Party (or that is the Mexican Loan Party) to or in another Subsidiary that is not a Loan Party (or to the Mexican Loan Party), and (d) a Subsidiary that is not a Loan Party (or the Mexican Loan Party) to or in a Loan Party (including the Investments listed on Schedule 1.01(C) to the New Senior Credit Agreement (as in effect on May 27, 2022)), so long as, in the case of a loan or advance, the parties thereto are party to the Intercompany Subordination Agreement (as defined in the New Senior Credit Agreement).

“Permitted Investments” means:
(a)    Investments in cash and Cash Equivalents;
(b)    Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;
(c)    advances made in connection with purchases of goods or services in the ordinary course of business;
(d)    Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries;
(e)    Investments existing on the date hereof, as set forth on Schedule 7.02(e) to the New Senior Credit Agreement (as in effect on May 27, 2022) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof;
(f)    Permitted Intercompany Investments; and
(g)    Permitted Acquisitions.
“Permitted Investor Debt” shall mean all indebtedness incurred under the Investor Debt Promissory Note, in a maximum aggregate amount not to exceed US$8,000,000 (or the Peso Equivalent thereof) at any time.
“Permitted Investor Debt Payments” shall mean, solely as long as the Payment Conditions are met with respect thereto, the payment to the Investor Debt Noteholder of (a) regularly scheduled interest payments, as and when due and payable under the Investor Debt Promissory Note, and (b) solely on or after January 1, 2022, regularly scheduled payments of principal of the Permitted Investor Debt (for the avoidance of doubt, excluding any prepayments), as and when due and payable under the Investor Debt Promissory Note.
“Permitted Liens” means:
(tt)    Liens securing the Obligations;
(uu)    Liens for taxes, assessments and governmental charges the payment of which is not required under Section 10.1(c)(ii);

(vv)    Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;
(ww)    Liens described on Schedule 7.02(a) to the New Senior Credit Agreement (as in effect on May 27, 2022); provided that any such Lien shall only secure the Indebtedness that it secures on May 27, 2022, and any Permitted Refinancing Indebtedness in respect thereof;
(xx)    purchase money Liens on equipment acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure Permitted Purchase Money Indebtedness so long as such Lien only (i) attaches to such property and (ii) secures the Indebtedness that was incurred to acquire such property or any Permitted Refinancing Indebtedness in respect thereof;
(yy)    deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due;
(zz)    with respect to any Facility, easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person’s business;
(aaa)    Liens of landlords and mortgagees of landlords (i) arising by statute or under any Lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, or (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;
(bbb)    the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capitalized Lease), in each case extending only to such personal property;

(ccc)    non-exclusive licenses of Intellectual Property rights in the ordinary course of business;
(ddd)    judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 13.1(j);
(eee)    rights of set-off or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;
(fff)    Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness;
(ggg)    Liens assumed by Holdings or any of its Domestic Subsidiaries in connection with a Permitted Acquisition that secure Indebtedness permitted by clause (j) of the definition of Permitted Indebtedness; and
(hhh)    Liens solely on any cash earnest money deposits made by any Loan Party in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition;
(iii)    Liens on cash collateral securing Indebtedness and obligations relating thereto that is permitted, and not securing any obligations in excess of the amount that is permitted, under clause (u) of the definition of Permitted Indebtedness;
(jjj)    Liens securing this Agreement, to the extent subject to the Reference Subordination Agreement; and
(kkk)    other Liens granted to any Person that is not an Affiliate of the Borrower or any Subsidiary of the Borrower in the ordinary course of business, so long as such Liens secure obligations in an aggregate outstanding amount that does not exceed $120,000 at any time;
provided that in no event shall any Loan Party or any Subsidiary of a Loan Party grant a Lien on (x) any property of any Loan Party or Subsidiary of a Loan Party that is organized under the law of Mexico, or (y) any Equity Interests of any Loan Party or any Subsidiary of a Loan Party that is organized under the law of Mexico unless, in each such case, such Lien secures the Obligations (subject to the provisions of the Reference Subordination Agreement) and obligations under the New Senior Credit Agreement.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations) incurred to finance the acquisition of any fixed assets secured by a Lien permitted under clause (e) of the definition of “Permitted Liens”; provided that:
(a)     such Indebtedness is incurred within 30 days after such acquisition,
(b)     such Indebtedness when incurred shall not exceed the purchase price of the asset financed and
(c)     the aggregate principal amount of all such Indebtedness shall not exceed US$900,000 at any time outstanding.
“Permitted Refinancing Indebtedness” means the extension of maturity, refinancing or modification of the terms of Indebtedness so long as:
(lll)    after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification (other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto);
(mmm)    such extension, refinancing or modification does not result in a shortening of the average weighted maturity (measured as of the extension, refinancing or modification) of the Indebtedness so extended, refinanced or modified;
(nnn)    such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness (including, without limitation, terms relating to the collateral (if any) and subordination (if any)) being extended, refinanced or modified; ~~and~~
(ooo)    the Indebtedness that is extended, refinanced or modified is not recourse to any Loan Party or any of its Subsidiaries that is liable on account of the obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended~~.~~;
(ppp)    such extension, refinancing or modification shall not be secured by any Lien on any asset other than the assets that secured such Indebtedness being extended, refinanced or modified or, if applicable, shall be unsecured; and

(qqq)    such extension, refinancing or modification shall not (if secured) have a Lien priority greater than such Indebtedness being extended, refinanced or modified.
“Permitted Restricted Payments” means any of the following Restricted Payments made by:
(~~ppp~~rrr)    any Loan Party to Ultimate Holdings in amounts necessary to pay taxes and other customary expenses as and when due and owing by Ultimate Holdings in the ordinary course of its business as a public holding company (including salaries and related reasonable and customary expenses incurred by employees of Ultimate Holdings), so long as no Default or Event of Default shall have occurred and be continuing or would result from the making of such payment,
(~~qqq~~sss)    any Loan Party to any other Loan Party (other than Ultimate Holdings and the Mexican Loan Party),
(~~rrr~~ttt)    any Subsidiary of Intermediate Holdings that is not a Loan Party (or that is the Mexican Loan Party) to any other Subsidiary of Intermediate Holdings,
(~~sss~~uuu)    Ultimate Holdings to pay dividends in the form of common Equity Interests, and
(~~ttt~~vvv)    payments hereunder constituting Restricted Payments.
“Permitted Specified Liens” means Permitted Liens described in clauses (a), (b) and (c) of the definition of Permitted Liens, and, solely in the case of Section 10.1(b)(i), including clauses (g), (h) and (i) of the definition of Permitted Liens.
“Person” means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority, or any other entity, whether acting in an individual, fiduciary or other capacity.
“Pesos” or “MXN” means the lawful currency of Mexico.
“Peso/Dollar Reference Exchange Rate” means an exchange rate of MXN21.00 Pesos for each Dollar.
“Peso Commitments” means, as to each Peso Lender, its obligation to make Peso Loans to the Borrowers pursuant to Section 2.1(b), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Peso Lender’s name on Annex A or in the Assignment Agreement pursuant to which such Peso Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Peso Equivalent” means, with respect to any amount in Dollars, the amount, determined by reference to the Conversion Rate as of any date of determination, of Pesos that could be purchased with such amount of Dollars on such date.
“Peso Lender” means at any time, (a) any Lender that has a Peso Commitment at such time and (b) if the Commitments of the Peso Lenders to make Peso Loans have been terminated pursuant to Section 6.1 or Section 6.2 or, if the Aggregate Commitments have expired, any Lender that holds a Peso Loan at such time.
“Peso Loan” means a Tranche A-2 Loan and/or a Tranche B-2 Loan, as the context may require.
“PPP Indebtedness” means, collectively, certain Indebtedness pursuant to the Paycheck Protection Program of the Small Business Administration (a) between Bank of America, as lender, and AgileThought, LLC, as borrower, in the original aggregate principal amount of US$310,000, (b) between Bank of America, as lender, and AN USA LLC, as borrower, in the original aggregate principal amount of US$42,000 and (c) between Bank of America, as lender, and AGS Alpama Global Services LLC, as borrower, in the original aggregate principal amount of US$8,000.
“Proceeding” or “proceeding” means any investigation, inquiry, litigation, review, hearing, suit, claim, audit, arbitration, proceeding or action (in each case, whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.
“Project Thunder” means the fundamental changes described on Schedule 7.02(c) to the New Senior Credit Agreement (as in effect on May 27, 2022).
“Projections” means financial projections of Ultimate Holdings and its Subsidiaries delivered to the Lender, as updated from time to time pursuant to Section 10.1(a)(vi).
“Pro Rata Share” means:
(~~uuu~~www)    with respect to a Lender’s obligation to make Loans of any Type and right to receive payments of interest, fees, and principal with respect thereto, (i) prior to the Commitments being terminated or reduced to zero, the percentage obtained by dividing (x) the Dollar Amount of such Lender’s Commitment to make Loans of such

Type plus the Dollar Amount of the unpaid principal amount of such Lender’s Loans of such Type, by (y) the Dollar Amount of the Aggregate Commitments of all Lenders required to make Loans of such Type plus the Dollar Amount of the aggregate unpaid principal amount of all Loans of such Type of all Lenders, and (ii) from and after the time the Commitments to make Loans of such Type have been terminated or reduced to zero, the percentage obtained by dividing (x) the Dollar Amount of the aggregate unpaid principal amount of such Lender’s Loans of such Type, by (y) the Dollar Amount of the aggregate unpaid principal amount of all Loans of such Type of all Lenders; and
(~~vvv~~xxx)    with respect to all other matters as to a particular Lender, (i) prior to the time that the Commitments have been terminated or reduced to zero, the percentage obtained by dividing (x) the Dollar Amount of such Lender’s Commitment (if any), plus the Dollar Amount of the aggregate unpaid principal amount of such Lender’s Loans, by (y) the Dollar Amount of the Aggregate Commitments of all Lenders, plus the Dollar Amount of the aggregate unpaid principal amount all Loans of all Lenders, and (ii) if the Commitments have been terminated or reduced to zero, the percentage obtained by dividing (x) the Dollar Amount of the aggregate unpaid principal amount of such Lender’s Loans, by (y) the Dollar Amount of the aggregate unpaid principal amount of all Loans of all Lenders.
“Purchase Price” means, with respect to any Acquisition, an amount equal to the sum of (a) the aggregate consideration, whether cash, property or securities (including, without limitation, the fair market value of any Equity Interests of any Loan Party or any of its Subsidiaries issued in connection with such Acquisition), paid or delivered by a Loan Party or any of its Subsidiaries (whether as initial consideration or through the payment or disposition of deferred consideration, including, without limitation, in the form of seller financing, royalty payments, payments allocated towards non-compete covenants, payments to principals for consulting services or other similar payments) in connection with such Acquisition, plus (b) the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of Ultimate Holdings and its Subsidiaries after giving effect to such Acquisition, plus (c) the aggregate amount of all transaction fees, costs and expenses incurred by Ultimate Holdings or any of its Subsidiaries in connection with such Acquisition.
“Qualified Cash” means, as of any date of determination, the aggregate amount of unrestricted cash on-hand of the Loan Parties (other than the Mexican Loan Party) maintained in deposit accounts in the name of a Loan Party in the United States as of such date, which deposit accounts are, subject to Schedule 10.1(r) of the New Senior Credit Agreement, subject to Control Agreements.

“Qualified Equity Interests” means, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests.
“Real Property Deliverables” means each of the following agreements, instruments and other documents in respect of each Facility:
(~~www~~yyy)    a mortgage agreement, in form and substance satisfactory to the Lenders, duly executed by the applicable Loan Party,
(~~xxx~~zzz)    evidence of the recording of each mortgage agreement in such office or offices as may be necessary or, in the reasonable opinion of the Required Lender , desirable to perfect the Lien purported to be created thereby or to otherwise protect the rights of the Collateral Agent and the Lenders thereunder;
(~~yyy~~aaaa)    a Title Insurance Policy or bring-down of the existing Title Insurance Policy with respect to each mortgage agreement, dated as of the date such Title Insurance Policy is required to be delivered to the Collateral Agent hereunder;
(~~zzz~~bbbb)    a current ALTA survey and a surveyor’s certificate, certified to the Collateral Agent and to the issuer of the Title Insurance Policy with respect thereto by a professional surveyor licensed in the state in which such Facility is located and reasonably satisfactory to the Required Lenders;
(~~aaaa~~cccc)    in the case of a leasehold interest, a certified copy of the Lease between the landlord and such Person with respect to such real property in which such Person has a leasehold interest;
(~~bbbb~~dddd)    a zoning report issued by a provider reasonably satisfactory to the Collateral Agent or a copy of each letter issued by the applicable Governmental Authority, evidencing each Facility’s compliance with all applicable Requirements of Law, together with a copy of all certificates of occupancy issued with respect to each Facility;
(~~cccc~~eeee)    an opinion of counsel, satisfactory to the Required Lenders , in the state where such Facility is located with respect to the enforceability of the Mortgage to be recorded and such other matters as the Collateral Agent may reasonably request at the request of the Required Lenders;
(~~dddd~~ffff)    a Phase I Environmental Site Assessment prepared in accordance with the United States Environmental Protection Agency Standards and Practices for “All Appropriate Inquiries” under Section 101(3)(B) of the Comprehensive Environmental

Response, Compensation, and Liability Act as referenced in 40 CFR Part 312 and ASTM E-1527-13 “Standard Practice for Environmental Assessments” (“Phase I ESA” (and if reasonably requested by the Collateral Agent at the request of the Required Lenders based upon the results of such Phase I ESA, a Phase II Environmental Site Assessment), by a nationally recognized environmental consulting firm, reasonably satisfactory to the Required Lenders; and
(~~eeee~~gggg)    such other agreements, instruments, appraisals and other documents (including guarantees and opinions of counsel) as the Collateral Agent may reasonably require at the request of the Required Lenders.
“Registered Intellectual Property” means Intellectual Property that is issued, registered, renewed or the subject of a pending application.
“Registration Rights Agreement” means a registration rights agreement (as may be amended, restated or otherwise modified from time to time), entered into by and among the Borrowers, the Lenders and any other parties thereto, granting registration rights with respect to the Conversion Payment Shares, which specifically states that it is a “Registration Rights Agreement” for purposes of this Agreement.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in any environmental media, including the indoor or outdoor air, soil, surface or ground water, sediments or property.
“Remedial Action” means any action (a) to correct, mitigate, or address any actual, alleged or threatened violation of or non-compliance with any Environmental Law or Environmental Permit, or (b) to clean up, remove, remediate, mitigate, abate, contain, treat, monitor, assess, evaluate, investigate, prevent, minimize or in any other way address any environmental condition or the actual, alleged or threatened presence, Release or threatened Release of any Hazardous Materials (including the performance of pre-remedial studies and investigations and post-remedial operation and maintenance activities).
“Reportable Event” means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

“Required Lenders” means, at any time, Lenders whose Pro Rata Shares exceed 60% as determined pursuant to clause (b) of the definition of “Pro Rata Share”; provided that the Pro Rata Shares held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Requirements of Law” means, with respect to any Person, collectively, the common law and any and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities), and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Restricted Payment” means (a) the declaration or payment of any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, together with any payment or distribution pursuant to a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Loan Party, now or hereafter outstanding, (d) the return of any Equity Interests to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or the making of any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities thereto as such or (e) the payment of any management, consulting, monitoring or advisory fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting, monitoring, advisory or other services agreement to any of the shareholders or other equity holders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party.
“Revenue” means, for any period, the aggregate amount received by Ultimate Holdings and its Subsidiaries during such period for the sale of good and/or the provision of services, determined in compliance with Accounting Standards Codification 606 (Revenue from Contracts with Customers) published by the Financial Accounting Standards Board.
“Sale and Leaseback Transaction” means, with respect to Ultimate Holdings or any of its Subsidiaries, any arrangement, directly or indirectly, with any Person whereby

Ultimate Holdings or any of its Subsidiaries shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
“Sanctioned Person” means, at any time, (a) any Person listed in OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s Sectoral Sanctions Identification List, and any other Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom, Germany, Canada, Australia, or other relevant sanctions authority, (b) a Person that resides in, is organized in or located in, or has a place of business in, a country or territory named on any list referred to in clause (a) of this definition or a country or territory that is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through any such jurisdiction (each of the foregoing in this clause (b), a “Sanction Target”), or a Person that owns 50% or more of the Equity Interests of, or is otherwise controlled by, or is acting on behalf of, one or more Sanction Targets, (c) any Person with whom or with which a United States Person is prohibited from dealing under any of the Sanctions, or (d) any Person owned or controlled by any Person or Persons described in clause (a) or (b).
“Sanctions” means Requirements of Law concerning or relating to economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC, the U.S. Department of State, the European Union, or Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission or any other Governmental Authority succeeding to any of the principal functions thereof.
“Secured Party” means any Agent and any Lender.
“Seller” means any Person that sells Equity Interests or other property or assets to a Loan Party or a Subsidiary of a Loan Party in a Permitted Acquisition.
“Senior Credit Facility” means any extension of credit to IT Global Holding LLC, 4th Source, LLC, AN Extend, S.A. de C.V. and AgileThought, LLC pursuant to the amended and restated credit agreement dated as of July 18, 2019, among IT Global Holding LLC and 4th Source, LLC and AgileThought, LLC, as borrowers, the Holding Companies, the other Loan Parties party thereto and Monroe Capital Management Advisors, LLC as administrative agent, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Senior Officer” means, with respect to any Loan Party, any of the president, chief executive officer, the chief financial officer, or the treasurer of that Loan Party.
“Subordinated Debt” means, collectively, any unsecured Debt of Loan Parties and their Subsidiaries which is subject to a Subordination Agreement.
“Subordinated Indebtedness” means Indebtedness of any Loan Party the terms of which (including, without limitation, payment terms, interest rates, covenants, remedies, defaults and other material terms) are satisfactory to the Required Lenders and which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the New Senior Credit Agreement.
“Subordination Agreement” means (a) the subordination terms and covenants set forth in the Master Intercompany Note, and (b) any other subordination agreement or terms and covenants set forth in documents evidencing Subordinated Debt that are executed by a holder of Subordinated Debt in favor of Administrative Agent and the Lenders from time to time on or after the Closing Date, in the cases of clauses (a) and (b) in form and substance and on terms and conditions satisfactory to the Required Lenders in their discretion.
“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, outstanding Equity Interests having more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context clearly otherwise requires, each reference to Subsidiaries in this Agreement refers to Subsidiaries (including, for avoidance of doubt, Excluded Foreign Subsidiaries and Immaterial Subsidiaries) of the Loan Parties.
“Swap Obligation” means, with respect to a Loan Party, its obligations under a Hedging Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” means the earlier of November 29, 2021, and the date on which the Aggregate Commitments shall have been entirely utilized or terminated in accordance with this Agreement.
“Total Debt” means, on any date of determination, all Debt of the Consolidated Group on such day, determined on a consolidated basis in accordance with GAAP, but excluding

(a) contingent obligations thereof in respect of Contingent Liabilities (except to the extent constituting (i) Contingent Liabilities thereof in respect of Debt of a Person other than any Loan Party, or (ii) Contingent Liabilities thereof in respect of undrawn letters of credit), (b) any Hedging Obligations thereof, (c) Debt of any Borrower to any other Borrower, to the extent subordinated to the Obligations pursuant to the Master Intercompany Note, (d) for avoidance of doubt, Permitted Earn-out Obligations to the extent that the amount thereof is not yet due and payable, and (e) the Obligations.
“Total Leverage Ratio” means, for the Consolidated Group determined on a consolidated basis in accordance with GAAP as of the last day of any Computation Period, the ratio of (a) Total Debt (excluding any the Permitted Investor Debt, indebtedness outstanding under the Exitus Debt Promissory Note, Permitted Earn-out Obligations and the Fifth Amendment Fee (as such term is defined in the Senior Credit Facility) and other fees or other compensation payable in respect of the Senior Credit Facility) thereof as of such day, to (b) EBITDA thereof for the Computation Period ending on such day.
“Tranche A Applicable Rate” means, as of any date specified in the table below, a rate per annum equal to the rate set forth opposite such date by reference to Tranche B-1 Loan and Tranche B-2 Loan remaining outstanding, or not being outstanding (as applicable), at such date:

At any time the Tranche B-1 Loan and Tranche B-2 Loan are not outstanding		At any time the Tranche B-1 Loan and Tranche B-2 Loan remain outstanding
Date	Tranche A Applicable Rate	Date	Tranche A Applicable Rate
From the Interest Payment Date falling in September, 2023 to the day immediately preceding the Interest Payment Date falling in March, 2024	0.00%	From the Interest Payment Date falling in September, 2023 to the day immediately preceding the Interest Payment Date falling in March, 2024	1.00%
From the Interest Payment Date falling in March, 2024 to the day immediately preceding the Interest Payment Date falling in September, 2024	1.00%	From the Interest Payment Date falling in March, 2024 to the day immediately preceding the Interest Payment Date falling in September, 2024	2.00%

From the Interest Payment Date falling in September, 2024 to the day immediately preceding the Interest Payment Date falling in March, 2025	2.00%	From the Interest Payment Date falling in September, 2024 to the day immediately preceding the Interest Payment Date falling in March, 2025	3.00%
From the Interest Payment Date falling in March, 2025 ~~to the day immediately preceding the Interest Payment Date falling in September, 2025~~ and at any time thereafter	3.00%	From the Interest Payment Date falling in March, 2025 ~~to the day immediately preceding the Interest Payment Date falling in September, 2025~~and at any time thereafter	4.00%
~~From the Interest Payment Date falling in September, 2025 to the day immediately preceding the Interest Payment Date falling in March, 2026~~	~~4.00%~~	~~From the Interest Payment Date falling in September, 2025 to the day immediately preceding the Interest Payment Date falling in March, 2026~~	~~5.00%~~
~~From the Interest Payment Date falling in March, 2026 and any time thereafter~~	~~5.00%~~	~~From the Interest Payment Date falling in March, 2026 and any time thereafter~~	~~5.00%~~
“Tranche A-1 Commitment” means, as to any Tranche A-1 Lender, such Lender’s commitment to make Tranche A-1 Loans on the Closing Date under this Agreement.  The amount of each Tranche A-1 Lender’s Tranche A-1 Commitment as of the Closing Date is set forth on Annex A.  The aggregate amount of the Tranche A-1 Commitments of all Tranche A-1 Lenders as of the Closing Date is US$3,000,000.
“Tranche A-1 Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Tranche A-1 Commitment at such time and (b) at any time after the Closing Date, any Lender that holds a Tranche A-1 Loan at such time.
“Tranche A-1 Loan” means an extension of credit in Dollars made by a Tranche A-1 Lender to AgileThought Mexico pursuant to this Agreement.

“Tranche A-1 Maturity Date” means ~~September 15~~July 1, ~~2026~~2025; provided, however, that if such date is not a Business Day, the Tranche A-1 Maturity Date shall be the immediately preceding Business Day.
“Tranche A-1 Note” means a non-negotiable promissory note (pagaré no negociable) made by AgileThought Mexico, as issuer, and each other Mexican Loan Party, por aval, in favor of a Tranche A-1 Lender evidencing Tranche A-1 Loans made by such Tranche A-1 Lender, substantially in the form of Exhibit D.
“Tranche A-1 Total Repayment Return” means with respect to any repayment of the Tranche A-1 Loans (including by way of conversion pursuant to Article XVIII), an IRR for the Tranche A-1 Lenders in respect of the amount being repaid.
“Tranche A-2 Commitment” means, as to any Tranche A-2 Lender, such Lender’s commitment to make Tranche A-2 Loans on the Closing Date under this Agreement.  The amount of each Tranche A-2 Lender’s Tranche A-2 Commitment as of the Closing Date is set forth on Annex A.  The aggregate amount of the Tranche A-2 Commitments of all Tranche A-2 Lenders as of the Closing Date is MXN$120,000,000.
“Tranche A-2 Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Tranche A-2 Commitment at such time and (b) at any time after the Closing Date, any Lender that holds a Tranche A-2 Loan at such time.
“Tranche A-2 Loan” means an extension of credit in Pesos made by a Tranche A-2 Lender to AgileThought Mexico pursuant to this Agreement.
“Tranche A-2 Maturity Date” means ~~September 15~~July 1, ~~2026~~2025; provided, however, that if such date is not a Business Day, the Tranche A-2 Maturity Date shall be the immediately preceding Business Day.
“Tranche A-2 Note” means a non-negotiable promissory note (pagaré no negociable) made by AgileThought Mexico, as issuer, and each other Mexican Loan Party, por aval, in favor of a Tranche A-2 Lender evidencing Tranche A-2 Loans made by such Tranche A-2 Lender, substantially in the form of Exhibit E.
“Tranche A-2 Total Repayment Return” means with respect to any repayment of the Tranche A-2 Loans (including by way of conversion pursuant to Article XVIII), an IRR for the Tranche A-2 Lenders in respect of the amount being repaid.
“Tranche B-1 Commitment” means, as to any Tranche B-1 Lender, such Lender’s commitment to make Tranche B-1 Loans on the Closing Date under this Agreement.  The amount of each Tranche B-1 Lender’s Tranche B-1 Commitment as of the Closing Date is set forth on Annex A.  The aggregate amount of the Tranche B-1 Commitments of all Tranche B-1 Lenders as of the Closing Date is the equivalent in Dollars of MXN$71,524,492.12 determined by reference to the Conversion Rate as of the Closing Date, which amount in Dollars will be specified in the Funds Flow Memorandum.
“Tranche B-1 Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Tranche B-1 Commitment at such time and (b) at any time after the Closing Date, any Lender that holds a Tranche B-1 Loan at such time.
“Tranche B-1 Loan” means an extension of credit in Dollars made by a Tranche B-1 Lender to Ultimate Holdings~~]~~ pursuant to this Agreement.
“Tranche B-1 Maturity Date” means June 15, 2023; provided, however, that, in each case, if such date is not a Business Day, the Tranche B-1 Maturity Date shall be the immediately preceding Business Day.
“Tranche B-1 Note” means a promissory note made by Ultimate Holdings, as issuer, in favor of a Tranche B-1 Lender evidencing Tranche B-1 Loans made by such Tranche B-1 Lender, substantially in the form of Exhibit F.
“Tranche B-2 Commitment” means, as to any Tranche B-2 Lender, such Lender’s commitment to make Tranche B-2 Loans on the Closing Date under this Agreement.  The amount of each Tranche B-2 Lender’s Tranche B-2 Commitment as of the Closing Date is set forth on Annex A.  The aggregate amount of the Tranche B-2 Commitments of all Tranche B-2 Lenders as of the Closing Date is MXN$78,446,203.
“Tranche B-2 Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Tranche B-2 Commitment at such time and (b) at any time after the Closing Date, any Lender that holds a Tranche B-2 Loan at such time.
“Tranche B-2 Loan” means an extension of credit in Pesos made by a Tranche B-2 Lender to Ultimate Holdings pursuant to this Agreement.
“Tranche B-2 Maturity Date” means June 15, 2023; provided, however, that, in each case, if such date is not a Business Day, the Tranche B-2 Maturity Date shall be the immediately preceding Business Day.
“Tranche B-2 Note” means a promissory note made by Ultimate Holdings, as issuer, in favor of a Tranche B-2 Lender evidencing Tranche B-2 Loans made by such Tranche B-2 Lender, substantially in the form of Exhibit G.

“Tranche C Commitment” means, as to any Tranche C Lender, such Lender’s commitment to make Tranche C Loans on the Closing Date under this Agreement.  The amount of each Tranche C Lender’s Tranche C Commitment as of the Closing Date is set forth on Annex A.  The aggregate amount of the Tranche C Commitments of all Tranche C Lenders as of the Closing Date is US$4,000,000.
“Tranche C Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Tranche C Commitment at such time and (b) at any time after the Closing Date, any Lender that holds a Tranche C Loan at such time.
“Tranche C Loan” means an extension of credit in Dollars made by a Tranche C Lender to Ultimate Holdings pursuant to this Agreement.
“Tranche C Maturity Date” means September 15, 2026; provided, however, that if such date is not a Business Day, the Tranche C Maturity Date shall be the immediately preceding Business Day.
“Tranche C Note” means a promissory note made by Ultimate Holdings, as issuer, in favor of a Tranche C Lender evidencing Tranche C Loans made by such Tranche C Lender, substantially in the form of Exhibit H.
“Tranche D Commitment” means, as to any Tranche D Lender, such Lender’s commitment to make Tranche D Loans on the Closing Date under this Agreement.  The amount of each Tranche D Lender’s Tranche D Commitment as of the Closing Date is set forth on Annex A.  The aggregate amount of the Tranche D Commitments of all Tranche D Lenders as of the Closing Date is US$500,000.00.
“Tranche D Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Tranche D Commitment at such time and (b) at any time after the Closing Date, any Lender that holds a Tranche D Loan at such time.
“Tranche D Loan” means an extension of credit in Dollars made by a Tranche D Lender to Ultimate Holdings pursuant to this Agreement.
“Tranche D Maturity Date” means September 15, 2026; provided, however, that if such date is not a Business Day, the Tranche D Maturity Date shall be the immediately preceding Business Day.
“Tranche D Note” means a promissory note made by Ultimate Holdings, as issuer, in favor of a Tranche D Lender evidencing Tranche D Loans made by such Tranche D Lender, substantially in the form of Exhibit I.

“Tranche E Commitment” means, as to any Tranche E Lender, such Lender’s commitment to make Tranche E Loans on the Amendment No. 1 Effective Date under this Agreement.  The amount of each Tranche E Lender’s Tranche E Commitment as of the Amendment No. 1 Effective Date is set forth on Annex A.  The aggregate amount of the Tranche E Commitments of all Tranche E Lenders as of the Amendment No. 1 Effective Date is US$200,000.
“Tranche E Lender” means (a) at any time on or prior to the Amendment No. 1 Effective Date, any Lender that has a Tranche E Commitment at such time and (b) at any time after the Amendment No. 1 Effective Date, any Lender that holds a Tranche E Loan at such time.
“Tranche E Loan” means an extension of credit in Dollars made by a Tranche E Lender to Ultimate Holdings pursuant to this Agreement.
“Tranche E Maturity Date” means September 15, 2026; provided, however, that if such date is not a Business Day, the Tranche E Maturity Date shall be the immediately preceding Business Day.
“Tranche E Note” means a promissory note made by Ultimate Holdings, as issuer, in favor of a Tranche E Lender evidencing Tranche E Loans made by such Tranche E Lender, substantially in the form of Exhibit K.
“Type” means, with respect to a Loan, its character as a Tranche A-1 Loan, a Tranche A-2 Loan, a Tranche B-1 Loan, a Tranche B-2 Loan, a Tranche C Loan, a Tranche D Loan or a Tranche E Loan.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.
“Ultimate Holdings” as defined in the preamble to this Agreement.
“United States” and “U.S.” mean the United States of America.
“Unpaid Taxes” means the liabilities listed on Schedule 6.01(j) to the New Senior Credit Agreement (as in effect on May 27, 2022).
“Wholly Owned Subsidiary” means, as to any Person, a Subsidiary all of the Equity Interests of which (except directors’ qualifying Equity Interests) are at the time directly or indirectly owned by that Person and/or another Wholly Owned Subsidiary of that Person. Unless the context otherwise requires, each reference to Wholly Owned Subsidiaries in this Agreement refers to Wholly Owned Subsidiaries (including, for avoidance of doubt, Excluded Foreign Subsidiaries and Immaterial Subsidiaries) of the Loan Parties.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
“13-Week Cash Flow” has the meaning assigned to such term in Section 10.1(a)(xix).
Section 1.2    Other Interpretive Provisions.
(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)    Section, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(c)    The term “in its discretion” means “in its sole and absolute discretion.” The term “including” is not limiting and means “including without limitation.”
(d)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”
(e)    Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.
(f)    This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.
(g)    This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agents, Loan Parties, the Lenders and the other parties hereto and thereto and are the products of all parties. Accordingly, they shall not be construed against the Agents or the Lenders merely because of the Agents’ or Lenders’ involvement in their preparation.
(h)    If any delivery due date specified in Section 10.1 for the delivery of reports, certificates and other information required to be delivered pursuant to Section 10.1 falls on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day.
(i)    A Default or Event of Default will be deemed to have occurred and exist at all times during the period commencing on the date that Default or Event of Default occurs to the date on which that Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement, and an Event of Default will “continue” or be “continuing” until that Event of Default has been waived in writing by the Required Lenders.
Section 1.3    Accounting and Other Terms.
(a)    Unless otherwise expressly provided in this Agreement, each accounting term used in this Agreement has the meaning given it under GAAP applied on a basis consistent with those used in preparing the financial statements and using the same inventory valuation method as used in the financial statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in that change, the change is disclosed to Administrative Agent and Required Lenders, and Section 10.3 is amended in a manner satisfactory to the Required Lenders to take into account the effects of the change. All financial statements delivered pursuant to this Agreement shall be prepared in the English language and Dollars.
(b)    If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and any of the Borrowers, the Required Lenders shall so request, with notice to the Administrative Agent, the Lenders and the Borrower Representative on behalf of the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders). Notwithstanding anything to the contrary contained in this paragraph or the definition of “ Capitalized Lease,” or “ Capitalized Lease Obligations” in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that they were in existence on the Closing Date) that would constitute Capitalized Leases or Capitalized Lease Obligations in accordance with GAAP on December 31, 2018, shall be considered Capitalized Leases or Capitalized Lease Obligations, as applicable, and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith; provided that, for the avoidance of doubt, all leases entered into after December 31, 2018, shall be capitalized, except to the extent that any such lease is a renewal, extension or replacement of any lease entered into or prior to December 31, 2018.
(c)    All terms used in this Agreement which are defined in Article 8 or Article 9 of the UCC and which are not otherwise defined in this Agreement have the same meanings in this Agreement as set forth therein, except that terms used in this Agreement which are defined in the UCC as in effect in the State of New York on the date of this Agreement will continue to have the same meaning notwithstanding any replacement or amendment of that statute except as Required Lenders may otherwise determine
Section 1.4    Classification of Loans1.4.1    . For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Tranche A-1 Loan”).
ARTICLE II

COMMITMENTS OF THE LENDERS; BORROWING PROCEDURES
Section 2.1    Loans.
(a)     Each Tranche A-1 Lender agrees to make a Tranche A-1 Loan in Dollars to AgileThought Mexico on the Closing Date in an amount equal to such Lender’s Pro Rata Share of the aggregate amount of the Tranche A-1 Commitments of all Tranche A-1 Lenders. The Tranche A-1 Commitments of the Tranche A-1 Lenders to make Tranche A-1 Loans shall expire concurrently with the making of the Tranche A-1 Loans on the Closing Date.
(b)    Each Tranche A-2 Lender agrees to make a Tranche A-2 Loan in Pesos to AgileThought Mexico on the Closing Date in an amount equal to such Lender’s Pro Rata Share of the aggregate amount of the Tranche A-2 Commitments of all Tranche A-2 Lenders.  The Tranche A-2 Commitments of the Tranche A-2 Lenders to make Tranche A-2 Loans shall expire concurrently with the making of the Tranche A-2 Loans on the Closing Date. Funds due in pesos will be deposited to an account with the Administrative Agent by 10:00 a.m., New York Time one Business Day prior to the Closing Date.
(c)    Each Tranche B-1 Lender agrees to make a Tranche B-1 Loan in Dollars to Ultimate Holdings on the Closing Date in an amount equal to such Lender’s Pro Rata Share of the aggregate amount of the Tranche B-1 Commitments of all Tranche B-1 Lenders.  The Tranche B-1 Commitments of the Tranche B-1 Lenders to make Tranche B-1 Loans shall expire concurrently with the making of the Tranche B-1 Loans on the Closing Date.

(d)    Each Tranche B-2 Lender agrees to make a Tranche B-2 Loan in Pesos to Ultimate Holdings on the Closing Date in an amount equal to such Lender’s Pro Rata Share of the aggregate amount of the Tranche B-2 Commitments of all Tranche B-2 Lenders.  The Tranche B-2 Commitments of the Tranche B-2 Lenders to make Tranche B-2 Loans shall expire concurrently with the making of the Tranche B-2 Loans on the Closing Date. Funds due in pesos will be deposited to an account with the Administrative Agent by 10:00 a.m., New York Time one Business Day prior to the Closing Date.
(e)    Each Tranche C Lender agrees to make a Tranche C Loan in Dollars to Ultimate Holdings on the Closing Date in an amount equal to such Lender’s Pro Rata Share of the aggregate amount of the Tranche C Commitments of all Tranche C Lenders.  The Tranche C Commitments of the Tranche C Lenders to make Tranche C Loans shall expire concurrently with the making of the Tranche C Loans on the Closing Date.
(f)    Each Tranche D Lender agrees to make a Tranche D Loan in Dollars to Ultimate Holdings on the Closing Date in an amount equal to such Lender’s Pro Rata Share of the aggregate amount of the Tranche D Commitments of all Tranche D Lenders.  The Tranche D Commitments of the Tranche D Lenders to make Tranche D Loans shall expire concurrently with the making of the Tranche D Loans on the Closing Date.
(g)    Each Tranche E Lender agrees to make a Tranche E Loan in Dollars to Ultimate Holdings on the Amendment No. 1 Effective Date in an amount equal to such Lender’s Pro Rata Share of the aggregate amount of the Tranche E Commitments of all Tranche E Lenders.  The Tranche E Commitments of the Tranche E Lenders to make Tranche E Loans shall expire concurrently with the making of the Tranche E Loans on the Amendment No. 1 Effective Date.
(h)    Amounts repaid with respect to any of the Loans may not be reborrowed.
Section 2.2    Borrowing Procedures.
(a)    The Borrower Representative shall give written notice (each such written notice, a “Notice of Borrowing”) to Administrative Agent and each Lender of the proposed borrowing not later than 10:00 A.M. (Mexico, City time) three Business Days prior to the proposed date of that borrowing (or such shorter period acceptable to the Administrative Agent). Each such notice will be effective upon receipt by Administrative Agent, will be irrevocable, and must specify the proposed Closing Date (which date shall be a Business Day prior to the Termination Date), or with respect to the borrowing of Tranche E Loans, the proposed Amendment No. 1 Effective Date, and amount of the requested borrowing. Except as otherwise agreed in a flow of funds memorandum in form and substance acceptable to the Administrative

Agent and the Lenders (a “Funds Flow Memorandum”) on the Closing Date, or with respect to a borrowing of Tranche E Loans, on the Amendment No. 1 Effective Date, each Lender shall provide Administrative Agent with immediately available funds covering that Lender’s Pro Rata Share of that borrowing so long as the applicable Lender has not received written notice that the conditions precedent set forth in Article XII with respect to that borrowing have not been satisfied. Except as otherwise agreed in a Funds Flow Memorandum, after the Administrative Agent’s receipt of the proceeds of the applicable Loans from the Lenders, the Administrative Agent shall make the proceeds of those Loans available to the applicable Borrower on the Closing Date (or with respect to a borrowing of Tranche E Loans, on the Amendment No. 1 Effective Date) by transferring to the applicable Borrower immediately available funds equal to the proceeds received by the Administrative Agent. There shall be a single borrowing of the Loans hereunder.
(b)    Funding Losses. In connection with each Loan, each Borrower shall jointly and severally indemnify, defend, and hold the Administrative Agent and the Lenders harmless against any loss, cost, or expense actually incurred by the Administrative Agent or any Lender as a result of the failure to borrow any Loan on the date specified by the Borrower Representative in a Notice of Borrowing (other than as a result of any failure of any Lender to make such Loan to the extent required by this Agreement that a court of competent jurisdiction finally determines to have resulted from gross negligence, willful misconduct, or bad faith of such Lender) (such losses, costs, or expenses, “Funding Losses”). A certificate of the Administrative Agent or a Lender delivered to the Borrower Representative setting forth in reasonable detail any amount or amounts that the Administrative Agent or such Lender is entitled to receive pursuant to this Section 2.2(b) shall be conclusive absent manifest error. Borrowers shall pay such amount to the Administrative Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate.
Section 2.3    Commitments Several. The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender. Anything herein to the contrary notwithstanding, the Tranche A-1 Lenders, Tranche A-2 Lenders, Tranche B-1 Lenders and Tranche B-2 Lenders shall be relieved from their obligations to make Loans hereunder in case of failure by the Tranche C Lenders and the Tranche D Lenders to make Tranche C Loans and Tranche D Loans in an aggregate principal amount of at least US$4,000,000, hereunder.
Section 2.4    Certain Conditions. No Lender shall have an obligation to make any Loan if an Event of Default or Default has occurred and is continuing.

Section 2.5    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions will apply for so long as that Lender is a Defaulting Lender:
(a)    Any amount payable to a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, or otherwise and including any amount that would otherwise be payable to that Defaulting Lender pursuant to Section 7.5 but excluding Article VIII) will, in lieu of being distributed to that Defaulting Lender, be retained by the Administrative Agent and, subject to any applicable requirements of law, be applied as follows at such time or times: (i) first, to the payment of any amounts owing by that Defaulting Lender to the Agents under this Agreement; (ii) second, pro rata, to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement; (iii) third, if so determined by the Borrowers, held as cash collateral for future funding obligations of the Defaulting Lender under this Agreement; (iv) fourth, pro rata, to the payment of any amounts owing to the Borrowers or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Borrower or any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and (v) fifth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction. If any such payment is a prepayment of the principal amount of any Loans and made at a time when the conditions set forth in Section 12.2 are satisfied, then that payment will be applied solely to prepay the Loans of all Lenders that are not Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans of any Defaulting Lender.
(b)    If any Borrower notifies the Administrative Agent that a Defaulting Lender has adequately remedied all matters that caused that Lender to be a Defaulting Lender, then that Lender shall purchase at par such of the Loans of the other Lenders as necessary in order for that Lender to hold those Loans in accordance with its Pro Rata Share (as determined pursuant to clause (a) of the definition of “Pro Rata Share”). No Defaulting Lender will have any right to approve or disapprove any amendment, waiver, consent, or any other action the Lenders or the Required Lenders have taken or may take under this Agreement (including any consent to any amendment or waiver pursuant to Section 15.1) but any waiver, amendment, or modification requiring the consent of all Lenders or each directly affected Lender that affects a Defaulting Lender differently than other affected Lenders will require the consent of that Defaulting Lender.

ARTICLE III

EVIDENCING OF LOANS
Section 3.1    Notes. Each Tranche A-1 Loan shall be evidenced by a Tranche A-1 Note (which qualifies as a pagaré under Mexican law), executed by AgileThought Mexico as issuer and each Mexican Loan Party, por aval; (ii) each Tranche A-2 Loan shall be evidenced by a Tranche A-2 Note (which qualifies as a pagaré under Mexican law), executed by AgileThought Mexico as issuer and each Mexican Loan Party, por aval; (iii) each Tranche B-1 Loan shall be evidenced by a Tranche B-1 Note, executed by Ultimate Holdings as issuer; (iv) each Tranche B-2 Loan shall be evidenced by a Tranche B-2 Note, executed by Ultimate Holdings as issuer; (v) each Tranche C Loan shall be evidenced by a Tranche C Note, executed by Ultimate Holdings as issuer; (vi) each Tranche D Loan shall be evidenced by a Tranche D Note, executed by Ultimate Holdings as issuer; and (vii) each Tranche E Loan shall be evidenced by a Tranche E Note, executed by Ultimate Holdings as issuer.  The Notes shall be delivered to each Lender for the benefit of such Lender on or before the Closing Date (or with respect to Tranche E Notes, on or before the Amendment No. 1 Effective Date), appropriately completed.  Each Loan and interest thereon shall at all times (including after assignment pursuant to Section 15.6) be represented by one or more Notes in such form payable to the payee named therein.  Each Lender shall be entitled to have its Notes substituted, exchanged or subdivided for Notes of lesser denominations in connection with a permitted assignment of all or any portion of such Lender’s Loans and Notes pursuant to Section 15.6.  In case of theft, partial or complete destruction or mutilation of any Note, the relevant Lender shall be entitled to request to the Borrowers, and the Borrowers shall promptly (but in any event within ten days of such notice) execute and deliver in lieu thereof a new Note, dated the same date as the lost, stolen, destructed or mutilated Note.
Section 3.2    Recordkeeping. The Administrative Agent, on behalf of each Lender, shall record in its records, the date and amount of each Loan made by each Lender and each repayment or conversion (if permissible) thereof. The aggregate unpaid principal amount so recorded will be rebuttably presumptive evidence of the principal amount of the Loans owing and unpaid. The failure to so record any such amount or any error in so recording any such amount will not, however, limit or otherwise affect the Obligations of the Borrowers under this Agreement or under any Note to repay the principal amount of the Loans under this Agreement, together with all interest accruing thereon.

ARTICLE IV

INTEREST
Section 4.1    Interest Rates.
(a)    (i) Borrowers jointly and severally agree to pay interest on the unpaid principal amount of each Tranche A-1 Loan (A) for the period commencing on the date that Tranche A-1 Loan is made until the day immediately preceding the Amendment No. 4 Effective Date at a rate per annum equal to 11.00%, and (B) for the period commencing on the Amendment No. 4 Effective Date until the Tranche A-1 Loan is paid in full at a rate per annum equal to the sum of (x) 11.00% and (y) the Tranche A Applicable Rate; (ii) Borrowers jointly and severally agree to pay interest on the unpaid principal amount of each Tranche A-2 Loan (A) for the period commencing on the date that Tranche A-2 Loan is made until the day immediately preceding the Amendment No. 4 Effective Date at a rate per annum equal to 17.41%, and (B) for the period commencing on the Amendment No. 4 Effective Date until the Tranche A-2 Loan is paid in full at a rate per annum equal to the sum of (x) 17.41% and (y) the Tranche A Applicable Rate; (iii) Borrowers jointly and severally agree to pay interest on the unpaid principal amount of each Tranche B-1 Loan for the period commencing on the date that Tranche B-1 Loan is made until that Tranche B-1 Loan is paid in full at a rate per annum equal to 11.00%; (iv) Borrowers jointly and severally agree to pay interest on the unpaid principal amount of each Tranche B-2 Loan for the period commencing on the date that Tranche B-2 Loan is made until that Tranche B-2 Loan is paid in full at a rate per annum equal to 17.41%; (v) Borrowers jointly and severally agree to pay interest on the unpaid principal amount of each Tranche C Loan for the period commencing on the date that Tranche C Loan is made until that Tranche C Loan is paid in full at a rate per annum equal to 11.00%; (vi) Borrowers jointly and severally agree to pay interest on the unpaid principal amount of each Tranche D Loan for the period commencing on the date that Tranche D Loan is made until that Tranche D Loan is paid in full at a rate per annum equal to 11.00%; and (vii) Borrowers jointly and severally agree to pay interest on the unpaid principal amount of each Tranche E Loan for the period commencing on the Amendment No. 1 Effective Date until that Tranche E Loan is paid in full at a rate per annum equal to 11.00%.
As between AgileThought Mexico and the Peso Lenders only, and for information purposes only, the interest rate applicable to the Peso Loans has been agreed giving due regard to factors that would make the rate the substantial equivalent to the interest rate applicable to the Dollar Loans.
(b)    Notwithstanding the foregoing, at any time an Event of Default exists, the interest rate applicable to each Loan will be increased by 2% during the existence of an Event of Default (and, in the case of Obligations not bearing interest, those Obligations will, during the existence of an Event of Default, bear interest at the highest interest rate applicable to the Loans plus 2%), but any such increase may be rescinded by Required Lenders, notwithstanding Section 15.1. Notwithstanding the foregoing, upon the occurrence of an Event of Default under Sections 13.1(a), (f) or (g), the increase provided for in this Section 4.1 will occur automatically. In no event will interest payable by the Borrowers to any Lender under this Agreement exceed the maximum rate permitted under applicable law, and if any such provision of this Agreement is in contravention of any such law, then that provision will be deemed modified to limit that interest to the maximum rate permitted under that law.
Section 4.2    Interest Payment Dates; Payment-in-Kind.
(a)    Tranche A-1 Loans.
(i)    Accrued interest on each Tranche A-1 Loan shall be payable in arrears on each Interest Payment Date, upon a prepayment of such Loan, and on the date on which all or any portion of the Obligations are accelerated, and at maturity.  After maturity, and at any time an Event of Default exists, accrued interest on all Tranche A-1 Loans shall be payable on demand.
(ii)    So long as no Default or Event of Default shall have occurred and be continuing and unless otherwise consented by the Tranche A-1 Lenders, on each Interest Payment Date (other than the Maturity Date), interest on the Tranche A-1 Loans shall be paid by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of the Tranche A-1 Loans, and such interest amount (together with any principal of the Tranche A-1 Loans prior to giving effect to the provisions of this Section 4.2(a)(ii)) thereafter shall form part of the Tranche A-1 Loans and shall itself bear interest as provided in Section 4.1; provided that so long as the Total Leverage Ratio of the Consolidated Group for the Computation Period most recently ended prior to such Interest Payment Date is not greater than 2.00:1.00, each Tranche A-1 Lender shall have the right (but shall not be obligated) to elect, by written notice to the Administrative Agent and the Borrower Representative delivered not earlier than three Business Days prior to such Interest Payment Date, to require that all or any portion of the interest on the Tranche A-1 Loan maintained by such Tranche A-1 Lender remain due and payable in cash (in which case such interest (or portion thereof, as applicable) shall not be so capitalized or added to the principal but shall instead remain payable in cash); provided, further, that if a Default shall have occurred and be continuing on any date on which such interest is due, the Tranche A-1 Lenders shall be entitled to elect, by notice to the Borrower Representative, either to have such interest be capitalized and added to principal as set forth herein (in which case such payment shall be so capitalized and added to principal) or to require that it remain due and payable in cash (in which case such payment shall not be so capitalized or added to principal but shall instead remain payable in cash) and, in either case, such payment shall bear interest until paid in full as provided in Section 4.1.  Each such determination by the Tranche A-1 Lenders shall be conclusive and binding on all parties hereto.  If requested by the Tranche A-1 Lenders, the Borrowers shall, within 15 days after such request, cause new Notes to be issued to the Tranche A-1 Lenders, duly executed and delivered by the Borrowers, evidencing the obligation to pay the increased principal amount of the Tranche A-1 Loans as provided in this Section 4.2(a)(ii).
(b)    Tranche A-2 Loans.
(i)    Accrued interest on each Tranche A-2 Loan shall be payable in arrears on each Interest Payment Date, upon a prepayment of such Loan, and on the date on which all or any portion of the Obligations are accelerated, and at maturity.  After maturity, and at any time an Event of Default exists, accrued interest on all Tranche A-2 Loans shall be payable on demand. Funds due in pesos will be deposited to an account with the Administrative Agent by 10:00 a.m., New York Time one Business Day prior to the Closing Date.
(ii)    So long as no Default or Event of Default shall have occurred and be continuing and unless otherwise consented by the Tranche A-2 Lenders, on each Interest Payment Date (other than the Maturity Date), interest on the Tranche A-2 Loans shall be paid by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of the Tranche A-2 Loans, and such interest amount (together with any principal of the Tranche A-2 Loans prior to giving effect to the provisions of this Section 4.2(b)(ii)) thereafter shall form part of the Tranche A-2 Loans and shall itself bear interest as provided in Section 4.1; provided that so long as the Total Leverage Ratio of the Consolidated Group for the Computation Period most recently ended prior to such Interest Payment Date is not greater than 2.00:1.00, each Tranche A-2 Lender shall have the right (but shall not be obligated) to elect, by written notice to the Administrative Agent and the Borrower Representative delivered not earlier than three Business Days prior to such Interest Payment Date, to require that all or any portion of the interest on the Tranche A-2 Loan maintained by such Tranche A-2 Lender remain due and payable in cash (in which case such interest (or portion thereof, as applicable) shall not be so capitalized or added to the principal but shall instead remain payable in cash); provided, further, that if a Default shall have occurred and be continuing on any date on which such interest is due, the Tranche A-2 Lenders shall be entitled to elect, by notice to the Borrower Representative, either to have such interest be capitalized and added to principal as set forth herein (in which case such payment shall be so capitalized and added to principal) or to require that it remain due and payable in cash (in which case such payment shall not be so capitalized or added to principal but shall instead remain payable in cash) and, in either case, such payment shall bear interest until paid in full as provided in Section 4.1.  Each such determination by the Tranche A-2 Lenders shall be conclusive and binding on all parties hereto.  If requested by the Tranche A-2 Lenders, the Borrowers shall, within 15 days after such request, cause new Notes to be issued to the Tranche A-2 Lenders, duly executed and delivered by the Borrowers, evidencing the obligation to pay the increased principal amount of the Tranche A-2 Loans as provided in this Section 4.2(b)(ii).
(c)    Tranche B-1 Loans.
(i)    Accrued interest on each Tranche B-1 Loan shall be payable upon a prepayment of such Loan, and on the date on which all or any portion of the Obligations are accelerated, and at maturity.  After maturity, and at any time an Event of Default exists, accrued interest on all Tranche B-1 Loans shall be payable on demand.
(ii)    If the Borrowers are required under this Agreement or under any other Loan Document to make a payment of interest in cash on the Loans on any date, then the sum payable by the Borrowers in respect of interest on the Tranche B-1 Loans shall be increased such that the Tranche B-1 Lenders receive an amount on account of interest on the Tranche B-1 Loans equal to the amount that would have resulted if interest on the Tranche B-1 Loans shall have been capitalized on each Interest Payment Date (other than the Maturity Date) and such capitalized amount added to the then outstanding principal amount of Tranche B-1 Loans.
(d)    Tranche B-2 Loans.
(i)    Accrued interest on each Tranche B-2 Loan shall be payable upon a prepayment of such Loan, and on the date on which all or any portion of the Obligations are accelerated, and at maturity.  After maturity, and at any time an Event of Default exists, accrued interest on all Tranche B-2 Loans shall be payable on demand.
(ii)    If the Borrowers are required under this Agreement or under any other Loan Document to make a payment of interest in cash on the Loans on any date, then the sum payable by the Borrowers in respect of interest on the Tranche B-2 Loans shall be increased such that the Tranche B-2 Lenders receive an amount on account of interest on the Tranche B-2 Loans equal to the amount that would have resulted if interest on the Tranche B-2 Loans shall have been capitalized on each Interest Payment Date (other than the Maturity Date) and such capitalized amount added to the then outstanding principal amount of Tranche B-2 Loans. Funds due in pesos will be deposited to an account with the Administrative Agent by 10:00 a.m., New York Time one Business Day prior to the Closing Date.
(e)    Tranche C Loans.
(i)    Accrued interest on each Tranche C Loan shall be payable on the date on which all or any portion of the Obligations are accelerated, and on the Tranche C Maturity Date; provided, however that nothing herein shall restrict the Borrowers from making voluntary payments of such interest at any time prior to the Tranche C Maturity Date.  After maturity, and at any time an Event of Default exists, accrued interest on all Tranche C Loans shall be payable on demand.
(ii)    [Reserved]
(f)    Tranche D Loans.
(i)    Accrued interest on each Tranche D Loan shall be payable in arrears on the date on which all or any portion of the Obligations are accelerated, and on the Tranche D Maturity Date provided, however that nothing herein shall restrict the Borrowers from making voluntary payments of such interest at any time prior to the Tranche D Maturity Date.  After maturity, and at any time an Event of Default exists, accrued interest on all Tranche D Loans shall be payable on demand.
(ii)    [Reserved].
(g)    Tranche E Loans.
(i)    Accrued interest on each Tranche E Loan shall be payable in arrears on the date on which all or any portion of the Obligations are accelerated, and on the Tranche E Maturity Date; provided, however that nothing herein shall restrict the Borrowers from making voluntary payments of such interest at any time prior to the Tranche E Maturity Date.  After maturity, and at any time an Event of Default exists, accrued interest on all Tranche E Loans shall be payable on demand.
(ii)    [Reserved]
(h)    The provisions of this Section 4.2 represent the sole and entire agreement of the parties to capitalize interest and accept payment of interest other than in cash; provided that such agreement is subject to the terms of the Reference Subordination Agreement.  Any interest not capitalized and added to principal pursuant to Section 4.2 shall continue to be payable in cash in accordance with the terms of this Agreement and the Notes, and if unpaid when due, shall bear interest at the applicable rate provided in Section 4.1.
Section 4.3    Computation of Interest. Interest will be computed for the actual number of days elapsed on the basis of a year of 360 days.
Section 4.4    Intent to Limit Charges to Maximum Lawful Rate. In no event will any interest rate payable under this Agreement (including, without limitation, under Section 4.1 plus any other amounts paid in connection herewith), exceed the highest rate permissible under any law that a court of competent jurisdiction, in a final determination, deems applicable. Borrowers and the Lenders, in executing and delivering this Agreement, intend legally to agree upon the rates of interest and manner of payment stated within this Agreement; provided that, notwithstanding any provision of this Agreement to the contrary, if any such rate of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, each Borrower is and will be liable only for the payment of such maximum amount as is allowed by law, and payment received from such Borrower in excess of such legal maximum, whenever received, will be applied to reduce the principal balance of the Obligations to the extent of that excess.
ARTICLE V

FEES
Section 5.1    Fee Letters. Each Borrower jointly and severally agrees to pay to the Agents and to the Lenders all such fees and expenses as are mutually agreed to from time to time by the Borrower, the Agents and the Lenders, including, without limitation, the fees and expenses set forth in the Agents Fee Letter, in each case subject to the terms of the Reference Subordination Agreement. All fees payable under the Loan Documents shall be paid on the dates due, in immediately available funds and shall not be subject to reduction by way of set-off or counterclaim. Fees paid under any Loan Document shall not be refundable under any circumstances.
Section 5.2    Facility Fee.
(a)    Each Borrower, jointly and severally, hereby irrevocably and unconditionally agrees to pay the Tranche A-1 Lenders, for their account (to be shared ratably among the Tranche A-1 Lenders), on the earliest of (i) the Tranche A-1 Maturity Date, (ii) the date on which the Tranche A-1 Loans are paid in full in cash, and (iii) the date on which the Tranche A-1 Lenders exercise their rights under Article XVIII (such earliest date, the “Tranche A-1 Facility Fee Payment Date”), a fee (the “Tranche A-1 Facility Fee”), in an amount that results in a Tranche A-1 Total Repayment Return (after giving effect to any interest on the Tranche A-1 Loans paid on such date) equal to a rate which is 100 basis point higher that the interest rate applicable to the Tranche A-1 Loans pursuant to Section 4.1(a) in respect of the amount of the Tranche A-1 Loans required to be repaid (including by way of conversion pursuant to Article XVIII) on such date. The Tranche A-1 Facility Fee shall be in addition to (and not in lieu of) any other fees due and payable to the Tranche A-1 Lenders on the Tranche A-1 Facility Fee Payment Date.
(b)    Each Borrower, jointly and severally, hereby irrevocably and unconditionally agrees to pay the Tranche A-2 Lenders, for their account (to be shared ratably among the Tranche A-2 Lenders), on the earliest of (i) the Tranche A-2 Maturity Date, (ii) the date on which the Tranche A-2 Loans are paid in full in cash, and (iii) the date on which the Tranche A-2 Lenders exercise their rights under Article XVIII (such earliest date, the “Tranche A-2 Facility Fee Payment Date”), a fee (the “Tranche A-2 Facility Fee”), in an amount that results in a Tranche A-2 Total Repayment Return (after giving effect to any interest on the Tranche A-2 Loans paid on such date) equal to a rate which is 100 basis point higher that the interest rate applicable to the Tranche A-2 Loans pursuant to Section 4.1(a) in respect of the amount of the Tranche A-2 Loans required to be repaid (including by way of conversion pursuant to Article XVIII) on such date. The Tranche A-2 Facility Fee shall be in addition to (and not in lieu of) any other fees due and payable to the Tranche A-2 Lenders on the Tranche A-2 Facility Fee Payment Date.
(c)    Each Borrower, jointly and severally, hereby irrevocably and unconditionally agrees to pay the Tranche B-1 Lenders, for their account (to be shared ratably among the Tranche B-1 Lenders), on the earliest of (i) the Tranche B-1 Maturity Date, (ii) the date on which the Tranche B-1 Loans are paid in full in cash, and (iii) the date on which the Tranche B-1 Lenders exercise their rights under Article XVIII (such earliest date, the “Tranche B-1 Facility Fee Payment Date”), a fee (the “Tranche B-1 Facility Fee”), in an amount equal to 1.75% of the Tranche B-1 Commitment as of the Closing Date (prior to giving effect to any borrowing of the Tranche B-1 Loans on such date).  The Tranche B-1 Facility Fee shall be in addition to (and not in lieu of) any other fees due and payable to the Tranche B-1 Lenders on the Tranche B-1 Facility Fee Payment Date.
(d)    Each Borrower, jointly and severally, hereby irrevocably and unconditionally agrees to pay the Tranche B-2 Lenders, for their account (to be shared ratably among the Tranche B-2 Lenders), on the earliest of (i) the Tranche B-2 Maturity Date, (ii) the date on which the Tranche B-2 Loans are paid in full in cash, and (iii) the date on which the Tranche B-2 Lenders exercise their rights under Article XVIII (such earliest date, the “Tranche B-2 Facility Fee Payment Date”), a fee (the “Tranche B-2 Facility Fee”), in an amount equal to 1.75% of the Tranche B-2 Commitment as of the Closing Date (prior to giving effect to any borrowing of the Tranche B-2 Loans on such date).  The Tranche B-2 Facility Fee shall be in addition to (and not in lieu of) any other fees due and payable to the Tranche B-2 Lenders on the Tranche B-2 Facility Fee Payment Date.
(e)    Each Borrower, jointly and severally, hereby irrevocably and unconditionally agrees to pay the Tranche C Lenders, for their account (to be shared ratably among the Tranche C Lenders), on the earlier of (i) the Tranche C Maturity Date, and (ii) the date on which the interest on the Tranche C Loans is paid in full in cash (such earlier date, the “Tranche C Facility Fee Payment Date”), a fee (the “Tranche C Facility Fee”), in an amount equal to 1.75% of the Tranche C Commitment as of the Closing Date (prior to giving effect to any borrowing of the Tranche C Loans on such date).  The Tranche C Facility Fee shall be in addition to (and not in lieu of) any other fees due and payable to the Tranche C Lenders on the Tranche C Facility Fee Payment Date.
(f)    Each Borrower, jointly and severally, hereby irrevocably and unconditionally agrees to pay the Tranche D Lenders, for their account (to be shared ratably among the Tranche D Lenders), on the earlier of (i) the Tranche D Maturity Date, and (ii) the date on which the interest on the Tranche D Loans is paid in full in cash (such earlier date, the “Tranche D Facility Fee Payment Date”), a fee (the “Tranche D Facility Fee”), in an amount equal to 1.75% of the Tranche D Commitment as of the Closing Date (prior to giving effect to any borrowing of the Tranche D Loans on such date).  The Tranche D Facility Fee shall be in addition to (and not in lieu of) any other fees due and payable to the Tranche D Lenders on the Tranche D Facility Fee Payment Date.
(g)    Each Borrower, jointly and severally, hereby irrevocably and unconditionally agrees to pay the Tranche E Lenders, for their account (to be shared ratably among the Tranche E Lenders), on the earlier of (i) the Tranche E Maturity Date, and (ii) the date on which the interest on the Tranche E Loans is paid in full in cash (such earlier date, the “Tranche E Facility Fee Payment Date”), a fee (the “Tranche E Facility Fee”), in an amount equal to 1.75% of the Tranche E Commitment as of the Amendment No. 1 Effective Date (prior to giving effect to any borrowing of the Tranche E Loans on such date).  The Tranche E Facility Fee shall be in addition to (and not in lieu of) any other fees due and payable to the Tranche E Lenders on the Tranche E Facility Fee Payment Date.
ARTICLE VI

REDUCTION OR TERMINATION OF THE COMMITMENT; PREPAYMENTS.
Section 6.1    Reduction or Termination of the Commitment.

(a)    The Borrowers may not reduce or terminate the Commitments.
(b)    The Commitment of each Lender shall automatically terminate at 5:00 p.m. (Mexico City time) on the Termination Date.
Section 6.2    Prepayments.
6.2.1    Voluntary Prepayments. ~~The~~ Subject to the Reference Subordination Agreement, the Borrowers ~~shall have the right~~may, at any time~~,~~  and from time to time, ~~to deliver a~~by 5:00 p.m. (New York City time) upon at least ten (10) Business Days’ prior written notice to the Administrative Agent ~~containing an offer by the Borrowers to~~, prepay the ~~Loans~~principal of the Loans, in whole or in part ~~on a Business Day set forth in such notice (such date, a “Voluntary Prepayment Date”) which is not earlier than ten days following the date on which such notice is actually received by the Administrative Agent (such date, a “Voluntary Prepayment Notice Date”), and the Lenders shall have the right to accept such offer in their sole and absolute discretion; provided that such offer may only be accepted to the extent that, (a) such prepayment is permitted under the Reference Subordination Agreement, and (b) the Borrowers shall have paid in full~~, without premium or penalty (other than any premium payable as provided in Section 5.2 in the event of a repayment in full the Loans). Each prepayment made pursuant to this Section 6.2.1 shall be accompanied by the payment of (A) accrued interest to the date of such payment on the amount prepaid and (B) the fees set forth under Section 5.2~~. Any such notice to prepay the Loans~~; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount of at least US$5,000,000 or integral whole multiples of US$500,000 in excess thereof or, if less, the amount of the Loans outstanding, and (ii) any notice delivered pursuant to this Section 6.2.1 shall be irrevocable ~~and in case the Borrowers deliver such notice and the conditions under clauses (a) and (b) above are satisfied, the Loans shall become due and payable in full on the Voluntary Prepayment Date~~.
6.2.2    Mandatory Prepayments.
(a)    Loans. Subject to the Reference Subordination Agreement, the Borrowers shall make a prepayment of the Loans until paid in full upon the occurrence of any of the following at the following times and in the following amounts:
(i)    concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any Disposition (other than from a Permitted Factoring Disposition), in an amount equal to 100% of such Net Cash Proceeds;
(ii)    concurrently with the receipt by any Loan Party of any proceeds of any issuance of its Equity Interests (other than any such issuance of Equity Interests that is described in clause (i) of the definition of “Extraordinary Receipts”), in an amount equal to 100% of the Net Cash Proceeds thereof;
(iii)    concurrently with the receipt by any Loan Party of any Extraordinary Receipts, in an amount equal to 100% of such Extraordinary Receipts; provided that, in the case of any event described in clause (b) of the definition of the term “Extraordinary Receipts,” with respect to Extraordinary Receipts not to exceed US$2,000,000 in the aggregate during the term of this Agreement, if the Borrower Representative shall deliver to the Administrative Agent a certificate of a Senior Officer on behalf of the Borrowers to the effect that the Loan Parties intend to apply the Extraordinary Receipts from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Extraordinary Receipts, to acquire (or replace or rebuild) real property, equipment or other tangible or intangible assets (excluding inventory but expressly including Permitted Acquisitions) to be used in the business of the Loan Parties, and certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this clause (iii) in respect of the Extraordinary Receipts specified in such certificate; provided, further, that to the extent any such Extraordinary Receipts therefrom that have not been so applied by the end of such 180-day period, a prepayment shall be required in an amount equal to such Extraordinary Receipts that have not been so applied unless such 180-day period is extended by the Required Lenders; provided, further, that in the case of any event described in clause (i) of the definition of the term “Extraordinary Receipts” (but only to the extent that, at the time of receipt of such Extraordinary Receipts the cash on hand of the Loan Parties is less than US$15,000,000) the amount of such Extraordinary Receipts required to be applied to make a prepayment of the Loans pursuant to this Section 6.2.2 shall be an amount equal to the positive difference between (A) the aggregate amount of such Extraordinary Receipts, and (B) the positive difference between (1) US$15,000,000 and (2) the cash on hand of the Loan Parties as of the date of receipt of such Extraordinary Receipts;
(iv)    concurrently with the receipt of any Business Interruption Proceeds, in an amount equal to 100% of such Business Interruption Proceeds; provided that, with respect to Business Interruption Proceeds not to exceed US$2,000,000 in the aggregate during the term of this Agreement, if the Borrower Representative shall deliver to the Administrative Agent a certificate of a Senior Officer on behalf of the Borrowers to the effect that the Loan Parties intend to apply the Business Interruption Proceeds from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Business Interruption Proceeds, to acquire (or replace or rebuild) real property, equipment or other tangible or intangible assets (excluding inventory but expressly including Permitted Acquisitions) to be used in the business of the Loan Parties or to pay operating expenses of the Loan Parties, and certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this clause (iv) in respect of the Extraordinary Receipts specified in such certificate; provided, further, that to the extent any such Business Interruption Proceeds therefrom that have not been so applied by the end of such 180-day period, a prepayment shall be required in an amount equal to such Business Interruption Proceeds that have not been so applied unless such 180-day period is extended by the Required Lenders; ~~and~~
(v)    ~~Immediately~~immediately upon receipt by Intermediate Holdings of the proceeds of any Permitted Cure Equity pursuant to Section 13.2, Intermediate Holdings shall prepay the outstanding principal of the Loans in accordance with Section 6.3 in an amount equal to 100% of such proceeds~~.~~;
(vi)    solely to the extent all indebtedness under the New Senior Credit Agreement has been repaid in full, concurrently with the repayment or prepayment of any Subordinated Indebtedness, in an amount equal to the amount of such repayment or prepayment of such Subordinated Indebtedness; and
(vii)     within 90 days following the repayment in full of the indebtedness under the New Senior Credit Agreement, in an amount equal to the principal of the Exitus Indebtedness paid or prepaid since January 2023.
Section 6.3    Manner and Application of Prepayments. All prepayments of the Loans under Section 6.2 shall be subject to the Reference Subordination Agreement and to Section 8.7 and shall be accompanied by payment of all accrued interest on the Loans (or portion thereof) being prepaid. All prepayments of the Loans will be applied on a pro rata basis to the Loans based on the Dollar Amount thereof.
Section 6.4    Repayments.
(a)    Each Borrower, jointly and severally, hereby unconditionally promises to repay to the Tranche A-1 Lenders the outstanding principal amount of each Tranche A-1 Loan on the Tranche A-1 Maturity Date.
(b)    Each Borrower, jointly and severally, hereby unconditionally promises to repay to the Tranche A-2 Lenders the outstanding principal amount of each Tranche A-2 Loan on the Tranche A-2 Maturity Date.
(c)    Each Borrower, jointly and severally, hereby unconditionally promises to repay to the Tranche B-1 Lenders the outstanding principal amount of each Tranche B-1 Loan on the Tranche B-1 Maturity Date.

(d)    Each Borrower, jointly and severally, hereby unconditionally promises to repay to the Tranche B-2 Lenders the outstanding principal amount of each Tranche B-2 Loan on the Tranche B-2 Maturity Date.
(e)    Each Borrower, jointly and severally, hereby unconditionally promises to repay to the Tranche C Lenders the outstanding principal amount of each Tranche C Loan on the Tranche C Maturity Date.
(f)    Each Borrower, jointly and severally, hereby unconditionally promises to repay to the Tranche D Lenders the outstanding principal amount of each Tranche D Loan on the Tranche D Maturity Date.
(g)    Each Borrower, jointly and severally, hereby unconditionally promises to repay to the Tranche E Lenders the outstanding principal amount of each Tranche E Loan on the Tranche E Maturity Date.
Section 6.5    Increase of Tranche B-1 and Tranche B-2 Loans Payment Amount.
(a)    If the Borrowers are required under this Agreement or under any other Loan Document to make a payment or prepayment of principal of the Loans on any date, then the sum payable by the Borrowers in respect of principal on the Tranche B-1 Loans shall be increased such that the Tranche B-1 Lenders receive an amount equal to the amount that would have resulted if interest on the Tranche B-1 Loans shall have been capitalized on each Interest Payment Date (other than the Maturity Date) and such capitalized amount added to the then outstanding principal amount of Tranche B-1 Loans.
(b)    If the Borrowers are required under this Agreement or under any other Loan Document to make a payment or prepayment of principal of the Loans on any date, then the sum payable by the Borrowers in respect of principal on the Tranche B-2 Loans shall be increased such that the Tranche B-2 Lenders receive an amount equal to the amount that would have resulted if interest on the Tranche B-2 Loans shall have been capitalized on each Interest Payment Date (other than the Maturity Date) and such capitalized amount added to the then outstanding principal amount of Tranche B-2 Loans.
Section 6.6    [Reserved].
ARTICLE VII

MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES
Section 7.1    Making of Payments.

7.1.1    Borrowers shall make all cash payments of principal or interest on the Loans, and of all fees to paid in cash, to the Administrative Agent in immediately available funds to the account designated by the Administrative Agent for such purpose, not later than 12:00 P.M. (New York time) on the date due, and funds received after that time shall be deemed to have been received by the Administrative Agent on the following Business Day, with the exception that funds due in pesos for the Peso Loans will be deposited to an account with the Administrative Agent by 10:00 a.m., New York Time one Business Day prior to the date due. Borrowers shall make all payments to the Agents and the Lenders without set-off, counterclaim, recoupment, deduction, or other defense. Subject to Section 2.5, Administrative Agent shall promptly remit to each Lender and the Collateral Agent its share of all such payments received in collected funds by Administrative Agent for the account of such Lender and the Collateral Agent; provided, that any amount received by the Administrative Agent on account of cash payments of principal or interest on the Loans, and/or of fees paid in cash shall be allocated by the Administrative Agent among the Lenders in accordance with the written instructions received by the Administrative Agent from the Lenders to such effect; provided, further, that the failure by the Lenders to give such instructions to the Administrative Agent shall not affect the obligation of the Loan Parties to make any such payment on the terms and conditions set forth in this Agreement. Notwithstanding the foregoing, Borrowers shall make all payments under Section 8.1 directly to the Lender entitled thereto. The Borrowers agree to notify the Administrative Agent and the Lenders of any cash payments of principal or interest on the Loans, and/or of any fees to paid in cash, not later than 10:00 A.M. (New York City time) three Business Days prior to the date of any such payment, which notice will be effective upon receipt by the Administrative Agent, will be irrevocable, and must specify (i) the date of such payment, (ii) the amount of such payment, and (iii) if such payment is in respect of interest and/or fees; provided, that the failure to give such notice shall not affect the obligation of the Loan Parties to make any such payment on the terms and conditions set forth in this Agreement.
7.1.2    Except to the extent otherwise provided herein (i) each payment or prepayment of principal of the Loans shall be made for the account of the Lenders of each Type pro rata in accordance with the Dollar Amount of the respective unpaid principal amounts of the Tranche A-1 Loans, Tranche A-2 Loans, Tranche B-1 Loans, Tranche B-2 Loans, Tranche C Loans, Tranche D Loans and Tranche E Loans, and within each Type shall be made for the account of the Lenders of such Type pro rata in accordance with the Dollar Amount of the respective unpaid principal amounts of the Loans of such Type held by the respective Lenders and (ii) each payment of interest by the Borrowers shall be made for the account of the Lenders of each Type pro rata in accordance with the Dollar Amount of the respective unpaid principal amounts of the Tranche A-1 Loans, Tranche A-2 Loans, Tranche B-1 Loans, Tranche B-2 Loans, Tranche C Loans, Tranche D Loans and Tranche E Loans, and within each Type shall be made for account of the Lenders of such Type pro rata in accordance with the Dollar Amount of interest on the Loans of that same Type then due and payable to the Lenders of such Type.

Section 7.2    Application of Certain Payments.
7.2.1    So long as no Default or Event of Default has occurred and is continuing, mandatory prepayments shall be applied as set forth in Section 6.3.
7.2.2    Subject to any written agreement among Administrative Agent and the Lenders:
(a)    [Reserved].
(b)    After the occurrence and during the continuance of an Event of Default, the Administrative Agent, acting upon the written direction of the Required Lenders, shall apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement, as follows: (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Agents until paid in full; (ii) second, ratably to pay the Obligations in respect of any fees and indemnities then due and payable to the Lenders until paid in full; (iii) third, ratably to pay interest then due and payable in respect of the Loans until paid in full based on the Dollar Amount thereof; (iv) fourth, ratably to pay principal of the Loans until paid in full based on the Dollar Amount thereof; (v) fifth, to the ratable payment of all other Obligations then due and payable.
(c)    For purposes of Section 7.2.2(b), “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after, or that would have accrued but for, the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.
(d)    In the event of a direct conflict between the priority provisions of this Section 7.2.2 and other provisions contained in any other Loan Document, it is the intention of the parties to this Agreement that all such priority provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 7.2.2 shall control and govern.
Section 7.3    Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day unless the result of that extension would cause such due date to occur in another calendar month, in which case such due date shall be the immediately preceding Business Day and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.
Section 7.4    Setoff. All payments made by Borrowers hereunder or under any Loan Documents shall be made without setoff, counterclaim, or other defense. Each Borrower, for itself and each other Loan Party, agrees that each Agent and each Lender have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, each Borrower, for itself and each other Loan Party, agrees that at any time any Event of Default exists, each Agent and each Lender may apply to the payment of any Obligations of each Borrower and each other Loan Party under this Agreement, whether or not then due, any and all balances, credits, deposits, accounts, or moneys of each Borrower and each other Loan Party then or thereafter with that Agent or that Lender.
Section 7.5    Proration of Payments. Except as provided in Section 2.5, if any Lender obtains any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise), on account of principal of or interest on any Loan (but excluding (a) any payment pursuant to Article VIII or Section 15.6, or (b) payments of interest on any affected Loan) in excess of its applicable Pro Rata Share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loans, then held by them, then that Lender shall purchase from the other Lenders such participations in the Loans held by them as are necessary to cause that purchasing Lender to share the excess payment or other recovery ratably with each of them, but if all or any portion of the excess payment or other recovery is thereafter recovered from that purchasing Lender, then that purchase will be rescinded and the purchase price restored to the extent of that recovery.
Section 7.6    Taxes.
7.6.1    The Loan Parties shall make all payments under this Agreement or under any Loan Documents without setoff, counterclaim, or other defense. All payments under this Agreement or under the Loan Documents (including any payment of principal, interest, or fees and including, for the avoidance of doubt, any payment that results from the delivery of Conversion Payment Shares) to, or for the benefit, of any Person will be made by the Loan Parties free and clear of and without deduction or withholding for, or account of, any Taxes now or hereafter imposed by any taxing authority, except as required by applicable law.
7.6.2    If Borrowers make any payment (including, for the avoidance of doubt, that results from the exercise of the conversion rights under Article XVIII) under this Agreement or under any other Loan Document in respect of which any Borrower is required by applicable law to deduct or withhold any Taxes, then (i) the Borrower shall be entitled to deduct or withhold from such payment the amount of such Taxes, (ii) the Borrower shall timely pay the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law and (iii) if such Tax is an Indemnified Tax, the sum payable by such Borrower shall be increased such that after the reduction for the amount of Indemnified Taxes withheld (and any Indemnified Taxes withheld or imposed with respect to the additional payments required under this Section 7.6.2), the recipient of the payment receives an amount equal to the sum it would have received had no such withholding been made. To the extent Borrowers withhold any Taxes on payments under this Agreement or under any other Loan Document, Borrowers shall deliver to Administrative Agent within 30 days after Borrowers have made payment to that taxing authority a receipt issued by that taxing authority (or other evidence reasonably satisfactory to Administrative Agent approved by the Required Lenders) evidencing the payment of all amounts so required to be deducted or withheld from that payment.
7.6.3    If any Lender or Agent or other recipient is required by law to make any payments of any Indemnified Taxes on or in relation to any amounts received or receivable under this Agreement or under any other Loan Document, or any Indemnified Tax is assessed against a Lender or Agent or other recipient with respect to amounts received or receivable under this Agreement or under any other Loan Document, Borrowers will indemnify that Person against (i) that Indemnified Tax and (ii) any Indemnified Taxes imposed as a result of the receipt of the payment under this Section 7.6.3. A certificate prepared in good faith as to the amount of any such payment by that Lender or Agent or other recipient will, absent manifest error, be final, conclusive, and binding on all parties.
7.6.4    Notwithstanding anything to the contrary in Sections 7.6.2 and 7.6.3, the Borrowers shall in no event be required to pay the Tranche B-1 Lender or the Tranche B-2 Lender additional amounts under clause (iii) of Section 7.6.2 with respect to U.S. federal withholding Taxes (“U.S. Withholding Tax Additional Amounts”) or to indemnify the Tranche B-1 Lender or the Tranche B-2 Lender under Section 7.6.3 against Indemnified Taxes that are U.S. federal withholding Taxes (“U.S. Withholding Tax Indemnity Payments”) to the extent the sum of any U.S. Withholding Tax Additional Amounts and any U.S. Withholding Tax Indemnity Payments paid by the Borrowers to the Tranche B-1 Lender and the Tranche B-2 Lender exceeds, in the aggregate, US$250,000.
7.6.5    (a) Any Lender that is entitled to an exemption from, or reduction of, withholding Tax with respect to payments made under this Agreement or any Loan Document shall use its best efforts to deliver to the Borrower Representative and the Administrative Agent, such properly and completed executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payment to be made without withholding or at a reduced rate of withholding.
(b)    Without limiting the generality of the foregoing:

(A) each Lender that is not a United States person within the meaning of Code Section 7701(a)(30) (a “Non-U.S. Lender”) shall use its best efforts to deliver to Borrower Representative and Administrative Agent on the earlier of (i) the date that is six (6) months after the Closing Date (or in the case of a Lender that is an Assignee, on the date of the assignment) and (ii) the date of delivery of Conversion Payment Shares, two accurate and complete original signed copies of IRS Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (or any successor or other applicable form prescribed by the IRS) for each such Lender and, as applicable, two accurate and complete original signed copies of IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8IMY or W-9 (or any successor or other applicable form prescribed by the IRS) for each of its partners or other beneficial owners certifying to the entitlement to a complete exemption from, or reduction in, U.S. federal withholding tax on interest payments to be made under this Agreement or under any Loan Document, together with such supplementary documentation as may be prescribed by applicable law to permit Borrowers or the Administrative Agent to determine the withholding or deduction to be made. If a Lender or one of its partners or other beneficial owners is claiming a complete exemption from withholding on interest pursuant to Code Sections 871(h) or 881(c), then that Lender shall deliver (along with two accurate and complete original signed copies of IRS Form W-8IMY, W-8BEN or W-8BEN-E, as applicable) a certificate in form and substance reasonably acceptable to Borrower Representative and Administrative Agent to the effect that such Person is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (any such certificate, a “Withholding Certificate”). To the extent a Lender (or its partners or other beneficial owners, as applicable) would be entitled to claim a complete exemption from withholding on interest pursuant to Code Sections 871(h) or 881(c) with respect to payments received under this Agreement or under the Loan Documents, and such Lender takes any action that could reasonably be expected to result in the loss of such exemption, the Borrowers shall not be required to pay to such Lender amounts pursuant to Section 7.6 in excess of the maximum amount that the Borrowers would have been required to pay pursuant to the Laws in effect on the date of this Agreement had the Lender not taken such action. In addition, each Non-U.S. Lender shall, from time to time after the Closing Date (or in the case of a Lender that is an Assignee, after the date of the assignment to that Lender) when a lapse in time (or change in circumstances occurs) renders the prior certificates delivered under this Agreement obsolete or inaccurate in any material respect, use its best efforts to deliver to Borrower

Representative and Administrative Agent two new and accurate and complete original signed copies of IRS Forms W-8BEN, W-8BEN-E, W-8ECI, W-8IMY or W-9 (or any successor or other applicable forms prescribed by the IRS), and if applicable, a new Withholding Certificate, to confirm or establish the entitlement of such Lender (or its respective partner or other beneficial owner) to an exemption from, or reduction in, United States withholding tax on interest payments to be made under this Agreement or with respect to any Loan (or such Lender shall otherwise promptly notify the Borrower Representative and the Administrative Agent in writing of its legal inability to deliver such forms and/or Withholding Certificate).
(B) Each Lender that is not a Non-U.S. Lender shall provide two properly completed and duly executed copies of IRS Form W-9 (or any successor or other applicable form) to Borrower Representative and Administrative Agent certifying that that Lender is exempt from United States backup withholding Tax. To the extent that a form provided pursuant to this Section 7.6.5(b) is rendered obsolete or inaccurate in any material respect as result of change in circumstances with respect to the status of a Lender or Administrative Agent, then that Lender or Administrative Agent shall, to the extent permitted by applicable law, deliver to Borrower Representative and, as applicable, Administrative Agent revised forms necessary to confirm or establish the entitlement to that Lender’s exemption from United States backup withholding Tax (or such Lender or Administrative Agent shall otherwise promptly notify the Borrower Representative and, as applicable, the Administrative Agent in writing of its legal inability to deliver such forms).
7.6.6    Each Lender shall indemnify Administrative Agent and hold Administrative Agent harmless for the full amount of any and all present or future Taxes and related liabilities (including penalties, interest, additions to Tax and expenses, and any Taxes imposed by any jurisdiction on amounts payable to Administrative Agent under this Section 7.6) which are imposed on or with respect to principal, interest, or fees payable to that Lender under this Agreement and which are not paid by Borrowers pursuant to this Section 7.6, whether or not those Taxes or related liabilities were correctly or legally asserted. This indemnification must be made within 30 days from the date Administrative Agent makes written demand therefor.
7.6.7    If an Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 7.6, then that Agent or that Lender, as applicable, shall pay over that refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 7.6 with respect to the Indemnified Taxes giving rise to that refund), net of any Taxes imposed by reason of receipt of that refund and all out-of-pocket expenses of that Agent or that Lender, as applicable, and without interest (other than any interest paid by the relevant Governmental Authority with respect to that refund, which interest must be paid to the Borrowers). Upon the request of any such Agent or any such Lender, Borrowers shall repay any amount paid to the Borrowers (plus any penalties, interest, or other charges imposed by the relevant Governmental Authority) to that Agent or that Lender in the event that Agent or that Lender is required to repay any such refund to any such Governmental Authority. Nothing in this Section 7.6.7 is to be construed to require any Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to any Borrower or any other Person.
7.6.8    The Borrowers agree to pay to any Mexican Lender all applicable present and future value added taxes (Impuesto al Valor Agregado) in respect of any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document (including, without limitation, in respect of any capitalized interest under Section 4.2(a)(ii)).
7.6.9    If a payment made to a Lender under any Loan Document would be subject to U.S. federal income withholding Tax imposed by FATCA if that Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), then that Lender shall deliver to Administrative Agent (or, in the case of a Participant, to the Lender granting the participation only) at the time or times prescribed by law and at any other time or times reasonably requested by Administrative Agent (or, in the case of a Participant, the Lender granting the participation) all documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and all additional documentation reasonably requested by Administrative Agent (or, in the case of a Participant, the Lender granting the participation) as is necessary for Administrative Agent or Borrowers to comply with their obligations under FATCA and to determine that that Lender has complied with that Lender’s obligations under FATCA or to determine the amount to deduct and withhold from that payment. Solely for purposes of this Section 7.6.9, “FATCA” is deemed to include any amendments made to FATCA after the date of this Agreement.
7.6.10    For purposes of this Section 7.6, the term “applicable law” includes FATCA. Each party’s obligations under this Section 7.6 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction, or discharge of all obligations under any Loan Document.

ARTICLE VIII

INCREASED COSTS
Section 8.1    Increased Costs.
(a)    If any Change in Law (i) imposes, modifies, or deems applicable any reserve (including any reserve imposed by the FRB), special deposit, or similar requirement against assets of, deposits with, or for the account of, or credit extended by, any Lender; (ii) subjects any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (c) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its Loans, its Note(s) or its obligations to make Loans, or (iii) imposes on any Lender any other condition (other than Taxes) affecting its Loans, its Note(s), or its obligation to make Loans, and the result of anything described in clauses (i) through (iii) above is to increase the cost to (or to impose a cost on) that Lender of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by that Lender under this Agreement or under its Note(s) with respect thereto, then upon demand by that Lender (which demand must be accompanied by a statement setting forth the basis for that demand and a calculation of the amount thereof in reasonable detail, a copy of which must be furnished to Administrative Agent), Borrowers shall pay directly to that Lender such additional amount as will compensate that Lender for that increased cost or that reduction, so long as the applicable amounts have accrued on or after the day that is 180 days prior to the date on which that Lender first made demand therefor.
(b)    If any Lender reasonably determines that any change in, or the adoption or phase-in of, any applicable law, rule, or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on that Lender’s or that controlling Person’s capital as a consequence of that Lender’s obligations under this Agreement to a level below that which that Lender or that controlling Person could have achieved but for that change, adoption, phase-in, or compliance (taking into consideration that Lender’s or that controlling Person’s policies with respect to capital adequacy) by an amount deemed by that Lender or that controlling Person to be material, then from time to time, upon demand by that Lender (which demand must be accompanied by a statement setting forth the basis for that demand and a calculation of the amount thereof in reasonable detail, a copy of which must be furnished to Administrative Agent), Borrowers shall pay to that Lender that additional amount as will compensate that Lender or that controlling Person for that reduction, so long as the applicable amounts have accrued on or after the day that is 180 days prior to the date on which that Lender first made demand therefor.
Section 8.2    [Reserved].
Section 8.3    Changes in Law Rendering Loans Unlawful. If, after the date of this Agreement, any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any Governmental Authority or other regulatory body charged with the administration thereof, makes it (or in the good faith judgment of any Lender causes a substantial question as to whether it is) unlawful for any Lender to make, maintain, or fund loans in Dollars, then that Lender shall promptly notify each of the other parties to this Agreement and that Lender will not be required to make or maintain any Loan in Dollars.
Section 8.4    Right of Lenders to Fund through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any Loan by causing a foreign branch or Affiliate of that Lender to make that Loan, but each such Loan will be deemed to have been made by that Lender and the obligation of Borrowers to repay that Loan will be to that Lender and will be deemed held by the Lender, to the extent of that Loan, for the account of that branch or Affiliate.
Section 8.5    Mitigation of Circumstances; Replacement of Lenders.
(a)    Each Lender shall promptly notify Borrower Representative and Administrative Agent of any event of which it has knowledge that will result in, and will use reasonable commercial efforts available to it (and not, in that Lender’s sole judgment, otherwise disadvantageous to that Lender) to mitigate or avoid (i) any obligation by Borrowers to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence of any circumstances described in Section 8.3 (and, if any Lender has given notice of any such event described in clauses (i) or (ii) and thereafter that event ceases to exist, that Lender shall promptly so notify Borrower Representative and Administrative Agent). Without limiting the foregoing, each Lender shall designate a different funding office if that designation will avoid (or reduce the cost to Borrowers of) any event described in clauses (i) or (ii) and that designation will not, in that Lender’s sole judgment, be otherwise disadvantageous to that Lender.
(b)    If Borrowers become obligated to pay additional amounts to any Lender pursuant to Section 8.1, or any Lender gives notice of the occurrence of any circumstances described in Section 8.3, or any Lender becomes a Defaulting Lender, then Borrower Representative may designate another financial institution that is acceptable to Administrative Agent in its reasonable discretion (a “Replacement Lender”) to purchase the Loans of that Lender and that Lender’s rights under this Agreement, without recourse to or warranty by, or expense to, that Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to that Lender plus any accrued but unpaid interest on those Loans and all accrued but unpaid fees owed to that Lender and any other amounts owed to that Lender under this Agreement and any other Loan Document, and to assume all the obligations of that Lender under this Agreement. Upon any such purchase and assumption (pursuant to an Assignment Agreement), the applicable Lender will no longer be a party to this Agreement or have any rights under this Agreement (other than rights with respect to indemnities and similar rights applicable to that Lender prior to the date of that purchase and assumption) and will be relieved from all obligations to Borrowers under this Agreement, and the Replacement Lender will succeed to the rights and obligations of that Lender under this Agreement.
Section 8.6    Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Lender pursuant to Section 8.1 or 8.3 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Section 8.1, and the provisions of such Section 8.1 will survive repayment of the Obligations, cancellation of any Note(s) and termination of this Agreement.
Section 8.7    Funding Losses. Each Borrower shall, upon demand by any Lender (which demand must be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which must be furnished to Administrative Agent), indemnify that Lender against any net loss or expense (including amounts incurred to terminate, settle or re-establish hedging arrangements or related trading positions (irrespective of the currency thereof)) which that Lender sustains or incurs, as reasonably determined by that Lender, as a result of any failure of any Borrower to borrow any Loan on a date specified therefor in a notice of borrowing pursuant to this Agreement. For this purpose, all notices to Administrative Agent pursuant to this Agreement will be deemed to be irrevocable.
ARTICLE IX

REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to the Agents and the Lenders, on behalf of itself and each of its Subsidiaries, that on the Amendment No. 3 Effective Date, and on any other date required in any Loan Document:
Section 9.1    Organization; Good Standing, Etc.. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized or incorporated, validly existing and in good standing under the laws of the state or jurisdiction of its organization or incorporation, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrowers, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.
Section 9.2    Authorization; Etc..
(a)    The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable Requirement of Law or (C) any Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.
Section 9.3    Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party other than (x) those which have been provided or obtained on or prior to the Amendment No. 4 Effective Date or (y) filings and recordings with respect to Collateral to be made, or otherwise delivered to the Collateral Agent for filing or recordation, on the Amendment No. 4 Effective Date.
Section 9.4    Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
Section 9.5    Capitalization. On the Amendment No. 3 Effective Date, after giving effect to the transactions contemplated hereby to occur on such date, the authorized Equity Interests of Ultimate Holdings and each of its Subsidiaries and the issued and outstanding Equity Interests of Ultimate Holdings and each of its Subsidiaries are as set forth on Schedule 9.5. All of the issued and outstanding shares of Equity Interests of Ultimate Holdings and each of its Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. All Equity Interests of such Subsidiaries of Ultimate Holdings are owned by Ultimate Holdings free and clear of all Liens (other than Permitted Specified Liens). Except as described on Schedule 9.5, there are no outstanding debt or equity securities of Ultimate Holdings or any of its Subsidiaries and no outstanding obligations of Ultimate Holdings or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from Ultimate Holdings or any of its Subsidiaries, or other obligations of Ultimate Holdings or any of its Subsidiaries to issue, directly or indirectly, any shares of Equity Interests of Ultimate Holdings or any of its Subsidiaries.
Section 9.6    Litigation. Except as set forth in Schedule 9.6, there is no pending or, to the knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party or any of its properties before any court or other Governmental Authority or any arbitrator that (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby.
Section 9.7    Financial Statements.
(i) The financial statements, copies of which have been delivered to each Agent and each Lender, fairly present the consolidated financial condition of Ultimate Holdings and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of Ultimate Holdings and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP. All material indebtedness and other liabilities (including, without limitation, Indebtedness, liabilities for taxes, long-term leases and other unusual forward or long-term commitments), direct or contingent, of Ultimate Holdings and its Subsidiaries are set forth in the Financial Statements. Since March 31, 2022, no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.
(ii) Ultimate Holdings has heretofore furnished to each Agent and each Lender (A) projected quarterly financial information of Ultimate Holdings and its Subsidiaries for the fiscal quarters ending June 30, 2022, September 30, 2022 and December 31, 2022, and (B) projected annual financial information for the 2022, 2023, 2024, 2025 and 2026 Fiscal Years, which projected financial statements shall be updated from time to time pursuant to Section 10.1(a)(vi).

Section 9.8    Compliance with Law, Etc.. No Loan Party or any of its Subsidiaries is in violation of (i) any of its Governing Documents, (ii) any Requirement of Law, or (iii) any

material term of any Contractual Obligation (including, without limitation, any Material Contract) binding on or otherwise affecting it or any of its properties, and no default or event of default has occurred and is continuing thereunder.
Section 9.9    ERISA. Except as set forth on Schedule 9.9, (i) each Loan Party and each Employee Plan and Pension Plan is in compliance with all Requirements of Law in all material respects, including ERISA, the Internal Revenue Code and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, (ii) no ERISA Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, Pension Plan or Multiemployer Plan, (iii) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Employee Plan or Pension Plan have been delivered to the Agents, and (iv) each Employee Plan and Pension Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Internal Revenue Code. No Loan Party or any of its ERISA Affiliates has incurred any material liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due and which are unpaid with respect to a Pension Plan. There are no pending or, to the best knowledge of any Loan Party, threatened material claims, actions, proceedings or lawsuits (other than claims for benefits in the ordinary course) asserted or instituted against (A) any Employee Plan, Pension Plan, or their respective assets, (B) any fiduciary with respect to any Employee Plan or Pension Plan, or (C) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan or Pension Plan. Except as required by Section 4980B of the Internal Revenue Code, no Loan Party maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides health benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or has any obligation to provide any such benefits for any current employee after such employee’s termination of employment.
Section 9.10    Taxes, Etc.. (i) All United States federal and other material Tax returns and other reports required by applicable Requirements of Law to be filed by any Loan Party have been timely filed and (ii) all Taxes imposed upon any Loan Party or any property of any Loan Party which have become due and payable on or prior to the date hereof have been paid, except (A) the Unpaid Taxes and other unpaid Taxes in an aggregate amount at any one time outstanding not in excess of $275,000, and (B) Taxes contested in good faith by proper proceedings which stay the imposition of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP.

Section 9.11    Regulations T, U and X. No Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U and X.
Section 9.12    Nature of Business. No Loan Party is engaged in any business other than as set forth on Schedule 9.12 hereto.
Section 9.13    Adverse Agreements, Etc.. No Loan Party or any of its Subsidiaries is a party to any Contractual Obligation or subject to any restriction or limitation in any Governing Document or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which (either individually or in the aggregate) has, or in the future could reasonably be expected (either individually or in the aggregate) to have, a Material Adverse Effect.
Section 9.14    Permits, etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations, including Environmental Permits, required for such Person lawfully to own, lease, manage or operate, or to acquire, each business and Facility currently owned, leased, managed or operated, or to be acquired, by such Person, except to the extent the failure to have or be in compliance therewith could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, including any such Environmental Permit, and there is no claim that any of the foregoing is not in full force and effect.
Section 9.15    Properties. Each Loan Party has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets are in good working order and condition, ordinary wear and tear excepted.
Section 9.16    Employee and Labor Matters. Except as set forth on Schedule 9.16, (i) each Loan Party and its Subsidiaries is in compliance with all Requirements of Law in all material respects pertaining to employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health, (ii) no Loan Party or any Subsidiary is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of the employees of any Loan Party of Subsidiary, (iii) there is no unfair labor practice complaint pending or, to the knowledge of any Loan Party, threatened against any Loan Party or any Subsidiary before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or any Subsidiary which arises out of or under any collective bargaining agreement, (iv) there has been no strike, work stoppage, slowdown, lockout, or other labor dispute pending or threatened against any Loan Party or any Subsidiary, and (v) to the knowledge of each Loan Party, no labor organization or group of employees has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. No Loan Party or Subsidiary has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or any similar Requirement of Law, which remains unpaid or unsatisfied. All material payments due from any Loan Party or Subsidiary on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party or Subsidiary.
Section 9.17    Environmental Matters. Except as set forth on Schedule 9.17 hereto, (i) no Loan Party or any of its Subsidiaries is in violation of any Environmental Law, (ii) each Loan Party and each of its Subsidiaries has, and is in compliance with, all Environmental Permits for its respective operations and businesses, except to the extent any failure to have or be in compliance therewith could not reasonably be expected to result in any adverse consequence to any Loan Party (other than immaterial consequences) or any Secured Party; (iii) there has been no Release or threatened Release of Hazardous Materials on, in, at, under or from any properties currently or formerly owned, leased or operated by any Loan Party, its Subsidiaries or a respective predecessor in interest or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party, its Subsidiaries or any respective predecessor in interest, which in any case of the foregoing could reasonably be expected to result in any adverse consequence to any Loan Party (other than immaterial consequences) or any Secured Party; (iv) there are no pending or threatened Environmental Claims against, or Environmental Liability of, any Loan Party, its Subsidiaries or any respective predecessor in interest that could reasonably be expected to result in any adverse consequence to any Loan Party (other than immaterial consequences) or any Secured Party; (v) neither any Loan Party nor any of its Subsidiaries is performing or responsible for any Remedial Action that could reasonably be expected to result in any adverse consequence to any Loan Party (other than immaterial consequences) or any Secured Party; and (vi) the Loan Parties have made available to the Collateral Agent and Lenders true and complete copies of all material environmental reports, audits and investigations in the possession or control of any Loan Party or any of its Subsidiaries with respect to the operations and business of the Loan Parties and its Subsidiaries.

Section 9.18    Insurance. Each Loan Party maintains all insurance required by Section 10.1(h). Schedule 9.18 sets forth a list of all such insurance maintained by or for the benefit of each Loan Party on the Amendment No. 3 Effective Date.
Section 9.19    [reserved].
Section 9.20    Solvency. After giving effect to the transactions contemplated by this Agreement and before and after giving effect to each Loan, each Loan Party is, and the Loan Parties on a consolidated basis are, Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.
Section 9.21    Intellectual Property. Except as set forth on Schedule 9.21, each Loan Party owns or licenses or otherwise has the right to use all Intellectual Property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 9.21 is a complete and accurate list as of the Amendment No. 3 Effective Date of (i) each item of Registered Intellectual Property owned by each Loan Party; (ii) each material work of authorship owned by each Loan party and which is not Registered Intellectual Property, and (iii) each Intellectual Property Contract to which each Loan Party is bound. No trademark or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened. To the knowledge of each Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code pertaining to Intellectual Property is pending or proposed.
Section 9.22    Material Contracts. Set forth on Schedule 9.22 is a complete and accurate list as of the Amendment No. 3 Effective Date of all Material Contracts of each Loan Party, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and (iii) is not in default due to the action of any Loan Party or, to the knowledge of any Loan Party, any other party thereto.
Section 9.23    Investment Company Act. None of the Loan Parties is (i) an “investment company” or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended, or (ii) subject to regulation under any Requirement of Law that limits in any respect its ability to incur Indebtedness or which may otherwise render all or a portion of the Obligations unenforceable.
Section 9.24    Customers and Suppliers. There exists no actual or threatened termination, cancellation or limitation of, or modification to or change in the business relationship between (i) any Loan Party, on the one hand, and any material customer or any group thereof, on the other hand, or (ii) any Loan Party, on the one hand, and any material supplier or any group thereof, on the other hand, and there exists no present state of facts or circumstances that could reasonably be expected to give rise to or result in any such termination, cancellation, limitation, modification or change.
Section 9.25    [Reserved].
Section 9.26    Sanctions; Anti-Corruption and Anti-Money Laundering Laws. None of any Loan Party, any Subsidiary thereof, any of their respective directors, officers, or employees, shareholders or owners, nor any of their respective agents or Affiliates, (i) is a Sanctioned Person or currently the subject or target of any Sanctions, (ii) has assets located in a Sanctioned Country, (iii) conducts any business with or for the benefit of any Sanctioned Person, (iv) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons, (v) is a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision, or (vi) is a Person that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Section 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns. Each Loan Party and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by each Loan Party and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws and Anti-Money Laundering Law. Each Loan Party and each Subsidiary is in compliance with all Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws. Each Loan Party and each Affiliate, officer, employee or director acting on behalf of any Loan Party is (and is taking no action that would result in any such Person not being) in compliance with (A) all applicable OFAC rules and regulations, (B) all applicable United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other internationally respected national autonomous sanctions, embargos and trade restrictions and (C) all applicable provisions of the USA PATRIOT Act. In addition, no Loan Party or any Subsidiary is engaged in any kind of activities or business of or with any Person or in any country or territory that is subject to any sanctions administered by OFAC, the United Kingdom, the European Union, Germany, Canada, Australia or the United Nations.

Section 9.27    Anti-Bribery and Corruption1.0.0.1    .
(i) Neither any Loan Party nor any Subsidiary thereof, nor, to the knowledge of any Loan Party, any director, officer, employee, or any other Person acting on behalf of any Loan Party, has offered, promised, paid, given or authorized the payment or giving of any money or other thing of value, directly or indirectly, to or for the benefit of any Person, including without limitation, any employee, official or other Person acting on behalf of any Governmental Authority, or otherwise engaged in any activity that may violate any Anti-Corruption Law.
(ii) Neither any Loan Party nor any Subsidiary thereof, nor, to the knowledge of any Loan Party, any director, officer, employee, or any other Person acting on behalf of any Loan Party, has engaged in any activity that would breach any Anti-Corruption Laws.
(iii) To each Loan Party’s knowledge and belief, there is no pending or threatened action, suit, proceeding or investigation before any court or other Governmental Authority against any Loan Party or any Subsidiary thereof or any of their directors, officers, employees or other Person acting on their behalf that relates to a potential violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.
(iv) The Loan Parties will not directly or indirectly use, lend or contribute the proceeds of the Advances for any purpose that would breach the Anti-Bribery and Anti-Corruption Laws.

Section 9.28    Full Disclosure1.1.1.2    .
(i) Each Loan Party has disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Agents (other than forward-looking information and projections and information of a general economic nature and general information about Borrower’s industry) in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading.

(ii) Projections have been prepared on a reasonable basis and in good faith based on assumptions, estimates, methods and tests that are believed by the Loan Parties to be reasonable at the time such Projections were prepared and information believed by the Loan Parties to have been accurate based upon the information available to the Loan Parties at the time such Projections were furnished to the Lenders, and Ultimate Holdings is not be aware of any facts or information that would lead it to believe that such Projections are incorrect or misleading in any material respect; it being understood that (A) Projections are by their nature subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties’ control, (B) actual results may differ materially from the Projections and such variations may be material and (C) the Projections are not a guarantee of performance.
ARTICLE X

AFFIRMATIVE AND NEGATIVE COVENANTS
Section 10.1    Affirmative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party will, unless the Required Lenders shall otherwise consent in writing:
(a)    Reporting Requirements. Furnish to each Agent and each Lender:
(i)    as soon as available, and in any event within thirty (30) days after the end of each fiscal month of Ultimate Holdings and its Subsidiaries, (x) internally prepared consolidated balance sheets, statements of operations and retained earnings and statements of cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year, and (B) the Projections, all in reasonable detail and certified by an Authorized Officer of Ultimate Holdings as fairly presenting, in all material respects, the financial position of Ultimate Holdings and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of Ultimate Holdings and its Subsidiaries for such fiscal month and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments (y) a report of key performance indicators during such fiscal month with respect to the top 25 customers, headcount and billable utilization, as reasonably identified by Ultimate Holdings, for the business of Ultimate Holdings and its Subsidiaries and any additional financial information as may be reasonably requested by the Administrative Agent and (z) a Compliance Certificate;

(ii)    the following:
(A)    as soon as available and in any event within forty five (45) days after the end of each fiscal quarter of Ultimate Holdings and its Subsidiaries commencing with the first full fiscal quarter of Ultimate Holdings and its Subsidiaries ending after May 27, 2022, consolidated balance sheets, statements of operations and retained earnings and statements of cash flows of Ultimate Holdings and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period set forth in the financial statements for the immediately preceding Fiscal Year, all in reasonable detail and certified by an Authorized Officer of Ultimate Holdings as fairly presenting, in all material respects, the financial position of Holdings and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of Holdings and its Subsidiaries for such quarter and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of Ultimate Holdings and its Subsidiaries furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments, and
(B)    no later than two (2) Business Days after the delivery of the financial information described in clause (A), a comparison of the financial information described in clause (A) to that in the Projections, and a report of key performance indicators during such fiscal quarter with respect to the top 25 customers, headcount and billable utilization, as reasonably identified by Ultimate Holdings, for the business of Ultimate Holdings and its Subsidiaries and any additional financial information as may be reasonably requested by the Administrative Agent at the request of the Required Lenders;
(iii)    the following

(A)    as soon as available, and in any event within ninety (90) days after the end of each Fiscal Year of Ultimate Holdings and its Subsidiaries, consolidated balance sheets, statements of operations and retained earnings and statements of cash flows of Ultimate Holdings and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in the financial statements for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion, prepared in accordance with generally accepted auditing standards, of a “Big Four” firm or another independent certified public accountant of recognized standing selected by Ultimate Holdings and satisfactory to the Required Lenders (which report and opinion shall not include (1) any qualification, exception or explanatory paragraph expressing substantial doubt about the ability of Ultimate Holdings or any of its Subsidiaries to continue as a going concern or any qualification or exception as to the scope of such audit, or (2) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 10.3), and
(B)    no later than two Business Days after the delivery of the financial information described in clause (A), a comparison of the financial information described in clause (A) to that in the Projections;
(iv)    no later than two Business Days after the delivery of the financial statements of Ultimate Holdings and its Subsidiaries required by clauses (ii) and (iii) of this Section 10.1(a), a Compliance Certificate:
(A)    stating that an Authorized Officer of Intermediate Holdings has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of Ultimate Holdings and its Subsidiaries during the period covered by such financial statements with a view to determining whether Ultimate Holdings and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the occurrence and continuance during such period of an Event of Default or Default or, if an Event of Default or Default had occurred and continued or is continuing, describing the nature and period of existence thereof and the action which Ultimate Holdings and its Subsidiaries propose to take or have taken with respect thereto,

(B)    in the case of the delivery of the financial statements of Ultimate Holdings and its Subsidiaries required by clauses (ii) and (iii) of this Section 10.1(a), (1) attaching a schedule showing the calculation of the financial covenants specified in Section 10.3, (2) a calculation of the Liquidity of Ultimate Holdings and its Subsidiaries as of the last day of such month, in form and substance satisfactory to the Required Lenders, showing compliance with Section 10.3(c) and (3) including a discussion and analysis of the financial condition and results of operations of Ultimate Holdings and its Subsidiaries for the portion of the Fiscal Year then elapsed and discussing the reasons for any significant variations from the Projections for such period and commencing with the Fiscal Year ending December 31, 2022, the figures for the corresponding period in the previous Fiscal Year, and
(C)    in the case of the delivery of the financial statements of Ultimate Holdings and its Subsidiaries required by (X) clause (iii) of this Section 10.1(a), attaching an updated Perfection Certificates delivered on May 27, 2022, or the date of the most recently updated Perfection Certificate (if applicable), attaching a summary of all material insurance coverage maintained as of the date thereof by any Loan Party or any of its Subsidiaries and evidence that such insurance meets the requirements set forth in Section 10.1(h) and the other Loan Documents (or stating that there has been no change in the information most recently provided pursuant to this clause (C)), together with such other related documents and information as the Required Lenders may reasonably require;

(v)    as soon as available and in any event within 10 days after the end of each fiscal month of Ultimate Holdings and its Subsidiaries commencing with the first fiscal month of Holdings and its Subsidiaries ending after May 27, 2022, reports in form and detail satisfactory to the Lenders and certified by an Authorized Officer of Intermediate Holdings as being accurate and complete (but subject to final balance sheet adjustments) (A) listing all Accounts of the Loan Parties as of such day, which shall include the amount and age of each such Account, showing separately those which are more than 30, 60, 90 and 120 days old and a description of all Liens, set-offs, defenses and counterclaims with respect thereto, together with a reconciliation of such schedule with the schedule delivered to the Agents pursuant to this clause (v)(A) for the immediately preceding fiscal month, the name and mailing address of each Account Debtor with respect to each such Account and such other information as any Agent at the request of the Required Lenders may request, and (B~~) listing all accounts payable of the Loan Parties as of each such day which shall include the amount and age of each such account payable, the name and mailing address of each account creditor and such other information as any Agent may request at the request of the Required Lenders, and (C~~) listing all Inventory of the Loan Parties as of each such day, and containing a breakdown of such Inventory by type and amount, the cost and the current market value thereof (by location), the date of acquisition, the warehouse and production facility location and such other information as any Agent may request at the request of the Required Lenders, all in detail and in form satisfactory to the Required Lenders;
(vi)    (A) on or prior to the date that the payment required under Section 2.03(b)(w) of the New Senior Credit Agreement (together with all other Obligations required to be paid in connection with any such prepayment) has been received by the lenders party thereto, by 5:00 p.m. (New York City time) on the second and fourth Friday of each fiscal month (or if such day is not a Business Day, then the next preceding Business Day) commencing with March 10, 2023, and (B) anytime thereafter, as soon as available and in any event within 10 days after the end of each fiscal month of Holdings and its Subsidiaries, in each case, reports in form and detail satisfactory to the Lenders, and certified by an Authorized Officer of Intermediate Holdings as being accurate and complete (but subject to final balance sheet adjustments), listing all accounts payable of the Loan Parties as of each such day which shall include the amount and age of each such account payable, the name and mailing address of each account creditor and such other information as any Lender may request;

(~~vi~~vii)    as soon as available and in any event not later than 60 days prior to the end of each Fiscal Year (or in the case of the Fiscal Year ending December 31, 2022, on or prior to November 30, 2022), a certificate of an Authorized Officer of Ultimate Holdings (A) attaching Projections for Ultimate Holdings and its Subsidiaries, supplementing and superseding the Projections previously required to be delivered pursuant to this Agreement, prepared on a monthly basis and otherwise in form and substance satisfactory to the Agents, for the immediately succeeding Fiscal Year for Ultimate Holdings and its Subsidiaries and (B) certifying that the representations and warranties set forth in Article IX are true and correct with respect to the Projections;
(~~vii~~viii)    promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party other than (A) routine inquiries by such Governmental Authority and (B) inquiries made in the normal course of business;
(~~viii~~ix)    as soon as possible, and in any event within three (3) days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of Intermediate Holding setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;
(~~ix~~x)    as soon as possible and in any event: (A) within five (5) Business Days after a Loan Party has knowledge of the occurrence (or future occurrence) of any ERISA Event, notice of such ERISA Event (in reasonable detail), and (B) within ten (10) Business Days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to any Pension Plan, and (C) within ten (10) Business Days after any Loan Party sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party;
(~~x~~xi)    promptly after the commencement thereof but in any event not later than five (5) days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator, in which the amount of damages claimed is US$600,000 (or its equivalent in another currency or currencies) or more in the aggregate for all such actions, suits or proceedings;
(~~xi~~xii)    as soon as possible and in any event within five (5) days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with any Material Contract;

(~~xii~~xiii)    as soon as possible and in any event within five (5) days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Equity Interests of, or all or substantially all of the assets of, any Loan Party;
(~~xiii~~xiv)    as soon as possible and in any event within five (5) days after the delivery thereof to Ultimate Holdings’ Board of Directors, copies of all reports or other information so delivered in connection with a meeting of such Board of Directors (other than any such reports or other information that are subject to attorney-client or other legal privilege); provided that all such reports and other information is subject to Section 15.9;
(~~xiv~~xv)    promptly after (A) the sending or filing thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange (including, without limitation, any statements, reports, filings, agreements, or other information that relate to any Equity Issuance) and (B) the receipt thereof, a copy of any material notice received from any holder of its Indebtedness;
(~~xv~~xvi)    promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof;
(~~xvi~~xvii)    promptly upon request, any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming Intermediate Holdings’ compliance with Section 10.2(r);
(~~xvii~~xviii)    [reserved];
(~~xviii~~xix)    simultaneously with the delivery of the financial statements of Ultimate Holdings and its Subsidiaries required by clauses (i), (ii) and (iii) of this Section 10.1(a), if, as a result of any change in accounting principles and policies from those used in the preparation of the financial statements that is permitted by Section 10.2(q), the consolidated financial statements of Ultimate Holdings and its Subsidiaries delivered pursuant to clauses (i), (ii) and (iii) of this Section 10.1(a) will differ from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to the Lenders;
(~~xix~~xx)    (A) on or prior to the date that the payment required under Section 2.03(b)(w) of the New Senior Credit Agreement (together with all other Obligations required to be paid in connection with any such prepayment) has been received by the lenders party thereto, by 5:00 p.m. (New York City time) on the second and fourth Friday of each fiscal month (or if such day is not a Business Day, then the next preceding Business Day) commencing with March 10, 2023, and (B) anytime thereafter, as soon as available~~,~~  and in any event within ~~three (3) Business Days~~10 days after the end of each fiscal month of ~~Ultimate~~ Holdings and its Subsidiaries, ~~(1)~~in each case, a calculation of the Liquidity of Ultimate Holdings and its Subsidiaries as of the last day of such month, in form and substance satisfactory to the Agents and (~~2)~~B)(1) as soon as available, and in any event within three (3) Business Days after the end of each fiscal month of Holdings and its Subsidiaries, a 13-week cash flow forecast of ~~Ultimate~~ Holdings and its Subsidiaries in form and substance satisfactory to the ~~Lenders~~Agents (the “13-Week Cash Flow”) and (~~B~~2) if the Liquidity of Ultimate Holdings and its Subsidiaries is less than $~~8,400,000~~7,000,000 at any time during a week, then commencing on Wednesday of the following week and for every week thereafter until the Liquidity of Ultimate Holdings and its Subsidiaries for each day in the prior week is greater than $~~8,400,000, (1) a calculation of the Liquidity of Ultimate Holdings and its Subsidiaries as of the last day of the preceding week in form and substance satisfactory to the Agents and (2)~~7,000,000, a 13-Week Cash Flow; ~~and~~
(xxi)    as soon as possible and in any event within one day after receipt thereof by any Loan Party, copies of any reports or other work product prepared by the Financial Advisor or the Operational Advisor; and
(~~xx~~xxii)    promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party (including, without limitation, any Environmental, Social, and Corporate Governance information) as any Lender may from time to time may reasonably request.
(b)    Additional Borrowers, Guarantors and Collateral Security. Cause:
(i)    each Subsidiary of any Loan Party not in existence on May 27, 2022 (other than any Immaterial Subsidiary and/or any Excluded Foreign Subsidiary), to execute and deliver to the Collateral Agent promptly and in any event within 30 days after the formation, acquisition or change in status thereof, (A) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Borrower or Guarantor, (B) a supplement to the Guaranty and Collateral Agreement, together with (1) certificates evidencing all of the Equity Interests of any Person owned by such Subsidiary required to be pledged under the terms of the Guaranty and Collateral Agreement, (2) undated stock powers for such Equity Interests executed in blank with signature guaranteed, and (3) such opinions of counsel as the Collateral Agent at the request of the Required Lenders may reasonably request, (C) to the extent required under the terms of this Agreement, one or more Mortgages creating on the real property of such Subsidiary a perfected, first priority Lien (in terms of priority, subject only to Permitted

Liens) on such real property and such other Real Property Deliverables as may be required by the Collateral Agent at the request of the Required Lenders with respect to each such real property, and (D) such other agreements, instruments, approvals or other documents reasonably requested by the Collateral Agent at the Request of the Required Lenders in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Guaranty and Collateral Agreement or a Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations; and
(ii)    each owner of the Equity Interests of any such Subsidiary to execute and deliver promptly and in any event within 30 days after the formation or acquisition of such Subsidiary a Pledge Amendment (as defined in the Guaranty and Collateral Agreement), together with (A) certificates evidencing all of the Equity Interests of such Subsidiary required to be pledged under the terms of the Guaranty and Collateral Agreement, (B) undated stock powers or other appropriate instruments of assignment for such Equity Interests executed in blank, (C) such opinions of counsel as the Collateral Agent may reasonably request and (D) such other agreements, instruments, approvals or other documents requested by the Collateral Agent.
(c)    Compliance with Laws; Payment of Taxes.
(i)    Comply, and cause each of its Subsidiaries to comply, with all Requirements of Law, judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing).
(ii)    Pay, and cause each of its Subsidiaries to pay, in full before delinquency or before the expiration of any extension period, all Taxes imposed upon any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries, except (i) unpaid Taxes in an aggregate amount at any one time not in excess of US$300,000, and (ii) Taxes contested in good faith by proper proceedings which stay the imposition of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.
(d)    Preservation of Existence, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(e)    Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.
(f)    Inspection Rights. Permit, and cause each of its Subsidiaries to permit, the agents and representatives of any Lender at any time and from time to time during normal business hours and with reasonable notice to Intermediate Holdings, at the expense of Intermediate Holdings, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of any Lender in accordance with this Section 10.1(f).
(g)    Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except to the extent the failure to so maintain and preserve or so comply could not reasonably be expected to have a Material Adverse Effect.
(h)    Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, cyber, hazard, flood, rent, worker’s compensation and business interruption insurance) with respect to the Collateral and its other properties (including all real property leased or owned by it) and business, in such amounts and covering such risks as is (i) carried generally in accordance with sound business practice by companies in similar businesses similarly situated, (ii) required by any Requirement of Law, (iii) required by any Material Contract and (iv) in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent.
(i)    Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations that are necessary or useful in the proper conduct of its business, in each case, except to the extent the failure to obtain, maintain, preserve or take such action could not reasonably be expected to have a Material Adverse Effect.
(j)    Environmental.
(i)    Keep the Collateral free of any Environmental Lien;
(ii)    Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all Environmental Permits that are necessary or useful in the proper conduct of its business, and comply, and cause each of its Subsidiaries to comply, with all Environmental Laws and Environmental Permits;
(iii)    Take all commercially reasonable steps to prevent any Release or threatened Release of Hazardous Materials in violation of any Environmental Law or Environmental Permit at, in, on, under or from any property owned, leased or operated by any Loan Party or its Subsidiaries;
(iv)    Provide the Collateral Agent with written notice within ten (10) days of any of the following: (A) discovery of any Release of a Hazardous Material or environmental condition at, in, on, under or from any property currently or formerly owned, leased or operated by any Loan Party, Subsidiary or predecessor in interest or any violation of Environmental Law or Environmental Permit that in any case could reasonably be expected to result in any material Environmental Claim or Environmental Liability; (B) notice that an Environmental Lien has been filed against any Collateral; or (C) an Environmental Claim or Environmental Liabilities; and provide such reports, documents and information as the Collateral Agent may reasonably request from time to time with respect to any of the foregoing.
(k)    Fiscal Year. Cause the Fiscal Year of Ultimate Holdings and its Subsidiaries to end on December 31 of each calendar year unless the Required Lenders consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).
(l)    Landlord Waivers; Collateral Access Agreements. At any time any Collateral with a book value in excess of US$300,000 (when aggregated with all other Collateral at the same location) is located on any real property of a Loan Party located in the United States (whether such real property is now existing or acquired after May 27, 2022) which is not owned by a Loan Party, or is stored on the premises of a bailee, warehouseman, or similar party, use its best efforts to obtain written subordinations or waivers or collateral access agreements, as the case may be, in form and substance satisfactory to the Collateral Agent and the Required Lenders.

(m)    After Acquired Real Property. Upon the acquisition by it or any of its Subsidiaries after the date hereof of any interest (whether fee or leasehold) in any real property (wherever located) (each such interest being a “New Facility”) with a Current Value (as defined below) in excess of US$600,000 in the case of a fee interest immediately so notify the Lenders, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party’s good-faith estimate of the current value of such real property (for purposes of this Section, the “Current Value”). The Lenders shall notify such Loan Party whether they intend to require a Mortgage (and any other Real Property Deliverables or landlord’s waiver (pursuant to Section 10.1(l) hereof) with respect to such New Facility. Upon receipt of such notice requesting a Mortgage (and any other Real Property Deliverables) or landlord’s waiver, the Person that has acquired such New Facility shall promptly furnish the same to the Collateral Agent. Intermediate Holdings shall pay all fees and expenses, including, without limitation, reasonable attorneys’ fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party’s obligations under this Section 10.1(m).
(n)    Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions.
(i)    Maintain, and cause each of its Subsidiaries to maintain, policies and procedures designed to promote compliance by each Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws and Anti-Money Laundering Laws.
(ii)    Comply, and cause each of its Subsidiaries to comply, with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(iii)    Neither Loan Party nor, to the best knowledge of any Loan Party, any director, officer, employee or any Person acting on behalf of any Loan Party will engage in any activity that would breach any Anti-Corruption Law.
(iv)    Promptly notify the Administrative Agent of any action, suit or investigations by any court or Governmental Authority in relation to an alleged breach of the Anti-Corruption Law.
(v)    Not directly or indirectly use, lend or contribute the proceeds of any Loan for any purpose that would breach any Anti-Corruption Law.
(vi)    Each Loan Party and Affiliate, officer, employee or director, acting on behalf of the Loan Party is (and will take no action which would result in any such Person not being) in compliance with (A) all applicable OFAC rules and regulations, (B) all applicable United States of America, United Kingdom, United Nations, European Union, German,

Canadian, Australian and all other reasonable internationally respected national autonomous sanctions, embargos and trade restrictions and (C) all applicable provisions of the USA PATRIOT Act. In addition, none of the activities or business of any Loan Party includes any kind of activities or business of or with any Person or in any country or territory that is subject to any Sanctions.
(vii)    In order to comply with the “know your customer/borrower” requirements of the Anti-Money Laundering Laws, promptly provide to the Administrative Agent upon its reasonable request from time to time (A) information relating to individuals and entities affiliated with any Loan Party that maintain a business relationship with the Administrative Agent, and (B) such identifying information and documentation as may be available for such Loan Party in order to enable the Administrative Agent or any Lender to comply with Anti-Money Laundering Laws.
(o)    Lender Meetings. Upon the request of any Agent or ~~the Required Lenders~~any Lender (which request~~, so long as no Event of Default shall have occurred and be continuing,~~  shall not be made more than once ~~during each fiscal quarter and shall not occur until after the earnings call for the most recently ended fiscal quarter~~a month), participate in a meeting with the Agents and/or the Lenders at Ultimate Holding’s corporate offices (or at such other location as may be agreed to by Intermediate Holdings and such Agent or the Required Lenders) at such time as may be agreed to by Intermediate Holdings and such Agent or ~~the Required Lenders~~Lender to discuss the financial condition ~~and~~, results of operation and key performance indicators of Ultimate Holdings and its Subsidiaries ~~for the most recently ended fiscal quarter.~~. Upon the request of any Agent or the Required Lenders, each of the Financial Advisor and/or the Operational Advisor will attend and participate in such meetings. The rights of the Lenders under this Section 10.1(o) will survive the repayment or conversion of their Loans, for so long as any other Loans hereunder are outstanding.
(p)    Board Information Rights. The Lenders shall be timely notified of the time and place of any regular or special meetings (regular meetings shall be held no less than once per quarter) and will be given written notice of all proposed actions to be taken by the Board of Directors (or any relevant committee thereof) of Ultimate Holdings (or its direct or indirect parent holding company) and any of its Subsidiaries at such meeting as if the Lenders were a member thereof. Such notice shall describe in reasonable detail the nature and substance of the matters to be discussed and/or voted upon at such meeting (or the proposed actions to be taken by written consent without a meeting). The Lenders shall have the right to, and shall, receive all information provided to the members of the Board of Directors or any similar group performing an executive oversight or similar function (or any relevant committee thereof) of Ultimate Holdings (or its direct or indirect parent holding company) and any of its Subsidiaries in anticipation of or at such meeting (regular or special and whether telephonic or otherwise), in addition to copies of the records of the proceedings or minutes of such meeting, when provided to the members other than such information subject to attorney-client or other legal privilege; provided that, the Lenders shall keep such materials and information confidential in accordance with Section 15.9 of this Agreement.

(q)    Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent at the instruction or request of the Required Lenders may require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected Liens any of the Collateral or any other property of any Loan Party and its Subsidiaries, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) authorizes each Agent to execute any such agreements, instruments or other documents in such Loan Party’s name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.
Section 10.2    Negative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:
(a)    Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any Requirement of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof) other than, as to all of the above, Permitted Liens.

(b)    Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.
(c)    Fundamental Changes; Dispositions.
(i)    Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, including by means of a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, or permit any of its Subsidiaries to do (or agree to do) any of the foregoing; provided, however, that (x) any Wholly Owned Subsidiary of any Loan Party (other than Intermediate Holdings) may be merged into any Loan Party (other than Ultimate Holdings or the Mexican Loan Party), (y) any Wholly Owned Subsidiary that is not a Loan Party may be merged into another Wholly Owned Subsidiary of such Loan Party, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Agents and Lenders at least 30 days’ prior written notice of such merger, consolidation or amalgamation accompanied by true, correct and complete copies of all material agreements, documents and instruments relating to such merger, consolidation or amalgamation, including, without limitation, the certificate or certificates of merger or amalgamation to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders’ rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or amalgamation, and (E) the surviving Subsidiary, if any, if not already a Loan Party, is joined as a Loan Party hereunder pursuant to a Joinder Agreement and is a party to a Guaranty and Collateral Agreement and the Equity Interests of such Subsidiary is the subject to the Guaranty and Collateral Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation, and (z) any winding-up, liquidation or dissolution contemplated as a party of Project Thunder may be done so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Agents and Lenders at least 30 days’ prior written notice thereof (and provide the Agents copies of any certificate of dissolution as filed promptly after such filing), (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders’ rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected thereby; and
(ii)    Make any Disposition, whether in one transaction or a series of related transactions, of all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that any Loan Party and its Subsidiaries may make Permitted Dispositions.
(d)    Change in Nature of Business. Make or permit any of its Subsidiaries to make, any change in the nature of its business as conducted on the date hereof.
(e)    Loans, Advances, Investments, Etc. Make or commit or agree to make, or permit any of its Subsidiaries make or commit or agree to make, any Investment in any other Person except for Permitted Investments.
(f)    Sale and Leaseback Transactions. Enter into, or permit any of its Subsidiaries to enter into, any Sale and Leaseback Transaction.
(g)    [Reserved].
(h)    Restricted Payments. Make or permit any of its Subsidiaries to make any Restricted Payment other than Permitted Restricted Payments.
(i)    Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.
(j)    Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) transactions consummated in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s-length transaction with a Person that is not an Affiliate thereof, and that are fully disclosed to the Agents and Lenders prior to the consummation thereof, if they involve one or more payments by Ultimate Holdings or any of its Subsidiaries in excess of US$120,000 for any single transaction or series of related transactions, (ii) transactions with another Loan Party (other than the Mexican Loan Party); (iii) transactions permitted by Section 10.2(e) and Section 10.2(h), (iv) sales of Qualified Equity Interests of Ultimate Holdings to Affiliates of Ultimate Holdings not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith, (v) payments under the New Senior Credit Agreement, and (vi) reasonable and customary director and officer compensation (including bonuses and stock option programs), benefits and indemnification arrangements, in each case approved by the Board of Directors (or a committee thereof) of such Loan Party or such Subsidiary.

(k)    Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Equity Interests of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 10.2(k) shall prohibit or restrict compliance with:
(A)    this Agreement, the other Loan Documents and the New Senior Credit Agreement;
(B)    any agreement described on Schedule 7.02(k) to the New Senior Credit Agreement (as in effect on May 27, 2022), or any extension, replacement or continuation of any such agreement; provided that, any such encumbrance or restriction contained in such extended, replaced or continued agreement is no less favorable to the Agents and the Lenders than the encumbrance or restriction under or pursuant to the agreement so extended, replaced or continued;
(C)    any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);
(D)    in the case of clause (iv), (1) customary restrictions on the subletting, assignment or transfer of any specified property or asset set forth in a lease, license, asset sale agreement or similar contract for the conveyance of such property or asset and (2) instrument or other document evidencing a Permitted Lien (or the Indebtedness secured thereby) from restricting on customary terms the transfer of any property or assets subject thereto;
(E)    customary restrictions on dispositions of real property interests in reciprocal easement agreements;
(F)    customary restrictions in agreements for the sale of assets on the transfer or encumbrance of such assets during an interim period prior to the closing of the sale of such assets; or
(G)    customary restrictions in contracts that prohibit the assignment of such contract.

(l)    Limitations on Negative Pledges. Enter into, incur or permit to exist, or permit any Subsidiary to enter into, incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Loan Party or any Subsidiary of any Loan Party to create, incur or permit to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation, except the following: (i) this Agreement and the other Loan Documents, (ii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 10.2(b) of this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iii) any customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets or of a Subsidiary pending such sale or other disposition; provided that such restrictions and conditions apply only to the assets or Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder, and (iv) customary provisions in leases restricting the assignment or sublet thereof.
(m)    Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.
(i)    Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries’ Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made (other than any payment to be made in Equity Interests consisting of common stock) earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would add any covenant or event of default, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Lenders or the issuer of such Indebtedness in any material respect.
(ii)    except for the Obligations and the Unpaid Taxes,

(A)     make any voluntary or optional payment (including, without limitation, any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries’ Indebtedness (other than Indebtedness under the Loan Documents and the New Senior Credit Agreement) (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due),
(B)     refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (other than with respect to Permitted Refinancing Indebtedness),
(C)     make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Existing Warrants, any Subordinated Indebtedness, or any Existing Earn-Out Obligations, or
(D)     make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing;
provided, that notwithstanding anything to the contrary contained herein,
(1)    so long as, immediately prior to and after giving effect to such payment, prepayment, redemption, defeasance, sinking fund payment or repurchase (x) the First Lien Leverage Ratio of Ultimate Holdings and its Subsidiaries does not exceed 2.50 to 1.00 (in the case of clause (y) below, calculated on a pro forma basis after giving effect to the related Equity Issuance and the application of the proceeds thereof), (y) Ultimate Holdings and its Subsidiaries are in compliance of each of the financial covenants contained in Section 10.3, and (z) no Event of Default has occurred and is continuing, this clause (ii) shall not be deemed to restrict any payments, prepayments, repayments, repurchases or redemptions of:
(x)     the Existing Warrants in an aggregate amount not to exceed $3,000,000, and

(y)     so long as such payment, prepayment, repayment, repurchase or redemption is made solely with the Net Cash Proceeds of any Equity Issuance, (i) the AN Extend Earn-Out or (ii) any Subordinated Indebtedness, in each case, in an aggregate amount not to exceed 25% of the Net Cash Proceeds of such Equity Issuance (after giving effect to any mandatory prepayment hereunder),
(2)    so long as, immediately prior to and after giving effect to such payment, prepayment, redemption, defeasance, sinking fund payment or repurchase (x) the First Lien Leverage Ratio of Ultimate Holdings and its Subsidiaries does not exceed 3.20 to 1.00, (y) Ultimate Holdings and its Subsidiaries are in compliance of each of the financial covenants contained in Section 10.3, and (z) no Event of Default has occurred and is continuing, this clause (ii) shall not be deemed to restrict any payments of the Deferred Monroe Fees,
(3)    the Existing Warrants, Subordinated Debt and Existing Earn-Out Obligations may be paid or prepaid solely with Equity Interests of Ultimate Holdings (and not in cash), ~~and~~
(4)    payments of the Exitus Renewal Fee~~.~~ (which has been paid),
(5)    so long as, immediately prior to and after giving effect to such payment no Event of Default has occurred and is continuing, then, notwithstanding anything to the contrary in the Reference Subordination Agreement, this clause (ii) shall not be deemed to restrict any payments under the Exitus Indebtedness in an aggregate amount not to exceed $1,000,000, and
(6)    so long as, (x) immediately prior to and after giving effect to such payment no Event of Default has occurred and is continuing, and (y) prior to any such payments, the Loan Parties shall have made the payments required under, on the dates and in the amounts provided in Section 2.03(b)(w) and (x) of the New Senior Credit Agreement, then, notwithstanding anything to the contrary in the Reference Subordination Agreement, this clause (ii) shall not be deemed to restrict any payments under the Exitus Indebtedness after June 15, 2023, in an aggregate amount not to exceed $1,580,000.

(iii)    amend, modify or otherwise change any of its Governing Documents (including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it) with respect to any of its Equity Interests (including any shareholders’ agreement), or enter into any new agreement with respect to any of its Equity Interests, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iii) that either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect; provided that no such amendment, modification or change or new agreement or arrangement shall provide for any plan of division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any similar statute or provision under applicable law); or
(iv)    agree to any amendment, modification or other change to or waiver of any of its rights under any Material Contract if such amendment, modification, change or waiver would be materially adverse to any Loan Party or any of its Subsidiaries or the Agents and the Lenders.
Anything herein to the contrary notwithstanding, and in any event subject to the Reference Subordination Agreement, each Loan Party shall not make any voluntary or optional payment or prepayment of any of its or its Subsidiaries’ Subordinated Indebtedness, except if the aggregate cash available to the Loan Parties and their Subsidiaries to make such payment or prepayment is applied on a pro rata basis to prepay the Loans and such other Subordinated Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Loans and such other Subordinated Indebtedness at the time of such payment).

(n)    Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act.
(o)    ERISA. (i) Cause or fail to prevent, or permit any of its ERISA Affiliates to cause or fail to prevent, an ERISA Event that individually or in the aggregate has, or could reasonably be expected to have a Material Adverse Effect, or (ii) adopt any employee welfare benefit plan within the meaning of Section 3(1) of ERISA that provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or other Requirements of Law.

(p)    Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials on, in, at, under or from any property owned, leased or operated by it or any of its Subsidiaries, except in compliance with Environmental Laws.
(q)    Accounting Methods. Modify or change, or permit any of its Subsidiaries to modify or change, its method of accounting or accounting principles from those utilized in the preparation of the financial statements (other than as may be required to conform to GAAP).
(r)    Sanctioned Persons; Anti-Corruption Laws; Anti-Money Laundering Laws.
(i)    Conduct, nor permit any of its Subsidiaries to conduct, any business or engage in any transaction or deal with or for the benefit of any Sanctioned Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Sanctioned Person; or
(ii)    Use, nor permit any of its Subsidiaries to use, directly or indirectly, any of the proceeds of any Loan, (A) to fund any activities or business of or with any Sanctioned Person or in any other manner that would result in a violation of any Sanctions by any Person (including by any Person participating in any Loan, whether as underwriter, advisor, investor or otherwise), or (B) for the purpose of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Law.
(s)    Accounts Payable. ~~On and after the date that is 45 days after May 27, 2022, have~~Have, or permit any of its Subsidiaries to have, any accounts payable that are more than 60 days past due in an aggregate amount greater than or equal to (i) at any time on or prior to March 24, 2023, $6,000,000, (ii) at any time after March 24, 2023 but on or prior to April 15, 2023, $3,600,000 and (iii) at any time thereafter, $1,560,000.
Section 10.3    Financial Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:
(a)    Revenue. Permit Revenue of Ultimate Holdings and its Subsidiaries for any period of four consecutive fiscal quarters of Ultimate Holdings and its Subsidiaries for which the last fiscal month ends on a date set forth below to be less than the amount set forth opposite such date:

Fiscal Month End	Revenue
June 30, 2022	~~U.S.~~$~~130,000,000~~120,000,000
September 30, 2022	~~U.S.~~$~~130,000,000~~120,000,000
December 31, 2022	~~U.S.~~$~~130,000,000~~120,000,000
March 31, 2023 and each fiscal month ending thereafter	~~U.S.~~$~~130,000,000~~120,000,000

(b)    First Lien Leverage Ratio. Permit the First Lien Leverage Ratio for any period of 4 consecutive fiscal quarters of Ultimate Holdings and its Subsidiaries ~~for ending on the~~which the last fiscal month ends on a date set forth below to be greater than the ratio set forth opposite such date:

Fiscal Quarter End	First Lien Leverage Ratio
~~December~~March 31, ~~2022~~2023	~~4.80~~7.65:1.00
April 30, 2023	7.92:1.00
~~March~~May 31, 2023	~~4.50~~7.44:1.00
June 30, 2023	7.20:1.00
July 31, 2023	6.34:1.00
August 31, 2023	5.41:1.00
September 30, 2023	4.94:1.00
October 31, 2023	4.20:1.00
November 30, 2023	3.77:1.00
December 31, 2023	5.56:1.00
~~June 30, 2023~~January 31, 2024 and each fiscal quarter ending thereafter	4.20:1.00

(c)    Liquidity. Permit Liquidity to be less than ~~US~~(i) less than $~~3,000,000~~800,000 at any time on ~~and after the date that is ten (10) Business Days after May 27, 2022~~or prior to March 24, 2023, (ii) less than $1,600,000 at any time after March 24, 2023 but on or prior to April 15, 2023 and (iii) less than $5,600,000 at any time thereafter.
(d)    LTM EBITDA. Unless the Loan Parties shall have made the payments (in the principal amounts required thereunder) pursuant to Section 2.03(b)(w) of the New Senior Credit Agreement (together with all other Obligations required to be paid in connection with any such prepayment) on or prior to April 15, 2023, each Loan Party shall not permit the Consolidated EBITDA of Ultimate Holdings and its Subsidiaries for any period of four consecutive fiscal quarters of Ultimate Holdings and its Subsidiaries for which the last fiscal month ends on a date set forth below to be less than the amount set forth opposite such date:

Fiscal Month End	Consolidated EBITDA
March 31, 2023	$7,962,400
April 30, 2023	$7,701,600
May 31, 2023	$8,190,400
June 30, 2023	$8,485,600
July 31, 2023	$9,618,400
August 31, 2023	$11,244,000
September 30, 2023	$12,332,000
October 31, 2023	$14,493,600
November 30, 2023	$16,179,200
December 31, 2023 and each fiscal month ending thereafter	$10,965,600

ARTICLE XI

[RESERVED]

ARTICLE XII

EFFECTIVENESS; CONDITIONS OF LENDING, ETC.
The effectiveness of this Agreement and the obligation of each Lender to make its Loans is subject to the satisfaction of the following conditions precedent by no later than 5:00 p.m. (Mexico City Time) on November 29, 2021:
Section 12.1    Credit Extension. The effectiveness of this Agreement, and the obligation of the Lenders to make the Loans, are, in addition to the conditions precedent specified in

Section 12.2 subject to satisfaction of the following conditions precedent, it being agreed that the request by Borrower Representative for the making of the Loans on the Closing Date will be deemed to constitute a representation and warranty by Borrowers that the conditions precedent set forth in this Section 12.1 will be satisfied at the time of the making of those Loans (unless waived in writing by the Required Lenders):
12.1.1    Agreement, Notes and other Loan Documents. Administrative Agent has received the following, each duly executed and effective as of the Closing Date (or any earlier date satisfactory to the Required Lenders), in form and substance satisfactory to the Required Lenders in their discretion (a) this Agreement, and (b) the Notes made payable to each applicable Lender.
12.1.2    Authorization Documents. For each Loan Party, Administrative Agent has received the following, each in form and substance satisfactory to the Required Lenders in their discretion (a) that Person’s charter (or similar formation document), certified by the appropriate Governmental Authority, (b) good standing certificates in that Person’s state of incorporation (or formation) and in each other state in which that Person is qualified to do business if reasonably requested by the Required Lenders, (c) that Person’s bylaws (or similar governing document), (d) except for each Mexican Loan Party, resolutions of its board of directors (or similar governing body) approving and authorizing that Person’s execution, delivery, and performance of the Loan Documents to which it is party and the transactions contemplated thereby, and (e) signature and incumbency certificates of that Person’s officers and/or managers executing any of the Loan Documents (which certificates Administrative Agent and each Lender may conclusively rely on until formally advised by a like certificate of any changes in any such certificate), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.
12.1.3    Consents, etc. Administrative Agent has received certified copies of all documents evidencing any necessary company action, consents and governmental approvals (if any) required for the execution, delivery, and performance by the Loan Parties of the documents referred to in this Section 12, each in form and substance satisfactory to the Required Lenders.
12.1.4    Letter of Direction. Administrative Agent has received a Funds Flow Memorandum containing funds flow information with respect to the proceeds of the Loans on the Closing Date, duly executed and dated on or prior the Closing Date.
12.1.5    Opinions of Counsel. Administrative Agent has received opinions of New York and Mexican counsel for each Loan Party, each duly executed and dated as of the Closing Date, in form and substance satisfactory to Administrative Agent and the Lenders.

12.1.6    Payment of Fees. Administrative Agent has received evidence of payment by Borrowers of all accrued and unpaid fees, costs, and expenses to the extent then due and payable on the Closing Date (including, without limitation, fees under the Agents Fee Letter), together with all Attorney Costs of Administrative Agent and the Lenders to the extent invoiced prior to the Closing Date, plus all additional amounts of Attorney Costs that constitute Administrative Agent’s and Lender’s reasonable estimate of Attorney Costs incurred or to be incurred by Administrative Agent and the Lenders through the closing proceedings (but no such estimate will preclude a final settling of accounts between Borrowers and Administrative Agent and between Borrowers and the Lenders in respect of those Attorney Costs).
12.1.7    Solvency Certificate. Administrative Agent has received a solvency certificate, in form and substance satisfactory to the Required Lenders in their discretion, executed by a Senior Officer of the Borrower Representative.
12.1.8    Search Results; Lien Terminations. Administrative Agent has received certified copies of Uniform Commercial Code search reports dated a date reasonably near to the Closing Date, listing all effective financing statements which name any Loan Party organized under the laws of any state of the United States (under their present names and any previous names) as debtors, together with copies of all such financing statements.
12.1.9    Closing Certificate. Administrative Agent has received a certificate, in form and substance satisfactory to the Required Lenders in their discretion executed by a Senior Officer of Borrower Representative on behalf of Borrowers certifying the matters set forth in Sections 12.1 and 12.2 as of the Closing Date.
12.1.10    No Material Adverse Change. There has not occurred since December 31, 2020, any developments or events that, individually or in the aggregate with any other circumstances, has had or could reasonably be expected to have a Material Adverse Effect.
12.1.11    Process Agent. The Administrative Agent shall have received evidence, in form and substance satisfactory to the Lenders, that: (i) each Mexican Loan Party has irrevocably appointed the Process Agent for a period ending one year after the Maturity Date, (ii) the Process Agent has accepted such appointment, and (iii) all fees in connection therewith have been paid for the entire term of the appointment.
12.1.12    Other. The Lenders have received all other documents identified on that certain closing checklist prepared by counsel to the Lenders for the transactions contemplated hereby and all other documents reasonably requested by the Lenders.
The parties hereto hereby agree and acknowledge that the Closing Date has not occurred as of the date of this Agreement. Notwithstanding anything to the contrary set forth herein,

Section 13.1(q), Section 14, and Sections 15.5, 15.8, 15.17, 15.18 and 15.19 shall be deemed effective as of the date of this Agreement, upon receipt by the Administrative Agent of duly executed counterparts by the parties hereto.
Section 12.2    Conditions Precedent to all Loans. The obligation of each Lender to make each of the Loans, is subject to the following further conditions precedent that:
12.2.1    Compliance with Warranties/No Default. Both before and after giving effect to any borrowing of the Loans the following shall be true and correct:
(a)    the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents are true and correct in all material respects (unless any such representation or warranty is by its terms qualified by concepts of materiality, in which that representation or warranty is true and correct in all respects) with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case that representation or warranty is true and correct in all material respects or in all respects, as applicable, as of that earlier date); and
(b)    no Default or Event of Default shall have then occurred and be continuing or would result from such borrowing.
12.2.2    Confirmatory Certificate. If requested by any Agent or any Lender, Administrative Agent has received (in sufficient counterparts to provide one to Administrative Agent and each Lender) a certificate dated the Closing Date and signed by a duly authorized representative of Borrower Representative as to the matters set out in Section 12.2.1 (it being understood that each request by Borrower Representative for the making of a Loan will be deemed to constitute a representation and warranty by Borrowers that the conditions precedent set forth in Section 12.2.1 will be satisfied at the time of the making of that Loan), together with such other documents as any Agent or any Lender may reasonably request in support thereof.
12.2.3    Ratification and Authorization Documents. Process Agent Power of Attorney. For each Mexican Loan Party, Administrative Agent has received the following, each in form and substance satisfactory to the Required Lenders in their discretion (a)  resolutions adopted by its partners or shareholders’ and/or of its board of directors (or similar governing body), approving, authorizing and further ratifying that Person’s execution, delivery, and performance of the Loan Documents to which it is party and the transactions contemplated thereby, and (b) the public deed evidencing that such Mexican Loan Party has granted a Mexican law irrevocable special power of attorney for lawsuits and collections (poder especial irrevocable para pleitos y cobranzas) before a Mexican notary public in favor of the Process Agent.

ARTICLE XIII

EVENTS OF DEFAULT AND THEIR EFFECT
Section 13.1    Events of Default. Each of the following events shall constitute an event of default (each, an “Event of Default”):
(a)    the Borrower shall fail to pay, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (i) any interest on any Loan, or any fee, indemnity or other amount payable under this Agreement (other than any portion thereof constituting principal of the Loans) or any other Loan Document, and such failure continues for a period of five (5) Business Days or (ii) all or any portion of the principal of the Loans.
(b)    any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any certificate or other writing delivered to any Secured Party pursuant to any Loan Document shall have been incorrect in any material respect (or in any respect if such representation or warranty is qualified or modified as to materiality or “Material Adverse Effect” in the text thereof) when made or deemed made;
(c)    any Loan Party shall fail to perform or comply with any covenant or agreement contained in (i) Section 10.1(a), 10.1(b), Section 10.1(c), Section 10.1(d), Section 10.1(f), Section 10.1(h), Section 10.1(k), Section 10.1(m), Section 10.1(o), Section 10.2, Section 10.3, or (ii) any Loan Party shall fail to perform or comply with any covenant or agreement contained in any Collateral Document to which it is a party and such failure, in the case of this clause (c)(ii) shall remain unremedied for two (2) Business Days;
(d)    any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 13.1, such failure, if capable of being remedied, shall remain unremedied for 30 days after the earlier of the date a senior officer of any Loan Party has knowledge of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party;
(e)    (i) Ultimate Holdings or any of its Subsidiaries shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal, interest or other amount payable in respect of Indebtedness (excluding Indebtedness evidenced by this Agreement), which Indebtedness is in an aggregate amount at least equal to US$600,000, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;
(f)    Ultimate Holdings or any of its Subsidiaries (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);
(g)    any proceeding shall be instituted against Ultimate Holdings or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 30 days (or, in the case of a Foreign Subsidiary, 60 days) or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;
(h)    any material provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any Loan Party that is party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

(i)    any Collateral Document or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any Collateral purported to be covered thereby;
(j)    one or more judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money exceeding $600,000 in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has been notified and has not denied coverage) shall be rendered against Ultimate Holdings or any of its Subsidiaries and remain unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 10 consecutive days (or, in the case of a Foreign Subsidiary, a period of 30 consecutive days) after entry thereof during which (A) a stay of enforcement thereof is not be in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;
(k)    Ultimate Holdings or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting, or otherwise ceases to conduct for any reason whatsoever, all or any material part of its business for more than 15 days;
(l)    any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 15 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;
(m)    the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by Ultimate Holdings or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;
(n)    the indictment, or the threatened indictment of Ultimate Holdings or any of its Subsidiaries or any senior officer thereof under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Ultimate Holdings or any of its Subsidiaries or any senior officer thereof, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of Ultimate Holdings or any such Subsidiary or any property that such senior officer holds in his or her capacity as an officer;
(o)    (i) there shall occur one or more ERISA Events that individually or in the aggregate results in, or could reasonably be expected to result in liability of any Loan Party or any of its ERISA Affiliates in excess of $600,000, or (ii) there exists any fact or circumstance that could reasonably be expected to result in the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or Section 4068 of ERISA upon the property or rights to property of any Loan Party or any of its ERISA Affiliates;
(p)    (i) there shall occur and be continuing any “Event of Default” (or any comparable term) under, and as defined in the documents evidencing or governing the New Senior Credit Agreement or any Subordinated Indebtedness, (ii) any holder of Subordinated Indebtedness shall fail to perform or comply with any Subordination Agreement applicable thereto, or (iii) the Subordination Agreement with respect to any Subordinated Indebtedness shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness; or
(q)    a Change of Control shall have occurred;
then, and in any such event, the Collateral Agent shall at the request of the Required Lenders, by notice to the Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) other than with respect to the Event of Default under Section 13.1(e) occurring solely as a result of the Loan Parties’ failure to pay the principal payments required under the Exitus Indebtedness (but only for so long as the lenders under the Exitus Indebtedness have not accelerated or otherwise begun to exercise remedies with respect to such Exitus Indebtedness), declare all or any portion of the Loans then outstanding to be accelerated and due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, together with the payment of the interest, if any, with respect to the Commitments so terminated and the Loans so repaid, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 13.1 with respect to any Loan Party, without any notice to any Loan Party or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents, including, without limitation, interest, if any, shall be accelerated and become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party.
Section 13.2    Cure Right. In the event that Ultimate Holdings fails to comply with the requirements of the financial covenant set forth in Section 10.3(a) or 10.3(b), during the period from the date that is 60 days prior to and until the expiration of the 10th Business Days after the date on which financial statements are required to be delivered with respect to the applicable fiscal quarter hereunder, Ultimate Holdings shall have the right to (a) issue Permitted Cure Equity for cash or otherwise receive cash contributions to the capital of Ultimate Holdings or (b) incur Additional Second Lien Indebtedness, and to have all of such cash contributions and Additional Second Lien Indebtedness deemed, for purposes of said Sections, to be both Revenue and EBITDA for such fiscal quarter (and for the avoidance of doubt, only for such fiscal quarter), including for purposes of calculating compliance with such Sections as of the last day of any subsequent fiscal quarter (the “Cure Right”); provided that (i) such proceeds are actually received by Ultimate Holdings during the period from the date that is 60 days prior to and until the expiration of the 10th Business Days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder, (ii) the Cure Right shall not be exercised more than five (5) times during the term of the Loans, (iii) the Cure Right shall not be exercised in consecutive fiscal quarters, (iv) such proceeds shall be applied to prepay Indebtedness of the Loan Parties and (v) each such Permitted Cure Equity or Additional Second Lien Indebtedness shall be designated at the time of issuance or incurrence for application under the “Cure Right” pursuant to this Section 13.2. If, after giving effect to the treatment of such cash contributions or Additional Second Lien Indebtedness as Revenue and EBITDA, Holdings is in compliance with the financial covenant set forth in Sections 10.3(a) and 10.3(b), Holdings shall be deemed to have satisfied the requirements of each such Section as of the relevant date of determination with the same effect as though there had been no failure to comply on such date, and the applicable breach or default of such Section 10.3(a) and/or Section 10.3(b) that had occurred shall be deemed cured for purposes of this Agreement. The parties hereby acknowledge that this Section may not be relied on for purposes of calculating any financial ratios other than as applicable to Sections 10.3(a) and 10.3(b).
ARTICLE XIV

AGENCY
Section 14.1    Appointment and Authorization. Each Lender hereby irrevocably (subject to Section 14.10) appoints, designates, and authorizes each Agent to take any action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise any powers and perform any duties as are expressly delegated to it, as applicable, by the terms of this Agreement or any other Loan Document, together with all powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, none of the Agents will have any duty or responsibility except those expressly set forth in this Agreement, nor will any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities are to be read into this Agreement or any other Loan Document or otherwise exist against such Agent, as applicable. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement and in other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, that term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
Section 14.2    [Reserved].
Section 14.3    Delegation of Duties. Each Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and is entitled to advice of counsel and other consultants or experts concerning all matters pertaining to those duties. No Agent will be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.
Section 14.4    Exculpation of Agents. None of the Agents and their respective directors, officers, employees, and agents (a) will be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct in connection with its duties expressly set forth in this Agreement as determined by a final, non-appealable judgment by a court of competent jurisdiction), or (b) will be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any Affiliate of any Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Loan Document (or the creation, perfection, or priority of any Lien or security interest therein), or for any failure of any Borrower or any other party to any Loan Document to perform its Obligations under this Agreement or under any other Loan Documents. None of the Agents is or will be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document or to inspect the properties, books, or records of any of the Loan Parties and their Subsidiaries and Affiliates.

The duties of each of the Administrative Agent and the Collateral Agent under the Loan Documents are solely mechanical and administrative in nature. The Administrative Agent and the Collateral Agent shall be entitled to request written instructions, or clarification of any instruction, from the Required Lenders (or, if the relevant Loan Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Administrative Agent and the Collateral Agent may refrain from acting unless and until it receives those written instructions or that clarification. In the absence of written instructions, the Administrative Agent or the Collateral Agent, as applicable, may act (or refrain from acting) as it considers to be in the best interests of the Lenders.
The Agents are not obliged to expend or risk their own funds or otherwise incur any financial liability in the performance of their respective duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if they have grounds for believing the repayment of such funds or indemnity satisfactory to such Agent against, or security for, such risk or liability is not reasonably assured to such Agent. The Agents shall not be responsible in any manner for the validity, enforceability or sufficiency of this Agreement or the Loan Documents or any Collateral delivered, or for the value or collectability of any obligations or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than the Agent. The Agents shall not be bound to examine or inquire into or be liable for any defect or failure in the right or title of the grantors to all or any of the assets whether such defect or failure was known to the Agents or might have been discovered upon examination or inquiry and whether capable of remedy or not.

The Agents shall not be responsible for any unsuitability, inadequacy, expiration or unfitness of any security interest created hereunder or pursuant to any other security documents pertaining to this matter nor shall it be obligated to make any investigation into, and shall be entitled to assume, the adequacy and fitness of any security interest created hereunder or pursuant to any other security document pertaining to this matter.

The Agents shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in act or law, or for anything which it may do or refrain from doing in connection herewith, in each case except for its own gross negligence or willful misconduct.

In no event shall any Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if such loss or damage was foreseeable or it has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Agents shall be entitled to seek written directions from the Required Lenders prior to taking any action under this Agreement, any Collateral instrument or any of the Loan Documents.

Except with respect to its own gross negligence or willful misconduct, no Agent shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any security document or any other instrument or document furnished pursuant thereto.

No Agent shall have responsibility for or liability with respect to monitoring compliance of any other party to the Loan Documents or any other document related hereto or thereto. The Agents have no duty to monitor the value or rating of any Collateral on an ongoing basis.

Whenever in the administration of the Loan Documents any Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, may conclusively rely upon instructions from the Required Lenders.

Any Agent may request that the Required Lenders or other parties deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to the Loan Documents.

Money held by any Agent in trust hereunder need not be segregated from other funds except to the extent required by law. No Agent shall be under any liability for interest on any money received by it hereunder except as otherwise agreed in writing.

Beyond the exercise of reasonable care in the custody thereof, no Agent shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and no Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Each Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar collateral and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee.

No Agent shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of such Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. No Agent shall have any duty to ascertain or inquire as to or monitor the performance or observance of any of the terms of the Loan Documents by any other Person.

In the event that, following a foreclosure in respect of any Mortgaged property, the Agent acquires title to any portion of such property or takes any managerial action of any kind in regard thereto in order to carry out any fiduciary or trust obligation for the benefit of another, which in such Agent’s sole discretion may cause such Agent to be considered an “owner or operator” under the provisions of CERCLA or otherwise cause such Agent to incur liability under CERCLA or any other Federal, state or local law, such Agent reserves the right, instead of taking such action, to either resign as Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver.

Each Agent reserves the right to conduct an environmental audit prior to foreclosing on any real estate Collateral or mortgage Collateral. The Agents reserve the right to forebear from foreclosing in their own name if to do so may expose them to undue risk.

In no event shall any Agent be responsible or liable for any failure (e) or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, pandemics, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

For the avoidance of doubt and notwithstanding anything contrary in any Loan Document, in the event of inconsistency between the terms of this Agreement and any other Loan Document, the terms in this Agreement shall prevail.

Notwithstanding anything in the Loan Documents to the contrary, the Collateral Agent shall have no responsibility for the preparation, filing or recording of any instrument, document or financing statement or for the perfection or maintenance of any security interest created hereunder.

Section 14.5    Reliance by Agents. Each Agent may rely, and will be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, electronic mail message, affidavit, letter, telegram, facsimile, telex or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers), independent accountants, and other experts selected by such Agent. Each Agent will be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless such Agent first receives all advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify such Agent against any and all liability and expense which might be incurred by such Agent by reason of taking or continuing to take any such action. Each Agent will in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and each such request and any action taken or failure to act pursuant thereto will be binding upon each Lender. For purposes of determining compliance with the conditions specified in Section 12, each Lender that has signed this Agreement will be deemed to have consented to, approved, or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless any Agent has received written notice from that Lender prior to the proposed Closing Date specifying its objection thereto.
Section 14.6    Notice of Default. None of the Agents will be deemed to have knowledge or notice of the occurrence of any Event of Default or Default except with respect to defaults in the payment of principal, interest and fees required to be paid to such Agent for the account of the Lenders, unless such Agent has received written notice from a Lender or a Borrower referring to this Agreement, describing that Event of Default or Default and stating that that notice is a “notice of default.” Each Agent shall promptly notify the Lenders of its receipt of any such notice. Each Agent shall take all such actions with respect to each such Event of Default or Default as requested by the Required Lenders in accordance with Section 13, but unless and until such Agent has received any such request, such Agent may (but will not be required to) take any action, or refrain from taking any action, with respect to any Event of Default or Default as such Agent deems advisable or in the best interest of the Lenders.
Section 14.7    Credit Decision. Each Lender acknowledges that none of the Agents has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Loan Parties, will be deemed to constitute any representation or warranty by such Agent to any Lender as to any matter, including whether such Agent has disclosed material information in its possession. Each Lender represents to each Agent that it has, independently and without reliance upon such Agent and based on documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of the Loan Parties, and made its own decision to enter into this Agreement and to extend credit to Borrowers under this Agreement. Each Lender also represents to each Agent that it will, independently and without reliance upon such Agent and based on documents and information as it deems appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make all investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrowers. Except for notices, reports and other documents expressly required in this Agreement to be furnished to the Lenders by any Agent, such Agent will not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of any Borrower which may come into the possession of such Agent.
Section 14.8    Indemnification. Whether or not the transactions contemplated by this Agreement are consummated, each Lender shall indemnify upon demand each Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), according to its applicable Pro Rata Share, from and against any and all Indemnified Liabilities, except that no Lender will be liable for any payment to any such Person of any portion of the Indemnified Liabilities to the extent determined by a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the applicable Person’s own gross negligence or willful misconduct. No action taken in accordance with the directions of the Required Lenders will be deemed to constitute gross negligence or willful misconduct for purposes of this Section 14.8. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and Taxes) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to in this Agreement, to the extent that such Agent is not reimbursed for any such expenses by or on behalf of Borrowers. The undertaking in this Section 14.8 will survive repayment of the Loans, cancellation of the Notes, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of any Agent.
Section 14.9    Agents in their Individual Capacity. Each of the Persons serving as Collateral Agent and Administrative Agent and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Loan Parties and Affiliates as though such Person were not an Agent under this Agreement and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to those activities, the Person serving as an Agent or its Affiliates might receive information regarding Borrowers or their Affiliates (including information that is subject to confidentiality obligations in favor of any Borrower or any such Affiliate) and acknowledges that none of the Agents will be under any obligation to provide any such information to them. With respect to their Loans (if any), each of the Persons serving as Collateral Agent and Administrative Agent and their respective Affiliates have the same rights and powers under this Agreement as any other Lender and may exercise the same as though such Person were not an Agent, and the terms “Lender” and “Lenders” include such Person and its Affiliates, to the extent applicable, in their individual capacities.
Section 14.10    Successor Agents. Any may resign as such upon 30 days’ notice to the Lenders. If any Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of Borrower Representative (which may not be unreasonably withheld or delayed), appoint from among the Lenders a successor Agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of an Agent, such Agent may appoint, after consulting with the Lenders and Borrower Representative, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent under this Agreement, that successor agent will succeed to all the rights, powers, and duties of the retiring Agent and the term “Administrative Agent” or “Collateral Agent,” as applicable, will mean that successor agent, and the retiring Agent’s appointment, powers and duties as Agent will be terminated. After any retiring Agent’s resignation under this Agreement as an Agent, the provisions of this Section 14.10 and Sections 15.5 and 15.17 will inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement. If no successor agent has accepted appointment as successor agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation will nevertheless thereupon become effective and the Required Lenders shall perform all of the duties of the retiring Agent under this Agreement until such time, if any, as the Required Lenders appoint a successor agent as provided for above.
Section 14.11    Collateral Matters. Each Lender authorizes and directs Collateral Agent to enter into the Collateral Documents (other than the Mexican Collateral Agreements or the Mexican Collateral Amendment and Reaffirmation Agreements) for the benefit of the Agents and the Lenders. Each Lender hereby agrees that, except as otherwise set forth in this Agreement, any action taken by any Agent or Required Lenders in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by such Agent or Required Lenders of the powers set forth in this Agreement or therein, together with all other powers as are reasonably incidental thereto, will be authorized by, and binding upon, all Lenders. Collateral Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral (other than Collateral located in Mexico) or Loan Documents (other than the Mexican Collateral Agreements or the Mexican Collateral Amendment and Reaffirmation Agreements) which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to this Agreement and the such other Loan Documents. The Lenders irrevocably authorize Collateral Agent, at its option and in its discretion, to do any and all of the following: (a) to release any Lien granted to or held by Collateral Agent under any Collateral Document (other than the Mexican Collateral Agreements) (i) upon Payment in Full; (ii) upon property sold or to be sold or disposed of as part of or in connection with any disposition permitted under this Agreement (including the release of any Guarantor in connection with any such disposition); or (iii) subject to Section 15.1 if approved in writing by the Required Lenders; or (b) to subordinate its interest in any Collateral (other than Collateral located in Mexico) to any holder of a Lien on that Collateral which secures purchase money debt (it being understood that Collateral Agent may conclusively rely on a certificate from Borrower Representative in determining whether the Debt secured by any such Lien is permitted hereunder). Upon request by Collateral Agent at any time, the Lenders will confirm in writing Administrative Agent’s authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 14.11.
Section 14.12    Restriction on Actions by Lenders. Each Lender shall not, without the express written consent of each Agent, and shall, upon the written request of any Agent (to the extent it is lawfully entitled to do so), set-off against the Obligations, any amounts owing by that Lender to a Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with that Lender. Each Lender shall not, unless specifically requested to do so in writing by each Agent, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, to foreclose any loan or otherwise enforce any security interest in any of the Collateral or to enforce all or any part of this Agreement or the other Loan Documents. All enforcement actions under this Agreement and the other Loan Documents (other than the Mexican Collateral Agreements or the Mexican Collateral Amendment and Reaffirmation Agreements) against the Loan Parties or any third party with respect to the Obligations or the Collateral may be taken by only Administrative Agent or Collateral Agent (at the direction of the Required Lenders or as otherwise permitted in this Agreement) or by their respective agents at the direction of such Agent.
Section 14.13    Administrative Agent May File Proofs of Claim.
14.13.1    In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to any Loan Party (including any Insolvency Proceeding), Administrative Agent (irrespective of whether the principal of any Loan is then due and payable as expressed in this Agreement or by declaration or otherwise and irrespective of whether Administrative Agent has made any demand on Borrowers) may, by intervention in any such proceeding or otherwise, do any and all of the following:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Administrative Agent and its respective agents and counsel and all other amounts due the Lenders and Administrative Agent under Article V, Sections  15.5 and 15.17) allowed in such judicial proceedings; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
14.13.2    Any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such proceeding is hereby authorized by each Lender to make all payments to Administrative Agent and, in the event that Administrative Agent consents to the making of such payments directly to the Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Article V, Sections  15.5, and 15.17.
14.13.3    Nothing contained in this Agreement will be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 14.14    Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger,” if any, has any right, power, obligation, liability, responsibility, or duty under this Agreement other than, in the case of any Lender, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified has or is deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action under this Agreement.
Section 14.15    [Reserved]
.

Section 14.16    Mexican Powers of Attorney. The Administrative Agent agrees that it will not exercise any rights under any power of attorney granted under or in connection with the Mexican Loan Documents unless an Event of Default has occurred and is continuing.
ARTICLE XV

GENERAL
Section 15.1    Waiver; Amendments.
(a)    No amendment, modification, or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents will be effective unless it is in writing and acknowledged by Lenders having an aggregate Pro Rata Shares of not less than the aggregate Pro Rata Shares expressly designated in this Agreement with respect thereto or, in the absence of any such designation as to any provision of this Agreement, by the Required Lenders. Any amendment, modification, waiver, or consent will be effective only in the specific instance and for the specific purpose for which given.
(b)    The Agents Fee Letter may be amended, waived, consented to, or modified by the parties thereto.
(c)    No amendment, modification, waiver, or consent may extend or increase the Commitment of any Lender without the written consent of that Lender.
(d)    No amendment, modification, waiver, or consent may extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or any fees payable under this Agreement without the written consent of each Lender directly affected thereby.
(e)    No amendment, modification, waiver, or consent may reduce the principal amount of any Loan, the rate of interest thereon, or any fees payable under this Agreement without the consent of each Lender directly affected thereby.
(f)    No amendment, modification, waiver, or consent may do any of the following without the written consent of each Lender (i) release any Borrower or any Guarantor from its obligations, other than as part of or in connection with any disposition permitted under this Agreement, (ii) release all or any substantial part of the Collateral granted under the Collateral Documents (except as permitted by Section 14.11), (iii) change the definitions of Pro Rata Share or Required Lenders, any provision of this Section 15.1, or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver, or consent.

(g)    No provision of Sections 6.2.2, 6.3, or 7.2.2(b) with respect to the timing or application of mandatory prepayments of the Loans may be amended, modified, or waived without the consent of Lenders having a majority of the aggregate Pro Rata Shares of the Loans affected thereby.
(h)    No provision of Section 14 or other provision of this Agreement affecting any Agent in its capacity as such may be amended, modified, or waived without the consent of such Agent.
(i)    [Reserved]
(j)    [Reserved]
(k)    If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Lenders, the consent of the Required Lenders is obtained but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained is referred to as a “Non-Consenting Lender”), then, so long as Administrative Agent is not a Non-Consenting Lender, Administrative Agent and/or one or more Persons reasonably acceptable to Administrative Agent may (but will not be required to) purchase from that Non-Consenting Lender, and that Non-Consenting Lenders shall, upon Administrative Agent’s request, sell and assign to Administrative Agent and/or any such Person, all of the Loans and Commitments of that Non-Consenting Lender for an amount equal to the principal balance of all such Loans and Commitments held by that Non-Consenting Lender and all accrued interest, fees, expenses, and other amounts then due with respect thereto through the date of sale, which purchase and sale will be consummated pursuant to an executed Assignment Agreement.
Section 15.2    Confirmations. Each Borrower and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to Administrative Agent) the aggregate unpaid principal amount of the Loans then outstanding under that Note.
Section 15.3    Notices.
15.3.1    Generally. Except as otherwise provided in Section 2.2, all notices under this Agreement must be in writing (including facsimile transmission) and must be sent to the applicable party at its address shown on Annex B or at any other address as the receiving party designates, by written notice received by the other parties, as its address for that purpose. Notices sent by facsimile transmission will be deemed to have been given when sent; notices sent by mail will be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service will be deemed to have been given when received. For purposes of Section 2.2, Administrative Agent will be entitled to rely on written instructions from any person that Administrative Agent in good faith believes is an authorized officer or employee of Borrower Representative, and Borrowers shall hold Administrative Agent and each other Lender harmless from any loss, cost, or expense resulting from any such reliance.
15.3.2    Electronic Communications.
(a)    Notices and other communications to any Lender under this Agreement may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, but the foregoing does not apply to notices to any Lender pursuant to Section 2.2 if that Lender has notified Administrative Agent and Borrower Representative that it is incapable of receiving notices under Section 2.2 by electronic communication. Administrative Agent or any Loan Party may, in its respective sole discretion, agree to accept notices and other communications to it under this Agreement by electronic communications pursuant to procedures approved by it, and approval of any such procedures may be limited to particular notices or communications.
(b)    Unless otherwise agreed by the sender and the intended recipient, (i) notices and other communications sent to an email address will be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email, or other written acknowledgement), (ii) notices or communications posted to an Internet or intranet website will be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that the notice or communication is available and identifying the website address therefor; and (iii) for both clauses (i) and (ii) of this Section 15.3.2(b), any notice, email or other communication that is not sent during the normal business hours of the intended recipient will be deemed to have been sent at the opening of business on the next Business Day for the intended recipient.
Section 15.4    Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, that determination or calculation will, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied, but if Borrower Representative notifies Administrative Agent that Borrowers wish to amend any covenant in Article X (or any related definition) to eliminate or to take into account the effect of any change in GAAP on the operation of that covenant (or if Administrative Agent notifies Borrower Representative that the Required Lenders wish to amend Article X (or any related definition) for that purpose), then Borrowers’ compliance with that covenant will be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either the applicable notice under this Section 15.4 is withdrawn or the applicable covenant (or related definition) is amended in a manner satisfactory to Borrowers and the Required Lenders.
Section 15.5    Costs, Expenses and Taxes. Each Loan Party, jointly and severally, shall pay on demand all reasonable out-of-pocket costs and expenses of each Agent (including Attorney Costs and Taxes) in connection with the preparation, execution, primary syndication, delivery and administration (including perfection and protection of any Collateral and the costs of IntraLinks (or other similar service), if applicable) of this Agreement, the other Loan Documents, and all other documents provided for in this Agreement or delivered or to be delivered under or in connection with this Agreement (including any amendment, supplement, or waiver to any Loan Document), whether or not the transactions contemplated hereby or thereby are consummated, including, without limitation, all documented out-of-pocket costs and expenses incurred pursuant to Section 10.2, and all reasonable out-of-pocket costs and expenses (including Attorney Costs and any Taxes) incurred by any Agent and each Lender after an Event of Default in connection with the collection of the Obligations or the enforcement of this Agreement the other Loan Documents or any such other documents or during any workout, restructuring, or negotiations in respect thereof; provided, however, that the Loan Parties shall not be liable for any stamp, documentary, recording, filing or similar Taxes that are Other Connection Taxes imposed with respect to an assignment of the Loans and Commitments (other than an assignment at the request of a Loan Party). In addition, each Loan Party shall pay, and shall save and hold harmless each Agent and the Lenders from all liability for, any fees of Loan Parties’ auditors in connection with any reasonable exercise by such Agent and the Lenders of their rights pursuant to Section 10.2. All Obligations provided for in this Section 15.5 will survive repayment of the Loans, cancellation of the Notes and termination of this Agreement.
Section 15.6    Assignments; Participations.
15.6.1    Assignments.
(a)    Any Lender may at any time assign to one or more Persons (any such Person, an “Assignee”) all or any portion of that Lender’s Loans and Commitments, with the prior written consent of Administrative Agent and, other than for any assignment to an Eligible Assignee and so long as no Event of Default exists, Borrower Representative (which consent of Borrower Representative may not be unreasonably withheld or delayed). Except as Administrative Agent otherwise agrees, any such assignment must be in a minimum aggregate amount equal to US$1,000,000 (which minimum will be US$500,000 if the assignment is to an Affiliate of the assigning Lender) or, if less, the remaining Commitment and Loans held by the assigning Lender. Borrowers and Administrative Agent will be entitled to continue to deal solely and directly with the assigning Lender in connection with the interests so assigned to an

Assignee until Administrative Agent has received and accepted an effective assignment agreement in substantially the form of Exhibit J (an “Assignment Agreement”) executed, delivered, and fully completed by the applicable parties thereto and a processing fee of US$3,500. For so long as no Default or Event of Default shall have occurred and is continuing at the time of such assignment, the Borrowers shall not be required to pay to any assignee Lender amounts pursuant to Section 7.6 in excess of the amounts that the Borrowers would have been obligated to pay to the assigning Lender if the assigning Lender had not assigned such Loan to such assignee, unless the circumstances giving rise to such excess payment result from a Change in Law after the date of such assignment. Any attempted assignment not made in accordance with this Section 15.6.1 will be treated as the sale of a participation under Section 15.6.2.
(b)    From and after the date on which the conditions described above have been met, (i) the Assignee will be deemed automatically to have become a party to this Agreement and, to the extent that rights and obligations under this Agreement have been assigned to that Assignee pursuant to the Assignment Agreement, will have the rights and obligations of a Lender under this Agreement, and (ii) the assigning Lender, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to that Assignment Agreement, will be released from its rights (other than its indemnification rights) and obligations under this Agreement. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, Borrowers shall execute and deliver to Administrative Agent for delivery to the Assignee (and, as applicable, the assigning Lender) one or more Notes in accordance with Section 3.1 to reflect the amounts assigned to that Assignee and the amounts, if any, retained by the assigning Lender. Each such Note will be dated the effective date of the applicable assignment. Upon receipt by Administrative Agent of any such Note, the assigning Lender shall return to Borrower Representative any applicable prior Note held by it.
(c)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of that Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 15.6.1 will not apply to any such pledge or assignment of a security interest. No such pledge or assignment of a security interest will release a Lender from any of its obligations under this Agreement or substitute any such pledgee or assignee for that Lender as a party to this Agreement
15.6.2    Participations. Any Lender may at any time sell to one or more Persons participating interests in its Loans, Commitments or other interests under this Agreement (any such Person, a “Participant”), but solely to the extent that such Participant is not a Loan Party or an Affiliate of a Loan Party. In the event of a sale by a Lender of a participating interest to a Participant (a) that Lender’s obligations under this Agreement will remain unchanged for all purposes, (b) Borrowers and Administrative Agent shall continue to deal solely and directly with that Lender in connection with that Lender’s rights and obligations under this Agreement, and (c) all amounts payable by Borrowers will be determined as if that Lender had not sold that participation and will be paid directly to that Lender. No Participant will have any direct or indirect voting rights under this Agreement except with respect to any event described in Section 15.1 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which that Lender enters into with any Participant. Borrowers agree that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant will be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, but that right of set-off is subject to the obligation of each Participant to share with the Lenders, and the Lenders shall share with each Participant, as provided in Section 7.5. Participant shall be entitled to the benefits of Section 7.6 or Article VIII to the same extent as if it were a Lender (but no Participant will be entitled to any greater compensation pursuant to Section 7.6 and Article VIII than would have been paid to the participating Lender on the date of participation if no participation had been sold), and each Participant must comply with Section 7.6.4 as if it were an Assignee.
Section 15.7    Register. (a) Administrative Agent shall maintain, and deliver a copy to Borrower Representative upon written request, a copy of each Assignment Agreement delivered and accepted by it and register (the “Register”) for the recordation of names and addresses of the Lenders and the Commitment of, and principal amount of (and stated interest on) the Loans owing to, each Lender from time to time and whether that Lender is the original Lender or the Assignee. No assignment will be effective unless and until the Assignment Agreement is accepted and registered in the Register. All records of transfer of a Lender’s interest in the Register will be conclusive, absent manifest error, as to the ownership of the interests in the Loans. Administrative Agent will not incur any liability of any kind with respect to any Lender with respect to the maintenance of the Register. It is the parties’ intention that the Loans and Commitments be treated as registered obligations and in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code, and that the right, title, and interest of the Lenders in and to those Loans and Commitments be transferable only in accordance with the terms of this Agreement.
(b)    Each Lender that sells a participation to a Participant shall, acting solely for this purpose as an agent of each Borrower, maintain at one of its offices a register for the recordation of the names and addresses of each such Participant, and the Commitments of, and principal amount of (and stated interest on) the Loans owing to, such Participant (the “Participant Register”), but no Lender will be required to disclose all or any portion of the Participant

Register (including the identity of any Participant or any information relating to a Participant’s interest in any Loans, Commitments, or its other obligations under any Loan Document) to any Person except to the extent that disclosure is required to establish that such a participation is in registered form (as described above). The entries in the Participant Register will be conclusive absent manifest error, and the applicable Lender shall treat each Person whose name is recorded in the Participant Register as the owner of that participation for all purposes of this Agreement notwithstanding any notice to the contrary.
Section 15.8    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 15.9    Confidentiality. As required by federal law and Administrative Agent’s policies and practices, Administrative Agent may need to obtain, verify, and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services. Administrative Agent and each Lender shall use commercially reasonable efforts (equivalent to the efforts Administrative Agent or that Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to them by any Loan Party hereunder and designated as confidential, except that Administrative Agent and each Lender may disclose any information as follows: (a) to Persons employed or engaged by Administrative Agent or that Lender or that Lender’s Affiliates or Approved Funds in evaluating, approving, structuring, or administering the Loans and the Commitments, (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 15.9 (and any such assignee or participant or potential assignee or participant may disclose any such information to Persons employed or engaged by them as described in clause (a) of this Section 15.9, (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by Administrative Agent or that Lender to be compelled by any court decree, subpoena, or legal or administrative order or process, but Administrative Agent or that Lender, as applicable, shall (i) use reasonable efforts to give the applicable Loan Party written notice prior to disclosing the information to the extent permitted by that requirement, request, court decree, subpoena, or legal or administrative order or process, and (ii) disclose only that portion of the confidential information as Administrative Agent or that Lender reasonably believes, or as counsel for Administrative Agent or that Lender, as applicable, advises Administrative Agent or that Lender, that it must disclose pursuant to that requirement, (d) as Administrative Agent or that Lender reasonably believes, or on the advice of Administrative Agent’s or that Lender’s counsel, is required by law, (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which Administrative Agent or that Lender is a party, (f) to any nationally recognized rating agency that requires access to information about a

Lender’s investment portfolio in connection with ratings issued with respect to that Lender, (g) to that Lender’s independent auditors and other professional advisors as to which that information has been identified as confidential, or (h) if that information ceases to be confidential through no fault of Administrative Agent or any Lender. Notwithstanding the foregoing, Borrowers consent to the publication by Administrative Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements. If any provision of any confidentiality agreement, non-disclosure agreement, or other similar agreement between any Borrower and any Lender conflicts with or contradicts this Section 15.9 with respect to the treatment of confidential information, then this Section 15.9 will supersede all such prior or contemporaneous agreements and understandings between the parties.
Section 15.10    Severability. Whenever possible each provision of this Agreement is to be interpreted so as to be effective and valid under applicable law, but if any provision of this Agreement is prohibited by or invalid under applicable law, that provision will be ineffective to the extent of that prohibition or invalidity, without invalidating the remainder of that provision or the remaining provisions of this Agreement. All obligations of the Loan Parties and rights of the Agents and the Lenders, in each case, expressed in this Agreement or in any other Loan Document are in addition to, and not in limitation of, those provided by applicable law.
Section 15.11    Nature of Remedies. All Obligations of the Loan Parties and rights of Agents and the Lenders expressed in this Agreement or in any other Loan Document are in addition to and not in limitation of those provided by applicable law. No failure to exercise, and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power, or privilege under this Agreement will operate as a waiver thereof, and no single or partial exercise of any right, remedy, power, or privilege under this Agreement will preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.
Section 15.12    Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties to this Agreement and supersedes all prior or contemporaneous agreements and understandings of all such Persons, verbal or written, relating to the subject matter hereof and thereof (except as relates to the fees described in Section 5.1) and any prior arrangements made with respect to the payment by the Loan Parties of (or any indemnification for) any fees, costs, or expenses payable to or incurred (or to be incurred) by or on behalf of the Agents or the Lenders.
Section 15.13    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart will be deemed to be an original, but all such counterparts will together constitute but one and the same

Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission will constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lenders will be deemed to be originals.
Section 15.14    Successors and Assigns. This Agreement binds the Loan Parties, the Lenders, the Agents, and their respective successors and assigns and will inure to the benefit of the Loan Parties, the Lenders, and the Agents and the successors and assigns of the Lenders and the Agents. No other Person is or is intended to be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Loan Party may assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of each Agent and each Lender.
Section 15.15    Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.
Section 15.16    Customer Identification – USA PATRIOT Act Notice. Each Lender (each for itself and not on behalf of any other party) hereby notifies the Loan Parties that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify, and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow that Lender to identify the Loan Parties in accordance with the USA PATRIOT Act.
Section 15.17    INDEMNIFICATION BY LOAN PARTIES. In consideration of the execution and delivery of this Agreement by the Agents and the Lenders and the agreement to extend the Commitments provided under this Agreement, each Borrower hereby agrees to indemnify, exonerate, and hold harmless each Agent, each Lender and each of the officers, directors, employees, Affiliates, agents, and Approved Funds of each Agent and each Lender (each, a “Lender Party” or “Indemnitee”) from and against any and all actions, causes of action, suits, losses, liabilities, damages, and expenses, including Attorney Costs (collectively, the “Indemnified Liabilities”), incurred by the Lender Parties or any of them as a result of, or arising out of, or relating to (a) any tender offer, merger, purchase of Equity Interests, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans; (b) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any Hazardous Substance at any property owned or leased by any Loan Party; (c) any violation of any Environmental Laws with respect to conditions at any property owned or leased by any Loan Party or the operations conducted thereon; (d) the investigation, cleanup or remediation of offsite locations at which any Loan Party or their respective predecessors are alleged to have directly or indirectly disposed of Hazardous Substances; or (e) the execution, delivery, performance, or enforcement of this Agreement or any other Loan Document by any of the Lender Parties, in each case except for any such Indemnified Liabilities arising on account of the applicable Lender Party’s gross negligence or willful misconduct as determined by a final, non-appealable judgment by a court of competent jurisdiction. If and to the extent that the foregoing undertaking is unenforceable for any reason, each Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this Section 15.17 will survive repayment of the Loans, cancellation of the Notes, any foreclosure under, or any modification, release, or discharge of, any or all of the Collateral Documents and termination of this Agreement. This Section 15.17 shall not apply with respect to Taxes other than any Taxes that represent Indemnified Liabilities arising from any non-Tax claim.
Section 15.18    Nonliability of Lenders. The relationship between Borrowers on the one hand and the Lenders and the Agents on the other hand is solely that of borrower and lender. Neither any Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and the Agents and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Neither any Agent nor any Lender undertakes any responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party’s business or operations. Each Loan Party agrees, on behalf of itself and each other Loan Party, that neither any Agent nor any Lender has any liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission, or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that those losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. No Lender Party will be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement. No Lender Party will have any liability with respect to, and each Loan Party, on behalf of itself and each other Loan Party, hereby waives, releases, and agrees not to sue for, any special, punitive, exemplary, indirect, or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). Each Loan Party acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.
Section 15.19    FORUM SELECTION AND CONSENT TO JURISDICTION.

(a)    Any litigation based hereon, or arising out of, under, or in connection with this Agreement or any other Loan Document (except for the Mexican Loan Documents, which shall be governed under their own terms), will be brought and maintained exclusively in the courts of the State of New York or in the United States District Court of the Southern District of New York. Each party hereto hereby expressly and irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and of the United States District Court of the Southern District of New York for the purpose of any such litigation as set forth above and waives any right to any other jurisdiction to which each such party may be entitled to by reason of their present or future domicile or otherwise.
(b)    Each Mexican Loan Party hereby irrevocably designated and appoints (i) IT Global Holding LLC (the “Process Agent”), with an office on the date hereof at 222 Urban Towers, Suite 1650 E, Irving, TX 75039 as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on its behalf service of copies of the summons and complaint and any other process that may be served in any such suit, action or proceeding brought in any court referred to in clause (a); and (ii) as its conventional address the address of the Process Agent referred above or any other address notified in writing in the future by the Process Agent to such Loan Party, to receive on its behalf service of all process in any proceedings brought pursuant to the Loan Documents in any court, such service being hereby acknowledged by such Loan Party to be effective and binding service in every respect, and agrees that the failure of the Process Agent to give any notice of any such service of process to it shall not impair or affect the validity of such service or, to the extent permitted by applicable law, the enforcement of any judgment based thereon. Each Mexican Loan Party shall maintain such appointment until the satisfaction in full of all Obligations, except that if for any reason the Process Agent appointed hereby ceases to be able to act as such, then each Mexican Loan Party shall, by an instrument reasonably satisfactory to the Required Lenders, appoint another Person in the Borough of Manhattan as such Process Agent subject to the approval of the Required Lenders. Each Mexican Loan Party covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent pursuant to this paragraph in full force and effect and to cause the Process Agent to act as such.
(c)    Each Loan Party further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York. Each Loan Party hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection that it now has or hereafter might have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

Section 15.20    WAIVER OF JURY TRIAL. EACH LOAN PARTY, EACH AGENT, AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, AND ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR WHICH MIGHT IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
Section 15.21    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement, or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in that EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
ARTICLE XVI

JOINT AND SEVERAL LIABILITY
Section 16.1    Joint and Several Liability
16.1.1    Each Loan Party and each Person comprising a Loan Party hereby acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements, and other terms contained in this Agreement are applicable to and binding upon each Person comprising a Loan Party unless expressly otherwise stated in this Agreement.

16.1.2    Each Loan Party is jointly and severally liable for all of the Obligations of each other Loan Party, regardless of which Loan Party actually receives the proceeds or other benefits of the Loans or other extensions of credit under this Agreement or the manner in which Loan Parties, any Agent, or any Lender accounts therefor in their respective books and records.
16.1.3    Each Loan Party acknowledges that it shall enjoy significant benefits from the business conducted by each other Loan Party because of, inter alia, their combined ability to bargain with other Persons, including, without limitation, their ability to receive the Loans and other credit extensions under this Agreement and the other Loan Documents which would not have been available to any Loan Party acting alone. Each Loan Party has determined that it is in its best interest to procure the credit facilities contemplated under this Agreement, with the credit support of each other Loan Party as contemplated by this Agreement and the other Loan Documents.
16.1.4    Each of the Agents and the Lenders have advised each Loan Party that it is unwilling to enter into this Agreement and the other Loan Documents and make available the credit facilities extended hereby or thereby to any Loan Party unless each Loan Party agrees, among other things, to be jointly and severally liable for the due and proper payment of the Obligations of each other Loan Party. Each Loan Party has determined that it is in its best interest and in pursuit of its purposes that it so induce the Lenders to extend credit pursuant to this Agreement and the other documents executed in connection with this Agreement (a) because of the desirability to each Loan Party of the credit facilities under this Agreement and the interest rates and the modes of borrowing available under this Agreement and under those other documents; (b) because each Loan Party might engage in transactions jointly with other Loan Parties; and (c) because each Loan Party might require, from time to time, access to funds under this Agreement for the purposes set forth in this Agreement. Each Loan Party, individually, expressly understands, agrees, and acknowledges that the credit facilities contemplated under this Agreement would not be made available on the terms of this Agreement in the absence of the collective credit of all the Loan Parties, and the joint and several liability of all the Loan Parties. Accordingly, each Loan Party acknowledges that the benefit of the accommodations made under this Agreement to the Loan Parties, as a whole, constitutes reasonably equivalent value, regardless of the amount of the indebtedness actually borrowed by, advanced to, or the amount of credit provided to, or the amount of collateral provided by, any one Loan Party.
16.1.5    To the extent that applicable law otherwise would render the full amount of the joint and several obligations of any Loan Party under this Agreement and under the other Loan Documents invalid or unenforceable, such Person’s obligations under this Agreement and under the other Loan Documents shall be limited to the maximum amount that does not result in any such invalidity or unenforceability, but each Loan Party’s obligations under this Agreement and under the other Loan Documents shall be presumptively valid and enforceable to their fullest extent in accordance with the terms hereof or thereof, as if this Section 16 were not a part of this Agreement.
16.1.6    To the extent that any Loan Party makes a payment under this Section 16 of all or any of the Obligations (a “Joint Liability Payment”) that, taking into account all other Joint Liability Payments then previously or concurrently made by any other Loan Party, exceeds the amount that Loan Party would otherwise have paid if each Loan Party had paid the aggregate Obligations satisfied by those Joint Liability Payments in the same proportion that such Person’s Allocable Amount (as determined immediately prior to those Joint Liability Payments) bore to the aggregate Allocable Amounts of each Loan Party as determined immediately prior to the making of those Joint Liability Payments, then, following payment in full in cash of the Obligations (other than contingent indemnification Obligations not then asserted) and the termination of the Commitments, that Loan Party shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Party for the amount of that excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to the applicable Joint Liability Payments. As of any date of determination, the “Allocable Amount” of any Loan Party is equal to the maximum amount of the claim that could then be recovered from that Loan Party under this Section 16 without rendering that claim voidable or avoidable under § 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, or similar statute or common law.
16.1.7    Each Loan Party assumes responsibility for keeping itself informed of the financial condition of each other Loan Party, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of each other Loan Party’s Obligations, and of all other circumstances bearing upon the risk of nonpayment by each other Loan Party of its Obligations, and each Loan Party agrees that neither any Agent nor any Lender has or shall have any duty to advise that Loan Party of information known to any Agent or any Lender regarding any such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If any Agent or any Lender, in its discretion, undertakes at any time or from time to time to provide any such information to a Loan Party, neither any Agent nor any Lender shall be under any obligation to update any such information or to provide any such information to that Loan Party or any other Person on any subsequent occasion.
16.1.8    Subject to Section 15.1, Administrative Agent upon written direction from the Required Lenders is hereby authorized to, at any time and from time to time, to do any and all of the following: (a) in accordance with the terms of this Agreement, renew, extend, accelerate, or otherwise change the time for payment of, or other terms relating to, Obligations incurred by any Loan Party, otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by any Loan Party and delivered to Administrative Agent or any Lender; (b) accept partial payments on an Obligation incurred by any Loan Party; (c) take and hold security or collateral for the payment of an Obligation incurred by any Loan Party under this Agreement or for the payment of any guaranties of an Obligation incurred by any Loan Party or other liabilities of any Loan Party and exchange, enforce, waive, and release any such security or collateral; (d) in accordance with the terms of the Loan Documents, apply any such security or collateral and direct the order or manner of sale thereof; and (e) with the prior consent of the Lenders, settle, release, compromise, collect, or otherwise liquidate an Obligation incurred by any Loan Party and any security or collateral therefor in any manner, without affecting or impairing the obligations of any other Loan Party. In accordance with the terms of this Agreement, the Required Lenders have the exclusive right to determine the time and manner of application of any payments or credits, whether received by the Administrative Agent from a Borrower or any other source, and any such determination shall be binding on each Loan Party. In accordance with the terms of this Agreement, all such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of an Obligation incurred by any Loan Party as the Required Lenders determine in their discretion and instruct the Administrative Agent, without affecting the validity or enforceability of the Obligations of any other Loan Party. Nothing in this Section 16.1.8 modifies any right of any Loan Party or any Lender to consent to any amendment or modification of this Agreement or the other Loan Documents in accordance with the terms hereof or thereof.
16.1.9    Each Loan Party hereby agrees that, except as otherwise expressly provided in this Agreement, its obligations under this Agreement are and shall be unconditional, irrespective of (a) the absence of any attempt to collect an Obligation incurred by any Loan Party from any Loan Party or any guarantor or other action to enforce the same; (b) failure by Collateral Agent or Lenders, as applicable, to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for an Obligation incurred by any Loan Party; (c) any Insolvency Proceeding by or against any Loan Party, or any Agent’s or any Lender’s election in any such proceeding of the application of § 1111(b)(2) of the Bankruptcy Code; (d) any borrowing or grant of a security interest by any Loan Party as debtor-in-possession under § 364 of the Bankruptcy Code; (e) the disallowance, under § 502 of the Bankruptcy Code, of all or any portion of any Agent’s or any Lender’s claim(s) for repayment of any of an Obligation incurred by any Loan Party; or (f) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor unless that legal or equitable discharge or defense is that of a Loan Party in its capacity as a Loan Party.
16.1.10    Any notice given by Borrower Representative under this Agreement shall constitute and be deemed to be notice given by all Loan Parties, jointly and severally. Notice given by any Agent or any Lender to Borrower Representative under this Agreement or pursuant to any other Loan Documents in accordance with the terms of this

Agreement or of any applicable other Loan Document shall constitute notice to each Loan Party. The knowledge of any Loan Party shall be imputed to all Loan Parties and any consent by Borrower Representative or any Loan Party shall constitute the consent of, and shall bind, all Loan Parties.
16.1.11    This Section 16 is intended only to define the relative rights of Loan Parties and nothing set forth in this Section 16 is intended to or shall impair the obligations of Loan Parties, jointly and severally, to pay any amounts as and when the same become due and payable in accordance with the terms of this Agreement or any other Loan Documents. Nothing contained in this Section 16 limits the liability of any Loan Party to pay the credit facilities made directly or indirectly to that Loan Party and accrued interest, fees, and expenses with respect thereto for which that Loan Party is primarily liable.
16.1.12    The parties to this Agreement acknowledge that the rights of contribution and indemnification under this Section 16 constitute assets of each Loan Party to which any such contribution and indemnification is owing. The rights of any indemnifying Loan Party against the other Loan Parties under this Section 16 shall be exercisable upon the full and payment of the Obligations, and the termination of the Commitments.
16.1.13    No payment made by or for the account of a Loan Party, including, without limitation, (a) a payment made by that Loan Party on behalf of an Obligation of another Loan Party, or (b) a payment made by any other Person under any guaranty, shall entitle that Loan Party, by subrogation or otherwise, to any payment from that other Loan Party or from or out of property of that other Loan Party and that Loan Party shall not exercise any right or remedy against that other Loan Party or any property of that other Loan Party by reason of any performance of that Loan Party of its joint and several obligations hereunder, until, in each case, the termination of the Commitments, the expiration, termination, or Cash Collateralization of all letters of credit, and Payment in Full of all Obligations (other than contingent indemnification Obligations not then asserted).
ARTICLE XVII
APPOINTMENT OF BORROWER REPRESENTATIVE
17.1.1    Each Loan Party hereby irrevocably (until Payment in Full or a change pursuant to Section 17.1.4) appoints and constitutes Borrower Representative as its agent to request and receive the proceeds of advances in respect of the Loans (and to otherwise act on behalf of that Loan Party pursuant to this Agreement and the other Loan Documents) from the Lenders in the name or on behalf of that Loan Party. Administrative Agent may disburse those proceeds to the bank account of Borrower Representative (or any other Borrower) without notice to any other Borrower or any other Loan Party.
17.1.2    Each Loan Party hereby irrevocably (until Payment in Full or a change pursuant to Section 17.1.4) appoints and constitutes the Borrower Representative as its agent to (a) receive statements of account and all other notices from Administrative Agent with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents, (b) execute and deliver Compliance Certificates and all other notices, certificates and documents to be executed and/or delivered by any Loan Party under this Agreement or the other Loan Documents; and (c) otherwise act on behalf of that Loan Party pursuant to this Agreement and the other Loan Documents.
17.1.3    The authorizations contained in this Section 17 are coupled with an interest and are irrevocable until Payment in Full or a change pursuant to Section 17, and Administrative Agent may rely on any notice, request, information supplied by the Borrower Representative, every document executed by the Borrower Representative, every agreement made by the Borrower Representative or other action taken by the Borrower Representative in respect of any Borrower or other Loan Party as if the same were supplied, made or taken by that Borrower or Loan Party. Without limiting the generality of the foregoing, the failure of one or more Borrowers or other Loan Parties to join in the execution of any writing in connection with this Agreement will not relieve any Borrower or other Loan Party from obligations in respect of that writing.
17.1.4    No purported termination of or change in the appointment of Borrower Representative as agent will be effective without the prior written consent of Administrative Agent.
ARTICLE XVIII
CONVERSION RIGHTS
Section 18.1    Conversion on the Maturity Date. Subject to Section 18.3, each Tranche A-1 Lender, Tranche A-2 Lender, Tranche C Lender, Tranche D Lender and Tranche E Lender shall have a right to convert all or any portion of the Outstanding Obligations due to such Lender into Conversion Payment Shares on the Maturity Date applicable to such Lender’s Tranche A-1 Loans, Tranche A-2 Loans, Tranche C Loans, Tranche D Loans or Tranche E Loans, as applicable (such Maturity Date, a “Maturity Conversion Date”). In order to exercise its conversion rights under this Section 18.1, such Tranche A-1 Lender, Tranche A-2 Lender, Tranche C Lender, Tranche D Lender or Tranche E Lender must provide written notice (a “Maturity Conversion Notice”), which shall be irrevocable, to Ultimate Holdings on or prior to the second Business Day immediately preceding the Maturity Conversion Date specifying the percentage of the Outstanding Obligations due to such Lender that the Lender is electing to convert into Conversion Payment Shares pursuant to this Section 18.1. Subject to Section 18.3, all of the Outstanding Obligations due to any Tranche B-1 Lender or Tranche B-2 Lender shall automatically convert into Conversion Payment Shares on the Maturity Date applicable to such Lender’s Tranche B-1 Loans or Tranche B-2 Loans, as applicable, without any notice or election by such Lender.
Section 18.2    Early Conversion. Subject to Section 18.3, each Lender shall have a right to convert all or any portion of the Outstanding Obligations due to such Lender into Conversion Payment Shares at any time.  In order to exercise its conversion rights under this Section 18.2, a Lender must provide written notice (an “Optional Conversion Notice”), which shall be irrevocable, to Ultimate Holdings specifying the percentage of the Outstanding Obligations due to such Lender that the Lender is electing to convert into Conversion Payment Shares pursuant to this Section 18.2.
Section 18.3    Limitation on Conversion. Notwithstanding anything contained herein to the contrary, no conversion under Section 18.1 or Section 18.2 shall be effective unless Ultimate Holdings has received (or is deemed to have obtained) the Requisite Shareholder Approval prior to the Applicable Conversion Date to the extent required under the rules of the Applicable Exchange with respect to a conversion of Outstanding Obligations. If a conversion under Section 18.1 is not effective pursuant to this Section 18.3, the applicable Loans will convert as provided under Section 18.1 to the extent the Applicable Exchange Rules allow and the remainder of the Loan will mature on the applicable Maturity Date as if Section 18.1 did not apply to such remainder. If a conversion under Section 18.2 is not effective pursuant to this Section 18.3, the applicable Optional Conversion Notice shall be deemed null and void but Section 18.2 shall continue to apply to any future conversions. Ultimate Holdings hereby agrees to use its best efforts to obtain the Requisite Shareholder Approval (which may be deemed Requisite Shareholder Approval under the definition thereof) by the earlier of (a) the AgileThought, Inc. 2023 Annual Meeting of Stockholders or (b) May 15, 2023; provided however, that Ultimate Holdings hereby agrees to request from the Applicable Exchange as promptly as is commercially reasonable after the Amendment No. 4 Effective Date an interpretation of the applicable listing standards of the Applicable Exchange, which states that such shareholder approval is not required for Ultimate Holdings to issue Conversion Payment Shares upon conversion of the Outstanding Obligations (both in the aggregate and with respect to any individual Lender).
Section 18.4    Conversions Generally. Upon a Converting Lender’s receipt of the Conversion Payment Shares required to be delivered to such Converting Lender under Section

18.1 or Section 18.2, the Outstanding Obligations owed to such Converting Lender that have been converted shall be deemed to have Paid in Full.
Section 18.5    Mergers. Notwithstanding anything to the contrary herein, Ultimate Holdings may not consummate any (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination), (ii) any consolidation, merger or combination or similar transaction involving Ultimate Holdings, (iii) any sale, lease or other transfer to a third party of the consolidated assets of Ultimate Holdings and Ultimate Holdings’ Subsidiaries substantially as an entirety, or (iv) any statutory share exchange (any such event, a “Merger Event”) unless the resulting, surviving or transferee Person (the “Successor Company”), if not Ultimate Holdings, shall expressly assume all of the obligations of Ultimate Holdings under this Article XVIII; provided, however, that nothing in this Section 18.5 shall be construed to permit any event or transaction otherwise prohibited under this Agreement.
Section 18.6    Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.
18.6.1    In the case of: any Merger Event as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), at and after the effective time of such Merger Event, (a) the right to convert Outstanding Obligations in Conversion Payment Shares shall be changed into a right to convert such Outstanding Obligations into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that holders of shares of Common Stock are entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and (b) unless context requires otherwise, all references to “Common Stock” hereunder shall be deemed references to the Reference Property. At and after the effective time of any such Merger Event, any shares of Common Stock that Ultimate Holdings would have been required to deliver upon conversion of the Outstanding Obligations under Article XVIII shall instead be deliverable in Reference Property.
18.6.2    If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Outstanding Obligations will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock.

18.6.3    If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets of a Person other than Ultimate Holdings or the successor or purchasing corporation (excluding, for the avoidance of doubt, cash paid by such surviving company, successor or purchaser corporation, as the case may be, in such Merger Event), then such other Person shall execute such documentation with respect to the conversion of Outstanding Obligations as the Lenders and Ultimate Holdings in good faith determine to be commercially reasonable. The definitive agreement with respect to any Merger Event shall include such additional provisions as are reasonably necessary to protect the conversion rights of the Lenders under this Article XVIII.
18.6.4    If the Successor Issuer (if not Ultimate Holdings) following a Merger Event is a Public Issuer, such Successor Issuer shall grant to each Lender registration rights (to be effective upon such Lender becoming a Converting Lender) that are no less favorable to such Lender than any registration rights granted to any other Person in connection with such Merger Event. If the Successor Issuer (if not Ultimate Holdings) following a Merger Event is not a Public Issuer, such Successor Issuer shall grant each Lender registration rights (to be effective upon such Lender becoming a Converting Lender) that are no less favorable to such Lender than any registration rights granted in connection with such Merger Event to any other holder of the shares; provided that in no event shall such registration rights be less favorable to any Lender than the registration rights set forth in any Registration Rights Agreement then in effect. Following the consummation of any Merger Event in which Ultimate Holdings is not the Successor Issuer, all references in this Article XVIII to Ultimate Holdings shall be deemed replaced with references to the Successor Issuer.
18.6.5    Ultimate Holdings shall provide written notice of any Merger Event to the Lenders as promptly as practicable after the public announcement thereof.
18.6.6    Ultimate Holdings shall not become a party to any Merger Event unless its terms are consistent with this Section 18.6 and this Section 18.6 shall similarly apply to successive Merger Events.
18.6.7    If any change in the number, type or classes of the securities into which the Outstanding Obligations are convertible shall occur between the date hereof and any applicable Maturity Date by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, distribution of shares, or any stock dividend, the Applicable Price shall be appropriately and proportionately adjusted to reflect such change. In addition, if any other dividend or distribution is made by the Company, then, as of the date of such dividend or distribution, the Applicable Price shall be adjusted using an adjustment factor customary for public company convertible instruments.

Section 18.7    Delivery of Conversion Payment Shares. Ultimate Holdings shall deliver any Conversion Payment Shares required to be delivered to a Lender under this Article XVIII on the earlier of the applicable Maturity Date with respect to the Loans being converted and the applicable Optional Conversion Date. The Conversion Payment Shares will be issued in book-entry form and issued and delivered to the transfer agent for Ultimate Holdings and identified by restricted legends identifying the Conversion Payment Shares as restricted securities. A Converting Lender shall be deemed to be the holder of record of such Conversion Payment Shares as of 5:00 p.m. (New York City time) on the date the Conversion Payment Shares are required to be issued and delivered to the Converting Lender under this Section 18.7.
Section 18.8    Reservation of Shares; Listing. Ultimate Holdings shall keep reserved a sufficient number of shares of Common Stock to satisfy the conversion of all Outstanding Obligations. No later than the Business Day immediately following any Applicable Conversion Date, Ultimate Holdings shall take all action necessary, including amending its governing documents, to authorize and reserve sufficient Conversion Payment Shares such that (a) all Conversion Payment Shares required to be delivered by Ultimate Holdings in connection with such Applicable Conversion Date (1) shall be duly and validly authorized, reserved and available for issuance on or prior to the date such Conversion Payment Shares are delivered to any Converting Lender in accordance with Section 18.4 and (2) shall, upon issuance, be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable securities laws and (b) the issuance of such Conversion Payment Shares shall not be subject to any preemptive or similar rights. On or prior to the Amendment No. 4 Effective Date, Ultimate Holdings shall provide notice to the Nasdaq Capital Market with respect to the listing of a number of shares of Common Stock to satisfy the conversion of all Outstanding Obligations. Ultimate Holdings shall use its best efforts to effect and maintain the listing on a Permitted Exchange of its Common Stock.
Section 18.9    Calculations. Ultimate Holdings and any Converting Lenders shall, acting in good faith and in a commercially reasonable manner, jointly determine the number of Conversion Payment Shares with respect to any Conversion; provided that if Ultimate Holdings and such Converting Lenders cannot promptly agree on the number of Conversion Payment Shares with respect to such Conversion then they shall use their good faith efforts to jointly appoint a Calculation Agent to determine such number with respect to such Conversion; provided, further, that any failure to agree or related delay in the calculation of the number of Conversion Payment Shares shall extend the time provided for delivery of the any disputed number of Conversion Payment Shares (but, for the avoidance of doubt, not the number of Conversion Payment Shares not in dispute) until the second Business Day following the determination of the calculation as provided in this Section 18.9, and such extension or delay in payment with respect to the disputed portion of Conversion Payment Shares shall not be deemed a breach of any provision of this Agreement. If Ultimate Holdings and any Converting Lenders

are not able to promptly agree on a Calculation Agent with respect to a Conversion, then Ultimate Holdings shall appoint one Calculation Agent and the Converting Lenders shall appoint a second Calculation Agent and such appointed Calculation Agents shall each promptly determine the number of Conversion Payment Shares for such Conversion and the Conversion Payment Shares for such Conversion shall be deemed to be the average of the amounts determined by such Calculation Agents or, if only one Calculation Agent provides a determination of the Conversion Payment Shares prior to the date Conversion Payment Shares are required to be delivered in connection with the relevant Conversion, the number of Conversion Payment Shares determined by such Calculation Agent. Any determination of the Conversion Payment Shares pursuant to the terms of this Section 18.9 shall be final absent manifest error. All calculations under this Article XVIII shall be rounded to the nearest 1/10,000th, with 0.00005 rounded up to 0.0001; provided that the number of Conversion Payment Shares to be delivered to any Converting Lender shall be rounded up the nearest whole number.
Section 18.10    Conversion Information. Ultimate Holdings shall use commercially reasonable efforts to promptly provide any information to any Lender, or any Calculation Agent for purposes of Section 18.9, that such Lender or Calculation Agent determines in good faith to be reasonably necessary to make any calculations under this Article XVIII.
Section 18.11    Taxes. Ultimate Holdings shall pay any and all transfer, stamp and similar Taxes imposed by, or levied by or on behalf of, any governmental authority or agency having the power to tax that may be payable with respect to the issuance and delivery of the Conversion Payment Shares to any Converting Lender in connection with any Conversion. For the avoidance of doubt, Ultimate Holdings shall not be responsible for any such transfer, stamp and similar Taxes that may be payable with respect to the issuance and delivery of the Conversion Payment Shares to any Person that is not the Converting Lender, including any nominee, assignee or transferee of the Converting Lender, if such Taxes would not have been imposed or be payable had the Conversion Payment Shares been issued in the name of the Converting Lender.
Section 18.12    Peso Loans. Conversions of Outstanding Obligations hereunder shall be made by reference to the Dollar amount thereof. In the case of any Outstanding Obligations denominated in Pesos, the Dollar amount thereof shall be determined by reference to the Conversion Rate as of the relevant Applicable Conversion Date.
Section 18.13    Additional Definitions. When used in this Article XVIII, the following terms shall have the following meanings:
“Applicable Conversion Date” means, (a) with respect to a conversion by a Lender under Section 18.1, the Maturity Date applicable to such Lender’s Loans, and (b) with respect to a conversion by a Lender under Section 18.2, the applicable Optional Conversion Date.
“Applicable Exchange” means, at any time, the principal United States exchange on which the Common Stock is then listed.
“Applicable Price” means U.S.$4.64; and provided further that notwithstanding anything to the contrary, a Converting Lender and Ultimate Holdings may agree in writing to use any Applicable Price with respect to any Conversion by such Converting Lender, subject to compliance with any Requirement of Law, including the rules and regulations of the Applicable Exchange. Following any Merger Event pursuant to which the Outstanding Obligations become convertible into Reference Property, the Applicable Price will be with respect to one unit of Reference Property.
“Calculation Agent” means a leading international financial institution that is not an Affiliate of Ultimate Holdings or any Lender.
“Common Stock” means Class A Common Stock, $0.0001 par value per share, of Ultimate Holdings.
“Conversion” means the exercise (including automatic exercise) of a conversion right under Section 18.1 or Section 18.2 by any Lender.
“Conversion Payment Shares” means, with respect to any Conversion by a Lender, a number of shares of Common Stock equal to the portion of such Lender’s Outstanding Obligations being converted divided by the Applicable Price with respect to the relevant Applicable Conversion Date. Following any Merger Event pursuant to which the Outstanding Obligations become convertible into Reference Property, each Conversion Payment Share will be deemed replaced with one unit of Reference Property.
“Converting Lender” means, with respect to any conversion of Outstanding Obligations, the Lender that has elected to convert under Section 18.1 or Section 18.2.
“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts traded on any U.S. exchange relating to the Common Stock.

“Optional Conversion Date” means, with respect to a Lender, the second Scheduled Trading Date following the date such Lender delivers written notice to Ultimate Holdings electing to convert under Section 18.2.
“Outstanding Obligations” means the then-outstanding aggregate principal amounts of the Loans (including any interest previously capitalized and added to principal), together with any accrued interest to, but excluding, the Applicable Conversion Date and any fees payable pursuant to Section 5.2 hereof.
“Permitted Exchange” means the New York Stock Exchange, NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (or any of their respective successors).
“Public Issuer” means a Successor Issuer in a Merger Event a class of whose common stock or equivalent Equity Interests is listed or admitted for trading on a Permitted Exchange.
“Requisite Shareholder Approval” means advance shareholder approval with respect to the issuance of Conversion Payment Shares upon conversion of the Outstanding Obligations (a) to any officer, director (including any director that is an Affiliate of a Lender), employee or consultant for issuances that would constitute a discounted issuance of Common Stock pursuant to Rule 5635(c) of the Nasdaq Stock Market; (b) to any Lender to the extent such issuance would constitute a change of control pursuant to Rule 5635(b) of the Nasdaq Stock Market (or such similar rules of the Applicable Exchange); (c) to the extent such issuance would be a “20% Issuance” at a price that is less than the “Minimum Price” pursuant to, and as such terms are defined under, Rule 5635(c) of the Nasdaq Stock Market; and (d) as otherwise required by the Applicable Exchange; provided, however, that the applicable Requisite Shareholder Approval will be deemed to be obtained if, due to (A) any amendment or binding change in the interpretation of the applicable listing standards of the Applicable Exchange or (B) the receipt by Ultimate Holdings from the Applicable Exchange of an interpretation of the applicable listing standards of the Applicable Exchange, which states that such shareholder approval is not required for Ultimate Holdings to issue Conversion Payment Shares upon conversion of all Outstanding Obligations.
“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Scheduled Trading Day” means a Business Day.

“Successor Issuer” means a Person who is a successor of Ultimate Holdings or a Person who issues common stock or equivalent Equity Interests in any Merger Event in which the shares of the Common Stock are converted into or exchanged for, in whole or in part, common stock or equivalent Equity Interests of such Person.
“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.
ARTICLE XIX
GUARANTY
Section 19.1    Guaranty. Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of the Borrowers, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding) fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrowers, being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Secured Parties in enforcing any rights under the guaranty set forth in this Article XIX. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrowers to the Secured Parties under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the Borrowers. Notwithstanding any of the foregoing, Guaranteed Obligations shall not include any Excluded Swap Obligations. In no event shall the obligation of any Guarantor hereunder exceed the maximum amount such Guarantor could guarantee under any Debtor Relief Law.
Section 19.2    Guaranty Absolute. Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. Each Guarantor agrees that this Article XIX constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Agent or any Lender to any Collateral. The obligations of each Guarantor under this Article XIX are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor under this Article XIX shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:
(a)    any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;
(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;
(c)    any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;
(d)    the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including, without limitation, any Secured Party;
(e)    any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or
(f)    any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Secured Parties that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.
This Article XIX shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Secured Parties or any other Person upon the insolvency, bankruptcy or reorganization of the Borrowers or otherwise, all as though such payment had not been made.
Section 19.3    Waiver. Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article XIX and any requirement that the Secured Parties exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (iii) any right to compel or direct any Secured Party to seek payment or recovery of any amounts owed under this Article XIX from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that any Secured Party protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense available to any Guarantor. Each Guarantor agrees that the Secured Parties shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 19.3 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Article XIX, and acknowledges that this Article XIX is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
Section 19.4    Continuing Guaranty; Assignments. This Article XIX is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XIX and the New Senior Credit Agreement Final Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, its Loans owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 15.6.
Section 19.5    Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Article XIX, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Secured Parties against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XIX shall have been paid in full in cash and the New Senior Credit Agreement Final

Maturity Date shall have occurred. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XIX and the New Senior Credit Agreement Final Maturity Date such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article XIX, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Article XIX thereafter arising. If (i) any Guarantor shall make payment to the Secured Parties of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Article XIX shall be paid in full in cash and (iii) the New Senior Credit Agreement Final Maturity Date shall have occurred, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.
Section 19.6    Contribution. All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Article XIX. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Article XIX such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Article XIX in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Article XIX that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Guarantor for purposes of this Section 19.6, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to any Guarantor as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Article XIX (including, without limitation, in respect of this Section 19.6), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 19.6. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 19.6 shall not be construed in any way to limit the liability of any Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 19.6.
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